Exhibit 2.1 AGREEMENT AND PLAN OF MERGER by and among GENESIS ACQUISITION HOLDINGS CORP., NEOGENOMICS LABORATORIES, INC., GENOPTIX MERGER SUB, INC. and AMPERSAND 2014 LIMITED PARTNERSHIP, as the Stockholders’ Representative October 23, 2018

Table of Contents Page ARTICLE I THE MERGER ........................................................................................................... 2 1.01 The Merger...................................................................................................................... 2 1.02 Effective Time ................................................................................................................ 2 1.03 Effects of Merger ............................................................................................................ 2 1.04 Effect on Company Stock ............................................................................................... 2 1.05 Effect on Company Equity Awards ................................................................................ 2 1.06 Effect on Common Stock of the Merger Sub .................................................................. 3 1.07 Payment and Exchange Procedures ................................................................................ 3 1.08 Organizational Documents.............................................................................................. 4 1.09 Directors and Officers ..................................................................................................... 4 1.10 Paying Agent; Escrow Agent .......................................................................................... 5 1.11 Tax Withholding ............................................................................................................. 5 1.12 Escrow............................................................................................................................. 5 1.13 Dissenting Shares ............................................................................................................ 6 ARTICLE II THE CLOSING ......................................................................................................... 7 2.01 The Closing ..................................................................................................................... 7 2.02 The Closing Transactions ............................................................................................... 7 2.03 Net Working Capital Adjustment ................................................................................... 7 2.04 Preparation of the Closing Statements; Cooperation. ................................................... 10 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY .................. 10 3.01 Organization and Power ................................................................................................ 10 3.02 Subsidiaries ................................................................................................................... 10 3.03 Certificate of Incorporation; Bylaws ............................................................................ 11 3.04 Authorization; No Breach; Valid and Binding Agreement........................................... 11 3.05 Capitalization ................................................................................................................ 12 3.06 Financial Statements ..................................................................................................... 13 3.07 Absence of Certain Developments; Undisclosed Liabilities ........................................ 13 3.08 Title to Assets ............................................................................................................... 14 3.09 Healthcare Matters ........................................................................................................ 14 3.10 Real Property ................................................................................................................ 17 3.11 Tax Matters ................................................................................................................... 17 3.12 Contracts and Commitments ......................................................................................... 19 3.13 Intellectual Property ...................................................................................................... 21 3.14 Legal Proceedings ......................................................................................................... 21 3.15 Governmental Consents, etc. ........................................................................................ 21 3.16 Employee Benefit Plans ................................................................................................ 22 3.17 Insurance ....................................................................................................................... 23 3.18 Compliance with Laws ................................................................................................. 23 3.19 Environmental Matters.................................................................................................. 24 3.20 Affiliated Transactions.................................................................................................. 24 3.21 Labor and Employment................................................................................................. 24 3.22 Brokerage ...................................................................................................................... 25 3.23 No Other Representations or Warranties ...................................................................... 25

Table of Contents (Continued) Page ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER SUB ............................................................................................................................. 26 4.01 Organization and Power ................................................................................................ 26 4.02 Authorization ................................................................................................................ 26 4.03 [Reserved] ..................................................................................................................... 26 4.04 Non-Contravention; Required Filings and Consents .................................................... 26 4.05 No Actions Challenging the Merger ............................................................................. 27 4.06 Ownership of Company Shares .................................................................................... 27 4.07 Brokerage ...................................................................................................................... 27 4.08 Parent Financial Resources ........................................................................................... 28 4.09 Solvency ........................................................................................................................ 28 4.10 Parent Entity.................................................................................................................. 28 4.11 [Reserved] ..................................................................................................................... 28 4.12 Investment Representation ............................................................................................ 28 4.13 Activities of the Merger Sub ......................................................................................... 28 4.14 No Other Representations ............................................................................................. 28 4.15 R&W Insurance Policy ................................................................................................. 29 ARTICLE V COVENANTS OF THE COMPANY ..................................................................... 30 5.01 Conduct of the Business................................................................................................ 30 5.02 Access to Books and Records ....................................................................................... 31 5.03 Efforts to Consummate ................................................................................................. 32 5.04 Exclusive Dealing ......................................................................................................... 33 5.05 Notification ................................................................................................................... 34 5.06 Regulatory Approvals ................................................................................................... 34 5.07 Title Insurance .............................................................................................................. 35 5.08 Lease Estoppels ............................................................................................................. 36 ARTICLE VI COVENANTS OF THE PARENT ........................................................................ 36 6.01 Access to Books and Records ....................................................................................... 36 6.02 Notification ................................................................................................................... 37 6.03 Indemnification of Officers and Directors of the Company ......................................... 37 6.04 Efforts to Consummate ................................................................................................. 37 6.05 Conduct of Business of the Parent ................................................................................ 38 6.06 R&W Insurance Policy ................................................................................................. 38 6.07 Employee Matters ......................................................................................................... 38 6.08 Regulatory Approvals ................................................................................................... 40 ARTICLE VII CONDITIONS TO CLOSING ............................................................................. 41 7.01 Conditions to the Parent’s and the Merger Sub’s Obligations ...................................... 41 7.02 Conditions to the Company’s Obligations .................................................................... 42 ARTICLE VIII SURVIVAL......................................................................................................... 43 8.01 Survival of Representations and Warranties ................................................................. 43 8.02 Indemnification Provisions for Benefit of Parent ......................................................... 43 8.03 Matters Involving Third Parties .................................................................................... 45 ii

Table of Contents (Continued) Page 8.04 Exclusive Remedy ........................................................................................................ 47 8.05 Other Indemnification Matters ...................................................................................... 47 8.06 Release of Escrow Fund................................................................................................ 48 8.07 Effect of Investigation................................................................................................... 49 ARTICLE IX TERMINATION .................................................................................................... 49 9.01 Termination ................................................................................................................... 49 9.02 Effect of Termination .................................................................................................... 50 ARTICLE X ADDITIONAL COVENANTS ............................................................................... 50 10.01 Disclosure Schedules ................................................................................................ 50 ARTICLE XI DEFINITIONS....................................................................................................... 51 11.01 Definitions................................................................................................................. 51 11.02 Other Interpretive Provisions .................................................................................... 65 ARTICLE XII MISCELLANEOUS ............................................................................................. 65 12.01 Press Releases and Communications ........................................................................ 65 12.02 Expenses ................................................................................................................... 66 12.03 Notices ...................................................................................................................... 66 12.04 Assignment ............................................................................................................... 67 12.05 Severability ............................................................................................................... 67 12.06 References ................................................................................................................. 68 12.07 Construction .............................................................................................................. 68 12.08 Amendment and Waiver ........................................................................................... 68 12.09 Complete Agreement ................................................................................................ 69 12.10 Third Party Beneficiaries .......................................................................................... 69 12.11 Waiver of Trial by Jury ............................................................................................. 69 12.12 Parent Deliveries ....................................................................................................... 69 12.13 Delivery by Facsimile or Email ................................................................................ 69 12.14 Counterparts .............................................................................................................. 70 12.15 Governing Law ......................................................................................................... 70 12.16 Jurisdiction ................................................................................................................ 70 12.17 Specific Performance ................................................................................................ 70 12.18 Designation of the Representative ............................................................................ 71 iii

INDEX OF EXHIBITS Exhibit A Form of Certificate of Merger Exhibit B Form of Letter of Transmittal Exhibit C Form of Certificate of Incorporation of Surviving Company Exhibit D Form of Bylaws of Surviving Company Exhibit E Form of Joinder and Release Agreement by Indemnifying Fund Stockholders Exhibit F R&W Insurance Policy iv

AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 23, 2018, is made by and among Genesis Acquisition Holdings Corp., a Delaware corporation (the “Company”), NeoGenomics Laboratories, Inc., a Florida corporation (the “Parent”), Genoptix Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Parent (the “Merger Sub”), and Ampersand 2014 Limited Partnership, a Delaware limited partnership, solely in its capacity as Stockholders’ Representative (as hereinafter defined). The Parent, the Merger Sub and the Company, shall be referred to herein from time to time as a “Party” and collectively as the “Parties.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Article XI below. WHEREAS, the respective boards of directors of the Company (“Company Board”), Merger Sub (the “Merger Sub Board”) and the Parent (“Parent Board”) each believe that the Merger (as defined below) in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits and schedules hereto and the other Contemplated Transactions are advisable and in the best interests of their respective stockholders; WHEREAS, the Company Board, the Merger Sub Board and the Parent Board have each approved and declared advisable this Agreement and the Contemplated Transactions, including the Merger, upon the terms and subject to the conditions set forth herein; WHEREAS, the Company Board and the Merger Sub Board have each recommended that their respective stockholders adopt this Agreement; WHEREAS, as a condition and inducement to the Parent’s willingness to enter into this Agreement, prior to or concurrently herewith, and conditioned upon the execution of this Agreement, (i) the Company Stockholders set forth on Schedule 11.01 have executed a written (or electronic) consent (the “Stockholder Consents”) adopting this Agreement (including the Merger), which Stockholder Consents are irrevocable and effective immediately following the execution of this Agreement by all Parties hereto and such Stockholder Consents are sufficient to provide or cause to be provided the Company Stockholder Approval, copies of which have been made available to the Parent and (ii) each of Ampersand 2014 Limited Partnership, Genesis Investco LP and 1315 Capital, LP (each an “Indemnifying Fund Stockholder”) is executing and delivering to the Parent a Joinder and Release Agreement in substantially the form attached hereto as Exhibit E, in each case, to become effective upon the Closing (collectively, the “Joinders”); WHEREAS, this Agreement provides for the Merger, and in connection therewith, all of the issued and outstanding shares of Company Stock shall be exchanged for consideration as set forth in this Agreement; and WHEREAS, the parties to this Agreement desire to make certain representations, warranties, covenants and other agreements in connection with the Merger. 1

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: ARTICLE I THE MERGER 1.01 The Merger. Subject to the terms and conditions hereof, at the Effective Time, the Merger Sub shall merge (the “Merger”) with and into the Company in accordance with the Delaware General Corporation Law (the “DGCL”), whereupon the separate existence of the Merger Sub shall cease, and the Company shall be the surviving company (the “Surviving Company”). 1.02 Effective Time. At the Closing, the Company shall cause a certificate of merger substantially in the form of Exhibit A attached hereto (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such other time as the Parent and the Company shall agree and specify in the Certificate of Merger (the “Effective Time”). 1.03 Effects of Merger. From and after the Effective Time, the Merger shall have the effects set forth in the DGCL and this Agreement. 1.04 Effect on Company Stock. Subject to Section 1.12 and Section 2.03, upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Parent, the Merger Sub or any Company Stockholder: (a) Each share of Series A Preferred Stock issued and outstanding as of immediately prior to the Effective Time shall be automatically converted into the right to receive (i) the Per Share Series A Preferred Stock Consideration plus (ii) the Per Share Common Stock Consideration. (b) Each share of Company Common Stock issued and outstanding as of immediately prior to the Effective Time shall be automatically converted into the right to receive the Per Share Common Stock Consideration. 1.05 Effect on Company Equity Awards. (a) Neither the Parent nor the Merger Sub shall assume any Company Stock Options in connection with any of the Contemplated Transactions. At the Effective Time, each In-the-Money Company Stock Option that is exercisable, vested, or deemed vested under an acceleration schedule approved by the Company Board, by virtue of the Merger and without any action on the part of any optionholder, shall be canceled and converted into the right to receive an amount equal to the Option Consideration, without interest, and subject to deduction for any required employee-paid payroll or withholding Tax. “Option Consideration” means, with respect 2 to each In-the-Money Company Stock Option, an amount in cash equal to (A) the Per Share Common Stock Cash Consideration plus the Per Share Common Stock Equity Consideration Valuation minus the exercise price of such Company Stock Option multiplied by (B) the aggregate number of shares of Company Stock subject to the vested portion of such Company Stock Option immediately prior to the Effective Time (taking into account any acceleration of vesting) (the “Option Common Stock”); provided, however, any Company Stock Option that is not an In-the-Money Company Stock Option shall be canceled and terminated without any payment being made in respect thereof. (b) Neither the Parent nor the Merger Sub shall assume any Company Restricted Stock Award in connection with any of the Contemplated Transactions. At the Effective Time, each Company Restricted Stock Award that is exercisable, vested, or deemed vested under an acceleration schedule approved by the Company Board, by virtue of the Merger and without any action on the part of the holder thereof, shall be canceled and converted into the right to receive from the Parent or the Surviving Company, promptly following the Effective Time, an amount, without interest and subject to deduction for any required employee-paid payroll or withholding Tax, equal to the product of: (i) the Per Share Common Stock Consideration; and (ii) the number of shares of Company Stock subject to such Company Restricted Stock Award. (c) As of the Effective Time, the Company Equity Incentive Plan shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the share capital of the Group Companies shall be canceled. (d) Prior to the Closing, the Company shall take such actions as are necessary to approve and effectuate the foregoing provisions of this Section 1.05, including making any determinations and/or resolutions of the Company Board or a committee thereof or any administrator of the Company Equity Incentive Plan as may be necessary, so as to ensure that, from and after the Effective Time, holders of Company Stock Options and Company Restricted Stock Awards have no rights with respect thereto other than those specifically provided in this Section 1.05. 1.06 Effect on Common Stock of the Merger Sub. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of common stock, $0.001 par value, of the Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued and fully paid share of common stock, $0.001 par value, of the Surviving Company. 1.07 Payment and Exchange Procedures. The Parent shall effect the exchange of cash and NeoGenomics’ Common Stock for the shares of Company Stock that are outstanding as of immediately prior to the Effective Time and entitled to payment pursuant to Section 1.04. In connection with such exchange, by no later than ten (10) Business Days prior to the Closing Date, the Parent shall provide (or cause the Paying Agent to provide) each holder of Company Stock with a Letter of Transmittal, substantially in the form of Exhibit B attached hereto (a “Letter of Transmittal”). Each holder of Company Stock outstanding as of immediately prior to 3 the Effective Time may deliver a duly executed and completed Letter of Transmittal and, after the Effective Time, the Parent shall, or shall cause the Paying Agent to, promptly (and in any event within two (2) Business Days) after the Parent’s or the Paying Agent’s receipt of such duly executed and completed Letter of Transmittal deliver or cause to be delivered to such holder a wire transfer in an amount equal to the amount of cash and Equity Consideration to which such holder is entitled under Section 1.04, to the account(s) designated by such holder in such holder’s Letter of Transmittal; provided, that the Parent shall, or shall cause the Paying Agent to, deliver or cause to be delivered such amounts on the Closing Date to any holder of Company Stock that has delivered a duly executed and completed Letter of Transmittal to the Parent or the Paying Agent at least two (2) Business Days prior to the Closing Date. Any share of Company Stock held by a Company Stockholder that has delivered a Letter of Transmittal to the Parent or the Paying Agent pursuant to this Section 1.07 shall not be transferable on the books of the Company without the Parent’s prior written consent. At the Effective Time, the share transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of Company Stock theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto except as otherwise provided in this Agreement or by Law. 1.08 Organizational Documents. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Merger Sub, the Company or the stockholders of any of the foregoing, the certificate of incorporation of the Surviving Company shall be amended and restated to read in its entirety as set forth on Exhibit C hereto and, as so amended, shall be the amended and restated certificate of incorporation of the Surviving Company until thereafter further amended in accordance with the provisions thereof and the DGCL. Prior to the Effective Time, the bylaws of the Surviving Company shall be amended and restated in its entirety as set forth on Exhibit D hereto and, as so amended, shall be the bylaws of the Surviving Company until thereafter amended in accordance with the DGCL. 1.09 Directors and Officers. (a) From and after the Effective Time, until successors are duly elected, appointed or otherwise designated in accordance with applicable Law, the members of the board of directors and the officers of the Surviving Company shall be the respective individuals who are designated as directors and officers on Schedule 1.09(a). (b) The Company shall prepare and deliver to the Parent at the Closing evidence reasonably satisfactory to the Parent of (i) the resignation from office as a director of the Company of those individuals specified by the Parent prior to the Effective Time and, in each case, effective at the Effective Time, and (ii) the adoption of any necessary resolutions by the Company Board to effect as of the Effective Time the actions set forth in this Section 1.09 (including (A) the director appointments of the individuals set forth on Schedule 1.09(a) and (B) the amendment and restatement of the bylaws of the Surviving Company as contemplated by Section 1.08). The Company and the Parent agree that any such resignation as a director does not terminate any employment relationship of such individual with the Company, and shall be without prejudice to any rights that such director may have under any existing employment, severance or other similar agreement with the Company or under applicable Law. 4

1.10 Paying Agent; Escrow Agent. (a) Prior to the Closing, the Parent (at its sole cost and expense) shall designate a bank or trust company, reasonably acceptable to the Company, to act as paying agent (the “Paying Agent”) for the payment of amounts payable in respect of the Company Stock in accordance with the terms of this Agreement, and, in connection therewith, shall enter into an exchange agreement or paying agent agreement with the Paying Agent in form and substance reasonably acceptable to the Company (the “Paying Agent Agreement”). (b) Prior to the Closing, the Parent (at its sole cost and expense) shall appoint Citibank, N.A. to act as escrow agent (the “Escrow Agent”) and, in connection therewith, at the Closing, the Parent, Escrow Agent and the Stockholders’ Representative shall enter into an escrow agreement with the Escrow Agent in form and substance reasonably acceptable to the Company (the “Escrow Agreement”). 1.11 Tax Withholding. Notwithstanding anything in this Agreement to the contrary, the Surviving Company, Paying Agent, Escrow Agent, the Parent, and Merger Sub, if applicable, shall be entitled to deduct and withhold (or cause the Paying Agent to deduct and withhold) from the amount otherwise payable to any Person pursuant to this Agreement or the Escrow Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and timely paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. 1.12 Escrow. (a) At the Closing, the Parent shall deposit, or shall cause to be deposited, with the Escrow Agent the: (i) Indemnification Escrow Amount (such amount, including any interest or other amounts earned thereon and less any disbursements therefrom in accordance with the Escrow Agreement, the “Indemnification Escrow Fund”), to be held for the purpose of securing the obligations of the Company Stockholders pursuant to Section 2.03, Section 8.02(a)(i), Section 8.02(a)(ii) and Section 8.02(a)(iii); and (ii) Severance Escrow Amount (such amount, including any interest or other amounts earned thereon and less any disbursements therefrom in accordance with the Escrow Agreement, the “Severance Escrow Fund,” collectively with the Indemnification Escrow Fund, the “Escrow Funds”), to be held for the purpose of securing the obligations of the Company Stockholders pursuant to Section 8.02(a)(iv). (b) The Indemnification Escrow Amount and the Severance Escrow Amount (collectively, the “Escrow Amount”) shall be held and disbursed by the Escrow Agent solely for the purposes and in accordance with the terms of this Agreement and the Escrow Agreement. The Escrow Amount will not be subject to any Lien, attachment, trustee process or any other judicial process of any creditor of any Party. 5

1.13 Dissenting Shares (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the relevant provisions of Section 262 of the DGCL (such shares, the “Dissenting Shares”), shall not be converted into the right to receive the applicable consideration for such share under Section 1.04 and Section 1.05(b), but instead the holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL to a holder of Dissenting Shares. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and the holder thereof shall cease to have any rights with respect thereto, except the right to receive the fair value or, if applicable, the fair market value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. (b) If any Company Stockholder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its rights to appraisal, or, if applicable, dissenters’ rights, such holder’s Dissenting Shares shall thereupon be treated as if such shares had been automatically converted, as of the Effective Time, into the right to receive the applicable consideration for such shares under Sections 1.04 and 1.05(b). (c) The Company shall give the Parent (i) prompt notice of any written demands for appraisal, withdrawals of such demands and any other instruments received by the Company relating to rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. Neither the Parent nor the Company shall, except with the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment, and, prior to the Effective Time, the Parent shall not require the Company to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands. (d) Promptly after the execution of this Agreement, but in no event later than one (1) Business Day following the date of this Agreement, the Company shall mail an information statement (the “Information Statement”) in accordance with the requirements of Section 228 and 262(d)(2) of the DGCL which shall, among other things: (i) summarize the terms of this Agreement; (ii) include summary financial statements for the Company’s fiscal years ended December 31, 2016 and 2017 and the interim period ended September 30, 2018 and any other information required by the Delaware Law; and (iii) notify any holder of Company Stock who did not execute the Stockholder Consent of (X) the corporate action taken by those Company Stockholders who did execute the Stockholder Consent and (Y) the availability of appraisal rights under Section 262 of the DGCL. The Information Statement, including any exhibits, amendments or supplements thereto, shall be subject to review and approval by the Parent, which approval shall not be unreasonably withheld, conditioned or delayed. 6

ARTICLE II THE CLOSING 2.01 The Closing. The closing of the Contemplated Transactions (the “Closing”) shall take place at the offices of Paul Hastings LLP located at 4747 Executive Drive, 12th Floor, San Diego, California 92121 at 9:00 a.m. Pacific time on the second Business Day following satisfaction or waiver (by the Person entitled to the benefit thereof) of the conditions set forth in Article VII hereof (other than those conditions which by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (by the Person entitled to the benefit thereof) of such conditions) or on such other date and/or time as is mutually agreed upon by the Parent and the Company. The date on which the Closing occurs is referred to herein as the “Closing Date.” 2.02 The Closing Transactions. Subject to the terms and conditions set forth in this Agreement, the Parties shall consummate the following transactions at the Closing: (a) the Company and the Merger Sub shall cause the Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware; (b) the Parent shall deliver the Escrow Amount to the Escrow Agent pursuant to Section 1.12 hereof; (c) the Parent shall pay the amounts due and owing pursuant to the Credit Facilities (as set forth in the related payoff letters delivered to the Company); and (d) the Parent shall pay the Estimated Closing Cash Payment and issue and deliver the Equity Consideration to the Paying Agent (for further distribution by the Paying Agent in accordance with the Paying Agent Agreement). 2.03 Net Working Capital Adjustment (a) Estimated Closing Cash Payment. (i) Not less than five (5) Business Days prior to the Closing Date, the Company shall deliver to the Parent (A) a statement certified by the Chief Financial Officer of the Company setting forth the Company’s good faith estimate of the Working Capital Adjustment, if any, and, based on such estimates, an estimate of the Closing Cash Payment together with a reasonable itemization and reasonable supporting detail of each item set forth therein (the “Estimated Closing Cash Payment”) and (B) an estimated balance sheet of the Group Companies as of the Adjustment Time (without giving effect to the transactions contemplated herein) ((A) and (B) collectively, the “Estimated Closing Statement”), which shall be prepared in accordance with GAAP. (ii) After delivery of the Estimated Closing Statement, the Parent and, to the extent reasonably requested, its accountants, shall have reasonable access during normal business hours to the books and records and work papers of the Group Companies necessary to compute and verify the information set forth in the Estimated 7

Closing Statement and during such time the Parent and its accountants shall be permitted to make reasonable inquiries of the Company and its accountants regarding questions concerning or disagreements with the Estimated Closing Statement arising in the course of their review thereof. If Parent has any objections to the Estimated Closing Statement at any time prior to the Closing, Parent shall promptly provide the Company with written notice of its disputes and objections (“Estimated Closing Statement Disputes”) and Parent and the Company shall negotiate in good faith to resolve Estimated Closing Statement Disputes; provided, that if the Parties are not able to resolve such differences on or before the Business Day immediately prior to the Closing Date, the Estimated Closing Cash Payment for purposes of Closing shall be the Company’s calculation of the Estimated Closing Cash Payment. (b) In addition, concurrently with delivery of the Estimated Closing Statement, the Company shall deliver to the Parent a calculation, based on the Estimated Closing Cash Payment calculation, of the amounts payable in connection with the Closing to each Company Stockholder pursuant to Sections 1.04, 1.05(a), and 1.05(b), which shall set forth (i) the names and addresses of all Company Stockholders and holders of Company Stock Options and the number of shares of Company Common Stock and Series A Preferred Stock held by (and/or that are subject to the Company Stock Options held by) such Persons and the amount of Option Consideration owed to them, if any, (ii) calculations of the Estimated Closing Cash Payment, and (iii) each Company Stockholder’s Per Share Portion of the Estimated Closing Cash Payment, Equity Consideration and Escrow Amount (collectively, the “Consideration Spreadsheet”). The Parties agree that Parent shall be entitled to rely on the Consideration Spreadsheet in making payments hereunder and neither Parent nor Merger Sub shall be responsible for the calculations or the determinations regarding such calculations in the Consideration Spreadsheet. (c) Final Calculations. (i) Within ninety (90) days after the Closing Date, the Parent shall prepare and deliver to the Stockholders’ Representative (A) a statement certified by the Chief Financial Officer of the Parent setting forth the Parent’s good faith calculation of the Working Capital and the Working Capital Adjustment, if any, and the Closing Cash Payment together with a reasonable itemization and reasonable supporting detail of each item set forth therein, (B) an unaudited balance sheet of the Group Companies as of the Closing Date (without giving effect to the transactions contemplated herein) (A) and (B) collectively, the “Closing Statement”, which shall be prepared in accordance with GAAP. If the Closing Statement is not delivered to the Stockholders’ Representative within such ninety (90) day period, the Parent shall be deemed to have agreed to the Estimated Closing Statement and the calculations contained therein in their entirety, and agreed that such Estimated Closing Statement and the calculations contained therein shall be final, binding and non-appealable by the Parties. After delivery of the Closing Statement, the Parent shall provide the Stockholders’ Representative reasonable access during normal business hours to the books and records and work papers reasonably requested by the Stockholders’ Representative necessary to compute and verify the information set forth in the Closing Statement. After delivery of the Closing Statement, the Stockholders’ Representative and its accountants shall be permitted to make inquiries of the Parent and 8 the Company and their accountants regarding questions concerning or disagreements with the Closing Statement arising in the course of their review thereof. If the Stockholders’ Representative has any objections to the Closing Statement, then the Stockholders’ Representative shall deliver to the Parent a statement (an “Objection Statement”) setting forth its disputes or objections (the “Objection Disputes”) to the Closing Statement and, to the extent practical, the Stockholders’ Representative’s proposed resolution of each such Objection Dispute. If an Objection Statement is not delivered to the Parent within thirty (30) days after receipt of the Closing Statement by the Stockholders’ Representative, then the Closing Statement as originally received by the Stockholders’ Representative shall be final, binding and non-appealable by the Parties. If an Objection Statement is timely delivered, then the Parent and the Stockholders’ Representative shall negotiate in good faith to resolve any Objection Disputes, but if they do not reach a final resolution within thirty (30) days after the delivery of the Objection Statement, the Stockholders’ Representative and the Parent shall submit each unresolved Objection Dispute to a mutually acceptable national independent accounting firm (the “Independent Auditor”) to resolve such Objection Disputes. The Independent Auditor shall be instructed to set forth a procedure to provide for prompt resolution of any unresolved Objection Disputes and, in any event, to make its determination in respect of such Objection Disputes within thirty (30) days following its retention. In making its determination, the Independent Auditor will not review any matters not specifically identified by the Stockholders’ Representative as being in dispute in the Objection Statement. The Independent Auditor will make its determination in accordance with GAAP and in accordance with the provisions in this Agreement defining Working Capital to the extent they are inconsistent with GAAP. The Independent Auditor’s determination of such Objection Disputes shall be treated as expert determinations or appraisals under the Delaware Law and such expert determinations shall be final and binding upon the Parties and not subject to review by a court or other tribunal; provided, however, that no such determination with respect to any item reflected in the Objection Statement shall be any more favorable to the Parent than is set forth in the Closing Statement or any more favorable to the Stockholders’ Representative than is proposed in the Objection Statement. The Parent, on the one hand, and the Stockholders’ Representative, on behalf of the stockholders of the Company, on the other hand, each shall be responsible for fifty percent (50%) of all of the fees, costs and expenses of, and any retainer for, the Independent Auditor. The final Closing Statement, however determined pursuant to this Section 2.03(c), will produce the Working Capital Adjustment, if any, as of the Closing Date, in each case to be used to determine the final Closing Cash Payment. (ii) If after the final determination pursuant to Section 2.03(c)(i), the final Closing Cash Payment is greater than the Estimated Closing Cash Payment, then the Parent shall promptly (but in any event within five (5) Business Days of the final determination thereof) pay to the Stockholders’ Representative (for the benefit of the Company Stockholders) such difference by wire transfer of immediately available funds to an account or accounts designated by the Stockholders’ Representative (which amount shall be distributed to the Company Stockholders based on each Company Stockholder’s respective Pro Rata Percentage). 9

(iii) If after the final determination pursuant to Section 2.03(c)(i), the Estimated Closing Cash Payment is greater than the final Closing Cash Payment, then the Stockholders’ Representative (on behalf of the Company Stockholders) and the Parent shall promptly (but in any event within five (5) Business Days of the final determination thereof) jointly instruct the Escrow Agent to disburse from the Indemnification Escrow Fund to the Parent, an amount equal to the amount by which the Estimated Closing Cash Payment is greater than the final Closing Cash Payment. 2.04 Preparation of the Closing Statements; Cooperation. (a) Preparation of Closing Statements. The Estimated Closing Statement, the Closing Statement and their respective components and all determinations and calculations contained therein (including all calculations of Working Capital presented in the format of the sample statement set forth on Schedule 2.04(a)) shall be prepared and calculated in accordance with the GAAP. For the avoidance of doubt, the Parties acknowledge and agree that the amounts set forth on Schedule 2.04(a) are for illustrative purposes only. (b) Cooperation. Following the Closing, the Parent shall, and shall cause the Surviving Company, its Subsidiaries and their respective officers, employees, consultants, accountants and agents to (i) cooperate fully with the Stockholders’ Representative and its accountants in connection with its review of the Closing Statement and the preparation of the Objection Statement and (ii) provide any financial books and records of the Surviving Company and its Subsidiaries reasonably requested by the Stockholders’ Representative and its accountants in connection therewith or in connection with resolving any Objection Dispute. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as set forth in the Disclosure Schedules, the Company represents and warrants to the Parent and Merger Sub, as of the date hereof, as follows: 3.01 Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and the Company has all requisite corporate power and authority necessary to own and operate its properties and to carry on its businesses as now conducted. The Company is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not have a Material Adverse Effect. 3.02 Subsidiaries. Schedule 3.02 accurately sets forth each Subsidiary of the Company, its name, place of incorporation or formation, and if not wholly owned directly or indirectly by the Company, the record ownership as of the date of this Agreement of all capital stock or other equity interests issued thereby. Each of the Company’s Subsidiaries identified on Schedule 3.02 is duly organized, validly existing and in good standing under the Laws of the 10 jurisdiction of its incorporation or organization, has all requisite corporate, or other legal entity, as the case may be, power and authority to own and operate its properties and to carry on its businesses as now conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of its businesses as now conducted requires it to qualify, except in each such case where the failure to hold such power and authority or to be so qualified would not have a Material Adverse Effect. None of the Group Companies own or hold the right to acquire any stock, partnership interest or joint venture interest or other equity ownership interest in any corporation, organization or entity that is not a Group Company. None of the Group Companies has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other entity. 3.03 Certificate of Incorporation; Bylaws. The Company has made available to the Parent accurate and complete copies of the certificate of incorporation and bylaws or equivalent organizational documents (in each case, including all amendments thereto) of each Group Company (collectively, the “Group Company Charter Documents”). None of the Group Companies is in violation of their applicable Group Company Charter Documents. 3.04 Authorization; No Breach; Valid and Binding Agreement. (a) The Company has all requisite corporate power and authority to enter into and deliver and to perform its obligations under this Agreement and to consummate the Contemplated Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation of the Contemplated Transactions have been duly and validly authorized by all requisite corporate actions, and no other corporate actions on its part are necessary to authorize the execution, delivery and performance of this Agreement. (b) Except as set forth on Schedule 3.04(b), and except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (ii) compliance with and filings under the HSR Act, the execution, delivery, performance and compliance with the terms and conditions of this Agreement by the Company and the consummation of the Contemplated Transactions and thereby do not and shall not (A) violate, conflict with, result in any breach of, or constitute a default under any of the provisions of the Group Company Charter Documents, (B) require any consent or other action by any Person that is a party to a Material Contract, constitute a breach or default, or event that, with or without notice, lapse of time, or both, would constitute a default under, or give rise to any right of termination, cancellation, acceleration or other change of any right or obligation of any of the Group Companies or to a loss of any benefit to which any of the Group Companies is entitled under any provision of such Material Contract binding upon any of the Group Companies or any of their respective properties, assets or governmental authorizations or (C) violate any Law to which any of the Group Companies is subject, except where the failure of any of the representations and warranties contained in clause (B) or (C) above to be true would not have a Material Adverse Effect. Except as may be required by the DGCL and the HSR Act or as disclosed on Schedule 3.04(b), neither the Company nor any other Group Company is required to give notice to, make any filing with, or obtain any consent from any Person at any time prior to the execution and delivery of this Agreement or Closing in connection with the execution and delivery of this Agreement, or the consummation by the Company of the Merger. 11

(c) The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by the Parent and the Merger Sub, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by (i) antitrust or competition laws of any applicable jurisdiction, including but not limited to Section 7 of the Clayton Act, 15 U.S.C. § 18, (ii) bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and (iii) other equitable remedies. The restrictions on “business combinations” contained in Section 203 of the DGCL do not apply to the Company, the Merger, this Agreement and the transactions contemplated thereby by reason of Section 203(b)(4) of the DGCL, and there are no “fair price,” moratorium,” “control share acquisition” or other similar anti-takeover Laws applicable to this Agreement or any of the Contemplated Transactions. 3.05 Capitalization. (a) The authorized capital stock of the Company consists of 70,000,000 shares of Company Common Stock, and 50,505,000 shares of Series A Preferred Stock. As of the close of business on October 22, 2018 (the “Capitalization Date”): (i) 5,988,022 shares of Company Common Stock were issued and outstanding (which includes shares issued as Company Restricted Stock Awards (1,838,017 of which are vested and 3,366,364) of which are unvested)); (ii) 50,505,000 shares of Series A Preferred Stock were issued or outstanding; (iii) 0 shares of Company Stock were held in the treasury of the Company; and (iv) 3,451,636 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Stock Options (1,337,965 of which are vested and 2,113,671 of which are unvested). All of the outstanding shares of Company Stock have been, and all shares that may be issued pursuant to the Company Equity Incentive Plan or as contemplated or permitted by this Agreement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.05(a), none of the outstanding shares of Company Stock are entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or subject to any right of first refusal in favor of the Company, in the case of each of the foregoing, granted by the Company. Except as set forth on Schedule 3.05(a) and for the Company Equity Awards and the related award agreements, there is no Contract relating to the voting or registration of, or restricting any person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Stock. Except as set forth on Schedule 3.05(a) and except for the Company Equity Awards and the related award agreements, the Company is not under any obligation or bound by any Contract pursuant to which it may become obligated to repurchase, redeem or otherwise acquire any outstanding shares of Company Stock. (b) As of the Capitalization Date, other than as set forth on Schedule 3.05(b), there are: (i) no outstanding shares of capital stock of, or other equity or voting interest in, any of the Group Companies; (ii) no outstanding securities of any of the Group Companies convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in any of the other Group Companies; (iii) no outstanding options, warrants, restricted stock units, rights or other commitments or agreements to acquire from any of the Group Companies, or that obligate any of the Group Companies to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or 12 voting interest in any of the Group Companies; (iv) no obligations of any of the Group Companies to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest in any of the other Group Companies (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Company, being referred to collectively as “Company Securities”); and (v) no other obligations by the Group Companies to make any payments based on the price or value of the Company Securities. As of the date hereof, there is no rights agreement or stockholders rights plan (or similar plan commonly referred to as a “poison pill”) in effect with respect to the Company. (c) No bonds, debentures, notes or other indebtedness issued by any of the Group Companies and outstanding as of the date of this Agreement have the right to vote on any matters on which stockholders or equityholders (as applicable) of any of the Group Companies may vote (or are convertible into, or exchangeable for, securities having such right). (d) All of the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, and are owned beneficially and of record by the Company or another wholly owned Subsidiary of the Company, free and clear of any Liens, other than restrictions on transfer imposed by applicable securities Laws and other than any such shares of capital stock that are required by the applicable Law of any jurisdiction to be held by other persons. Except for its interest in each Subsidiary, the Company does not own, directly or indirectly, any capital stock of, or other equity interest in, any Person. 3.06 Financial Statements. Schedule 3.06 sets forth (i) the Company’s unaudited consolidated balance sheet as of September 30, 2018 (the “Latest Balance Sheet”) and the related consolidated statement of operations and consolidated statement of cash flow of the Company for the nine-month period ended September 30, 2018 and (ii) the Company’s audited consolidated balance sheet of the Company as of December 31, 2017 and audited consolidated statements of operations, convertible preferred stock and stockholder’s equity and cash flows for the fiscal year ended December 31, 2017 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP, consistently applied, and present fairly the financial condition and results of operations of the Group Companies (taken as a whole) as of the times and for the periods referred to therein, subject in the case of the unaudited financial statements to (A) the absence of footnote disclosures and other presentation items and (B) changes resulting from normal recurring year-end adjustments. 3.07 Absence of Certain Developments; Undisclosed Liabilities. (a) During the period from the date of the Latest Balance Sheet to the date of this Agreement, none of the Group Companies has: (i) suffered a Material Adverse Effect; and (ii) except as set forth on Schedule 3.07(a), taken any of the actions specified in Section 5.01 or suffered any material damage, destruction or other casualty 13 loss with respect to material property owned by any Group Company that is not covered by insurance. (b) No Group Company has any Liability except for Liabilities (i) which are adequately reflected or reserved against in the Latest Balance Sheet or disclosed in the notes thereto, (ii) incurred in the Ordinary Course of Business since the date of the Latest Balance Sheet, (iii) incurred in connection with this Agreement or any of the Contemplated Transactions, or (iv) that are not, individually or in the aggregate, material in amount. 3.08 Title to Assets. Each Group Company owns, and has good and valid title to, all assets owned by them as of the date of this Agreement, including all assets reflected on the Latest Balance Sheet. All of said assets are owned by one of the Group Companies free and clear of any encumbrances, except for: (a) Permitted Liens; and (b) encumbrances described on Schedule 3.08. One of the Group Companies is the lessee of, and holds valid and enforceable leasehold interests in, all assets purported to have been leased by such Group Company on the Latest Balance Sheet. Each of the Group Companies collectively has sufficient title to or rights to use its properties and assets to conduct its respective businesses as currently conducted. 3.09 Healthcare Matters. (a) The Group Companies are, and since October 23, 2012 have been, operating in compliance in all material respects with applicable Healthcare Laws. To the knowledge of the Company, no referral source of the Group Companies maintains, or since October 23, 2012 has maintained, an ownership interest in, or compensation arrangement with, any Group Company in violation of the Healthcare Laws. (b) The Group Companies (i) are currently and have been qualified in all respects (to the extent such qualification is required by applicable Healthcare Laws) for participation in all Payment Programs from which Group Companies receive reimbursement since October 23, 2012, and (ii) have a provider agreement, provider number or other contract with such Payment Programs (each, a “Provider Agreement”). Since October 23, 2012, each Group Company has filed timely and accurately in all material respects all claims and other reports required to be filed with respect to all Payment Programs (“Payment Program Claims”). All such Payment Program Claims and reports are true and correct as of the date of this Agreement. Except as set forth on Schedule 3.09(b), the billing and documentation practices of the Group Companies, its employees and, to the knowledge of the Company, its contractors have been in compliance with all applicable Healthcare Laws and Payment Programs, and Group Companies have not billed or received any payment or reimbursement in excess of allowed amounts pursuant to applicable Healthcare Laws (other than routine and immaterial refunds, offsets and adjustments made in the ordinary course of business). The Group Companies have paid or caused to be paid since October 23, 2012 all known and undisputed refunds, overpayments or adjustments that have become due, and have done so timely in compliance in all material respects with Payment Program requirements and Healthcare Laws. As of the date hereof and since October 23, 2012, none of the Group Companies have had any reimbursement or payment rate appeals, disputes or contested positions pending before any Governmental Entity or a mediator or arbitrator engaged pursuant to any Payment Program. As of the date hereof and since October 23, 2012, except as set forth on Schedule 3.09(b), no Group Company has 14 received any notice, whether final or not, of denial of material payment, recoupment, or overpayment or notice of imposition of any penalty or fine from any Payment Program, nor has any Group Company received any reimbursement from a Payment Program for services rendered in excess of amounts allowed that has not been returned in accordance with Payment Program requirements or Healthcare Laws. (c) No Group Company, nor any officer, manager or, to the knowledge of the Company, other employee of any Group Company: (i) has received written or oral notice of any pending or, to the knowledge of the Company, threatened Action from the U.S. Department of Health and Human Services (“HHS”), the Centers for Medicare and Medicaid Services (“CMS”), the HHS Office of Inspector General (“OIG”), the HHS Office for Civil Rights, the U.S. Department of Justice, U.S. Attorney Offices, the Federal Bureau of Investigation, Medicaid Fraud Control Units, State Attorneys General, any State Medicaid Agency, any Payment Program, any contractor, fiscal agent, carrier, or fiscal intermediary of any Payment Program or any other applicable Governmental Entity, or any qui tam relator, alleging that any operation or activity of any of the Group Companies or their officers, managers, employees, or contractors has been or is in violation of any applicable Healthcare Law (collectively, “Healthcare Action”), and no such Healthcare Action currently exists; (ii) has received any search warrant, subpoenas or civil investigative demands or similar requests for information regarding a potential violation of any applicable Healthcare Law; (iii) is or has been a party to a corporate integrity agreement, or is or has been subject to any reporting obligations pursuant to a settlement agreement, monitoring agreement, consent decree, order or other similar agreement or remedial measure entered into with any Governmental Entity; or (iv) has made any filings pursuant to CMS’ Self- Referral Disclosure Protocol or the OIG’s Self-Disclosure Protocol. (d) No Group Company, nor any of Group Company’s respective owners, officers, directors, or other employees, agents or independent contractors of any Group Company, is or has been: (i) excluded from participating in any Payment Program, including any federal health care program (as defined in 42 U.S.C. § 1320a-7b(f)); (ii) subject to sanction or indicted or convicted of a crime, or pled nolo contendere, in connection with any allegation of violation of any Payment Program requirement or Healthcare Law; (iii) debarred or suspended from any federal or state procurement or nonprocurement program by a Governmental Entity; (iv) ineligible to participate in any Payment Program; (v) convicted of or charged with any violation of laws related to Payment Programs that are reasonably likely to serve as the basis for any such exclusion, suspension, or debarment; or (vi) designated a Specially Designated National or Blocked Persons by the Office of Foreign Asset Control of the U.S. Department of Treasury. (e) The Group Companies are in compliance in all material respects with applicable privacy, security, transaction standards, breach notification, and other provisions and requirements of HIPAA, HITECH and other Laws governing the privacy and security of personal health information (collectively, “Privacy and Security Laws”). The Group Companies have established and implemented privacy and security policies, notices, procedures, and safeguards that comply in all material respects with applicable requirements of the Privacy and Security Laws. No Group Company has received written notice or communication of, and there is no Action pending or, to the knowledge of the Company, threatened with respect to, any material non-compliance with Privacy and Security Laws. To the knowledge of the Company, since October 23, 2012, no “breach” as defined in 45 C.F.R. § 164.402 or other violation of 15

HIPAA or HITECH by any of the Group Companies or its “workforce” or successful “security incident” (as defined in 45 C.F.R. § 164.304) has occurred with respect to “protected health information” (as defined in 45 C.F.R. § 160.103) in the possession or under the control of any of the Group Companies or any of their business associates. To the knowledge of Company, no information security or privacy breach event has occurred that would require notification under any comparable state laws. (f) No Group Company has performed any of the following activities in or from a non-U.S. location: (i) store or access “protected health information”; (ii) process or submit claims to any Payment Program; (iii) process or assist with pre-authorization requests or appeals; or (iv) perform other administrative tasks related to the delivery of, or payment for, a healthcare item or service, in each case, where such activity is restricted, limited or prohibited by Law or Contract. No Group Company is currently, and has not at any time, contracted with a third party to perform any of the foregoing tasks in or from a non-U.S. location. (g) The Group Companies are and have been conducting, since October 23, 2012, all studies, tests and preclinical and clinical trials in material compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable Healthcare Laws and other applicable laws, rules, regulations and guidance, including, but not limited to the applicable requirements of Good Laboratory Practices or Good Clinical Practices, as applicable. The Group Companies have not received any written notices, correspondence or other communications from the FDA or any other Governmental Entity (including but not limited to any foreign or local authority, institutional review board, or ethics committee) requiring the termination, suspension or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, the Group Companies, and, to the Company’s knowledge, neither the FDA nor an analogous Governmental Entity is considering such action. For the purposes of this Agreement, (i) “Good Clinical Practices” means the FDA’s standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in 21 C.F.R. Part 50, 54, 56, 312, 314, 320, 812, and 814 and foreign equivalents and (ii) “Good Laboratory Practices” means the FDA’s standards for conducting non-clinical laboratory studies contained in 21 C.F.R. Part 58 and applicable foreign equivalents. (h) The Group Companies and their directors, officers, managers, employees and, to the knowledge of the Company, contractors currently hold and have at all times held all Healthcare Permits that are required in order to conduct their respective businesses and operations as currently being conducted and all such Healthcare Permits are set forth on Schedule 3.09(h) and are in full force and effect as of the date hereof. Since October 23, 2012, no Group Company has received any written notice from any Governmental Entity or accrediting organization regarding any actual or threatened revocation, suspension, or cancellation of, or any material breach or default under or relating to, any Healthcare Permit. The Group Companies, and their employees and contractors as applicable, have timely and accurately filed in all material respects all applications, reports, notifications and submissions with, and have paid all regulatory fees to, each applicable Governmental Entity and accrediting organization necessary to obtain and maintain each required Healthcare Permit. The Group Companies are in compliance in all material respects with all reporting requirements related to the Healthcare Permits. 16

3.10 Real Property. (a) Schedule 3.10(a) sets forth, as of the date hereof, a list of all of the real property owned by any Group Company (such real property, the “Owned Real Property”). The Group Companies have good and marketable title to the Owned Real Property free and clear of any Lien other than Permitted Liens. (b) Schedule 3.10(b) sets forth, as of the date hereof, a list of all material real property to which any Group Company has a valid leasehold interest (collectively, the “Leased Realty”). (c) One of the Group Companies possesses leasehold interests in the Leased Realty pursuant to the leases set forth on Schedule 3.10(b) (the “Leases”), free and clear of any Liens except Permitted Liens. The Company has provided the Parent with copies of all Leases. Each Lease is in full force and effect and enforceable against the applicable Group Company party to such Lease and, to the knowledge of the Company, each other party thereto in accordance with its terms in all material respects. To the knowledge of the Company, no event has occurred or condition exists that constitutes, or after notice or lapse of time or both would constitute, a material default under any of the Leases that would have a Material Adverse Effect. Additionally, one of the Group Companies previously held leasehold interests in certain real property pursuant to the terminated leases as identified on Schedule 3.10(b) (the “Terminated Leases”). The Company has provided the Parent with copies of all Terminated Leases. Each Terminated Lease properly has been terminated and is no longer in effect, with the exception of certain indemnification provisions thereof which by their terms survive such termination. To the knowledge of the Company, no event has occurred or condition exists that constitutes, or after notice or lapse of time or both would constitute, a claim under such indemnification provisions of the Terminated Leases, or a claim otherwise by the former landlord thereunder. 3.11 Tax Matters. (a) Each member of the Group Companies has timely filed with the appropriate Governmental Entity all Tax Returns that are required to be filed by it (taking into account any extensions of time to file that have been duly perfected), and all such Tax Returns are true, correct and complete in all material respects. (b) All Taxes due and payable by any member of the Group Companies (whether or not shown or required to be shown on any Tax Return) have been timely and fully paid to the appropriate Governmental Entity or properly accrued. The provision for Taxes on the Latest Balance Sheet is sufficient for all accrued and unpaid Taxes of the Group Companies as of the date thereof. Since the date of the Last Balance Sheet, no member of the Group Companies has incurred any liability for Taxes outside the Ordinary Course of Business. All Taxes that any member of the Group Companies is obligated to withhold from amounts owing to any employee, customer, creditor, stockholder, or third party have been fully paid or properly accrued, and each member of the Group Companies has maintained all material required records with respect thereto, in connection with amounts paid or owing to any employee, customer, creditor, stockholder, or other third party. 17

(c) No member of the Group Companies (i) is currently or (ii) has been (A) to the knowledge of the Company, prior to March 1, 2017 and (B) from and after March 1, 2017, a party to any Tax allocation, Tax sharing, Tax indemnity, Tax reimbursement agreement or arrangement (other than credit agreements, lease agreements or other commercial agreements entered into in the Ordinary Course of Business containing customary Tax allocation or gross-up provisions). (d) During the period from March 1, 2017 to the date of this Agreement and, to the knowledge of the Company, during the period from January 1, 2013 through February 28, 2017, (i) no member of the Group Companies has been the subject of any audit or other examination of Taxes by the Governmental Entity of any nation, state or locality with respect to any open Tax years and, to the Company’s knowledge, as applicable, no such audit or other examination is contemplated or pending, (ii) no member of the Group Companies has waived in writing any statute of limitations in respect of Taxes payable by any of them, which waiver is currently in effect, and (iii) no closing agreements, private letter rulings or similar agreements or rulings have been entered into or issued by any Governmental Entity with respect to any member of the Group Companies which will be binding following the Closing, and no such agreements or rulings have been applied for and are currently pending. There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of any member of the Group Companies. (e) No member of the Group Companies is a party to any agreement that would require such member to make any payment that would constitute an “excess parachute payment” for purposes of Sections 280G and 4999 of the Code. The Company has delivered as of the date hereof to the Parent a true, correct and complete list of each “disqualified individual” (as defined in Section 280G of the Code) of the Group Companies and (i) the Group Companies’ estimate of the maximum amount (separately identifying single and double-trigger amounts and tax gross-up payments, if any) that could be paid to such disqualified individual as a result of any of the Contemplated Transactions (alone or in combination with any other event), (ii) the “base amount” (as defined in Section 280G(b)(3) of the Code) for each such disqualified individual assuming the Closing Date occurs in 2018 and (iii) underlying documentation on which such calculations are based. To the extent such information changes, the Group Companies will promptly provide such updated information to the Parent. (f) No member of the Group Companies will be required to include any material item of income in, or exclude a material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) executed on or prior to the Closing Date, (iii) intercompany transaction or excess loss amount described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) election made on or prior to the Closing Date under Section 108(i) of the Code or (vi) an advance payment or a prepaid amount received on or before the Closing Date. (g) During the period from March 1, 2017 to the date of this Agreement and, to the knowledge of the Company, during the period from January 1, 2013 through February 28, 18

2017, no member of the Group Companies has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local, or non-U.S. Tax Law) in the two (2) years prior to the date of this Agreement. (h) During the period from March 1, 2017 to the date of this Agreement and, to the knowledge of the Company, during the period from January 1, 2013 through February 28, 2017, no member of the Group Companies: (i) is or has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return (other than the group of which the Company is or was the common parent); (ii) has any liability for Taxes of any Person (other than a member of the Group Companies) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Tax Law) or as transferee, successor, by contract, or otherwise; or (iii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. (i) No member of the Group Companies: (i) is or has been a shareholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local, or non-U.S. Law); (ii) is or has been a shareholder of a “passive foreign investment company” within the meaning of Section 1297 of the Code; or (iii) is or has engaged in a trade or business, has or had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction on a net basis in a country other than the country of its formation. No non-U.S. Subsidiary (direct or indirect) of the Company (A) has or has had any nexus with the United States, a trade or business or permanent establishment within the United States, or any other connection with the United States that has subjected it to United States federal, state or local Tax; or (B) holds assets which constitute U.S. property within the meaning of Section 956 of the Code. (j) All related party transactions involving any member of the Group Companies have been conducted at arm’s length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder (and any comparable provisions of any other Tax Law). 3.12 Contracts and Commitments. (a) Except for any Leases or guarantees entered into in connection with any of the Leases set forth on Schedule 3.10(b), or as set forth on Schedule 3.12(a), and except for agreements entered into by any Group Company after the date hereof in accordance with Section 5.01, no Group Company is party to or has any liability under any: (i) Contract or indenture relating to (A) the borrowing of money, (B) mortgaging, pledging or otherwise placing a Lien on any material portion of the assets of the Group Companies, (C) the deferred payment of the purchase price of any asset of the Group Companies or (D) any guaranty of any obligation for borrowed money or other guaranty for obligations, as applicable, in excess of $500,000; 19

(ii) lease or Contract under which it is lessee, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $500,000 (excluding the Leases); (iii) Contract under which performance by any Group Company is likely to involve payment or receipt by any Group Company of consideration in excess of $500,000 per annum; (iv) license or royalty agreement relating to the use of any third party Intellectual Property Rights material to the conduct of the Company’s business (other than commercially available software or software service); (v) Contract including covenants by any Group Company not to compete or conduct business in any territory; (vi) Contract that forms or creates, or governs the operation or management of, any joint venture, partnership or limited liability corporation; (vii) Contract for the sale of any assets of the Group Companies outside the Ordinary Course of Business that in the aggregate have a value greater than $500,000; (viii) Contract with an Affiliate of the Company relating to the provisions of funds, real property, goods or services by or to the Company, including employment; (ix) any Contract relating to the employment of, or the performance of services by, any employee, consultant or other Person pursuant to which the Company reasonably expects will result in aggregate future or potential liability in excess of $125,000 in the next twelve (12) months, other than ordinary course, at-will written or oral offers or agreements terminable without notice and without the payment of any severance or penalty other than minimum statutory amounts, if any, and other than employment arrangements required by law; or (x) Contract that represents any commitment or agreement to enter into any of the foregoing. (b) The Parent either has been supplied with, or has been given access to, a true and correct copy of all written Contracts that are referred to on Schedule 3.12(a) (collectively, the “Material Contracts”). (c) As of the date hereof, no Group Company has, in any material respect, violated or breached, or committed any default under, any Material Contract. To the knowledge of the Company, no other Person has materially violated or breached, or committed any material default under, any Material Contract. No event has occurred and is continuing through any Group Company’s actions or inactions nor, to the knowledge of the Company, any other Person’s actions or inactions, that will result in a material violation or breach of any of the provisions of any Material Contract. Each Material Contract is, with respect to the applicable Group Company and, to the knowledge of the Company, the other party, a valid agreement, 20 binding, and in full force and effect. To the knowledge of the Company, each Material Contract is enforceable by the applicable Group Company in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. 3.13 Intellectual Property. (a) All issuances, registrations and applications pertaining to Intellectual Property Rights and domain names owned by or filed in the name of any Group Company as of the date hereof that are material to the conduct of the business of such Group Company as currently conducted are set forth on Schedule 3.13(a) (collectively, “Registered IP”). All Registered IP issued or registered are subsisting, and to the Company’s knowledge, valid and enforceable. (b) The Group Companies own or otherwise have the right to use all Intellectual Property Rights material to the conduct of their businesses as currently conducted, free and clear of all Liens, other than Permitted Liens (provided that the representation and warranty in this Section 3.13(b) is not and shall not be deemed to be to a representation or warranty regarding infringement or misappropriation of any Intellectual Property Rights of any other Person, which is addressed exclusively in Section 3.13(c)(i) hereof). (c) (i) No Group Company is currently infringing on or misappropriating the Intellectual Property Rights of any other Person that would have a Material Adverse Effect (provided that the representation and warranty in this Section 3.13(c)(i) is and shall be deemed to be to the Company’s knowledge with respect to patents of any other Person), and (ii) to the Company’s knowledge, no other Person is infringing or misappropriating any Company Intellectual Property Rights that are material to the conduct of the business of the Group Companies as currently conducted. (d) The Company takes commercially reasonable steps to maintain the confidentiality of its trade secrets. 3.14 Legal Proceedings. As of the date of this Agreement, except as set forth on Schedule 3.14, there is no material legal action, suit, arbitration, claim, investigation or proceeding (whether federal, state, local or foreign) (“Action”) pending, at Law or in equity, or before or by any Governmental Entity, or, to the knowledge of the Company, threatened in writing against (a) any Group Company or their respective properties, assets or business or (b) to the knowledge of the Company, against any present or former officer, director or employee of any Group Company in such individual’s capacity as such. As of the date of this Agreement, except as set forth on Schedule 3.14, no Group Company is subject to any material settlement, stipulation, order, writ, judgment, injunction, decree, ruling, determination or award of any court or of any Governmental Entity (“Order”). 3.15 Governmental Consents, etc. Except for (a) the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (c) as set forth on 21

Schedule 3.15, (i) neither the Company nor the Parent or any of its Affiliates is required to submit any material notice, report or other filing with any Governmental Entity in connection with the execution, delivery and performance by it of this Agreement or the consummation of the Contemplated Transactions and (ii) no material consent, approval or authorization of any Governmental Entity is required to be obtained by the Company in connection with its execution, delivery and performance of this Agreement or the consummation by the Company of the Contemplated Transactions. 3.16 Employee Benefit Plans. (a) Schedule 3.16(a) sets forth, as of the date hereof, each material Company Plan. With respect to each material Company Plan, the Company has provided or made available to the Parent or its representatives prior to the date hereof copies, as applicable, of: (i) the plan and trust documents, any material amendments thereto, and the most recent summary plan description; (ii) the most recent annual reports (Form 5500 series) and all schedules thereto; (iii) the three most recent financial statements; (iv) reports regarding nondiscrimination and coverage testing for the past three years; and (v) the most recent favorable determination or opinion letter from the Internal Revenue Service with respect to each Company Plan intended to qualify under Section 401(a) of the Code. (b) No Company Plan is a Multiemployer Plan, a “multiple employer plan” as defined in Section 413 of the Code or a plan that is subject to Title IV of ERISA or Section 412 of the Code, and no Company Plan provides health, life insurance or other welfare benefits to former employees of the Group Companies other than health continuation coverage pursuant to COBRA. (c) Except as would not have a Material Adverse Effect, each Company Plan has been maintained and administered in compliance in all material respects with its terms and the applicable requirements of ERISA, the Code and any other applicable Laws. Each Company Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter or is the subject of a favorable opinion letter from the Internal Revenue Service on the form of such Company Plan on which the Company can rely and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that would reasonably be expected to result in the revocation of such letter. (d) Except as would not be reasonably expected to result in a Material Adverse Effect, all contributions required by any Company Plan have been timely made, and all material liabilities or expenses of the Company in respect of any Company Plan that have not been paid, have been properly accrued in all material respects on the Company’s most recent financial statements in accordance with GAAP. (e) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened that would result in a material liability to the Company or its Subsidiaries, (ii) to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims and (iii) no administrative investigation, 22 audit or other administrative proceeding by the Department of Labor, the IRS or any other governmental agencies are pending, or, to the knowledge of the Company, threatened. (f) Except as would not be reasonably expected to result in a Material Adverse Effect, no event has occurred and no condition exists that would subject the Company or its Subsidiaries, either directly or by reason of their affiliation with any organization that is a member of a controlled group of organizations within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the Code to any Tax, lien or other liability imposed by ERISA, the Code or other applicable Law. (g) With respect to each Company Plan that is a group health plan, (i) the Company has complied with the health care continuation provisions of Section 4980B of the Code and corresponding provisions of ERISA, the applicable requirements of the HIPAA and the regulations thereunder, and the Patient Protection and Affordable Care Act of 2010, as amended (“PPACA”) and (ii) the Company has not incurred any liability under Section 4980 of the Code or the excise tax or penalty provisions of PPACA. (h) Each Company Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) is, and at all times has been, maintained, administered, operated and funded in all respects in accordance with the applicable requirements of Section 409A of the Code. The Company is not party to an agreement or arrangement with any Person that requires the Company to pay a tax gross-up for Taxes due under Section 409A of the Code. (i) Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated by this Agreement (whether alone or in connection with any other events) will (i) accelerate the time of payment or vesting or increase benefits or the amount payable under any Company Plan or (ii) trigger any funding (through a grantor trust or otherwise) of compensation, equity award or other benefits under any Company Plan. 3.17 Insurance. All of the insurance policies of the Group Companies (the “Company Insurance Policies”) are in full force and effect, and no Group Company is in material default with respect to its obligations under any of such insurance policies. The Company has delivered or made available to the Parent an accurate and complete copy of the Company Insurance Policies. The Company Insurance Policies are: (a) sufficient for compliance with all applicable Laws and all Contracts set forth on Schedule 3.12(a); and (b) will not in any way be affected by, terminated or lapse by reasons of any of the Contemplated Transactions. 3.18 Compliance with Laws. Each of the Group Companies is, and since October 23, 2015, has been in compliance with all applicable Laws of applicable Governmental Entities, in each case, in all material respects and, since October 23, 2015 through the date of this Agreement, no Group Company has been given written notice of, or been charged with, any unresolved material violation of any Law. All approvals, filings, permits and licenses of Governmental Entities, including, without limitation, the Healthcare Permits and permits required under Environmental Laws to conduct the business of the Group Companies (collectively, “Permits”) required to conduct, and material to, the business of the Group 23

Companies are in the possession of the Group Companies, are in full force and effect and are being complied with in all material respects. This Section 3.18 does not relate to Tax matters, such items being the subject of Section 3.11. 3.19 Environmental Matters. (a) Except as set forth on Schedule 3.19(a), no Group Company has, since December 31, 2015, received any written notice of any violation of Environmental Laws. (b) There are no Environmental Claims pending or, to the knowledge of the Company, threatened against any Group Company. (c) The Company has delivered or otherwise made available for inspection to the Parent complete and correct copies of all (1) Permits issued to any Group Company pursuant to Environmental Law, and (2) reports, studies, audits, assessments, memoranda and investigations regarding the Group Companies’ compliance with applicable Environmental Laws that are in the possession of or reasonably available to any Group Company and that have been prepared since December 31, 2015. Schedule 3.19(c) identifies all Permits currently held by the Group Companies pursuant to Environmental Law. 3.20 Affiliated Transactions. Except for (a) advances, payments or reimbursements to employees, officers and/or directors for expenses incurred in the Ordinary Course of Business, (b) any Contracts or payments in connection with employment arrangements with any employee or officer of any Group Company, (c) any benefits under any Company Plan, (d) any Series A Preferred Stock or any Contracts relating the Series A Preferred Stock and (e) any Contracts or transactions set forth on Schedule 3.20, no officer or member of the Company Board or Affiliate of the Company is a party to any Contract or transaction with any Group Company with payments per annum equal to or in excess of $120,000 or has any financial interest in any property used by any Group Company with a value equal to or in excess of $120,000. 3.21 Labor and Employment. (a) No Group Company is a party to any collective bargaining agreement or other Contract with any labor organization or other Representative of any employees of a Group Company, nor is any such Contract presently being negotiated, nor, to the knowledge of the Company, are there any union organizing activities involving the employees of any Group Company to authorize representation by any labor organization. Since March 1, 2017, there has not been any material strikes, work stoppages, slowdowns, lockouts, or other material disputes with a union or other labor organization pending or, to the knowledge of the Company, threatened against or involving any employees of the Group Companies or the Group Companies. Since January 1, 2016, to the knowledge of the Company, no labor organization has attempted to organize or withdrawn from representing any Group Company’s employees. (b) Each Group Company is in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including but not limited to Laws regarding termination, hiring, discrimination, wages, hours, meal and rest periods, worker classification, occupational safety and health, immigration and labor; has not engaged in 24 an unfair labor practice; and is not subject to any consent decree or other order by a Governmental Entity (other than such orders as are applicable to all employers generally). Except as set forth on Schedule 3.21, there are no actions (legal or administrative), suits, claims, grievances, investigations, or other legal proceedings against any Group Company pending, or to the knowledge of the Company, threatened to be brought or filed, by or with any Governmental Entity or arbitrator in connection with any Group Company’s status as employer or purported employer or employment of any current or former employee of any Group Company, including, without limitation, any claim relating to unfair labor practices, discrimination, harassment, retaliation, equal pay, wages, hours, reimbursements, or any other employment-related matter arising under applicable Laws. There are no pending or, to the knowledge of the Company, threatened, charges, audits, or investigations, before any Governmental Entity responsible for the prevention of unlawful employment practices or unfair labor practices with respect to any Group Company’s employees or individuals purporting to be employees of any Group Company. 3.22 Brokerage. Except for fees and expenses of Persons listed on Schedule 3.22, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the Contemplated Transactions based on any agreement made by or on behalf of the Company. 3.23 No Other Representations or Warranties. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN THIS ARTICLE III, AS QUALIFIED BY THE ATTACHED DISCLOSURE SCHEDULES, NO REPRESENTATION OR WARRANTY IS MADE WITH RESPECT TO THE GROUP COMPANIES OR ANY OTHER PERSON OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE PARENT, THE MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OF ANY DOCUMENTATION, FORECASTS, PROJECTIONS OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. THE PARENT WILL ACQUIRE THE GROUP COMPANIES WITHOUT ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, IN AN “AS IS” CONDITION AND ON A “WHERE IS” BASIS, EXCEPT AS OTHERWISE EXPRESSLY REPRESENTED OR WARRANTED BY THE COMPANY IN THIS ARTICLE III, AS QUALIFIED BY THE ATTACHED DISCLOSURE SCHEDULES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN THIS ARTICLE III, AS QUALIFIED BY THE ATTACHED DISCLOSURE SCHEDULES, ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY DISCLAIMED BY THE COMPANY. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THIS SECTION 3.23 SHALL NOT LIMIT THE LIABILITY OF ANY PERSON FOR FRAUD IN CONNECTION WITH ANY BREACH OF ANY REPRESENTATIONS OR WARRANTIES EXPRESSLY MADE BY THE COMPANY IN THIS ARTICLE III. 25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER SUB The Parent and the Merger Sub, jointly and severally, represent and warrant to the Company, as of the date hereof, as follows: 4.01 Organization and Power. The Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida, and the Parent has all requisite corporate power and authority necessary to own and operate its properties and to carry on its businesses as now conducted and to enter in to this Agreement and perform its obligations hereunder. The Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Each of the Parent and the Merger Sub is duly qualified to do business and is in good standing (to the extent either such concept is recognized under applicable Law) in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary. There are no pending, or to the knowledge of the Parent, threatened, actions for the dissolution, liquidation or insolvency of either the Parent or the Merger Sub. The Parent has delivered or made available to the Company complete and correct copies of the certificate of incorporation, certificate of formation, articles of association, bylaws, operating agreement or other constituent documents as amended to date, of the Parent and the Merger Sub. 4.02 Authorization. The Parent and the Merger Sub have all requisite corporate power and authority to enter into and deliver and to perform their obligations under this Agreement. The execution, delivery and performance of this Agreement by the Parent and the Merger Sub and the consummation of the Contemplated Transactions have been duly and validly authorized by all requisite corporate action, and no other proceedings on their part are necessary to authorize the execution, delivery and performance of this Agreement other than the adoption of this Agreement by Parent as the sole stockholder of Merger Sub. Each of the Parent and the Merger Sub has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding obligation of the Parent and the Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by (i) antitrust or competition laws of any applicable jurisdiction, including but not limited to Section 7 of the Clayton Act, 15 U.S.C. § 18, (ii) bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and (iii) other equitable remedies. 4.03 [Reserved]. 4.04 Non-Contravention; Required Filings and Consents. (a) Assuming compliance with the applicable provisions of the HSR Act, neither the execution and delivery of this Agreement by the Parent and the Merger Sub nor the consummation by the Parent and the Merger Sub of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (i) result in a violation of any provision of 26 the certificate of incorporation, articles of association, bylaws or operating agreement of the Parent or the Merger Sub; (ii) result in a violation by the Parent or the Merger Sub of any Order to which the Parent or the Merger Sub is subject; or (iii) conflict with or violate any Law applicable to the Parent or its Subsidiaries or any property or asset of the Parent or any of its Subsidiaries, except in each case for any (A) violation that would not reasonably be expected to have a Parent Material Adverse Effect and (B) violation of any applicable antitrust or competition law of any applicable jurisdiction, including but not limited to Section 7 of the Clayton Act, 15 U.S.C. § 18. (b) Except for (i) the applicable requirements of the HSR Act, (ii) as may be required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, neither the Parent nor the Merger Sub is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery and performance by it of this Agreement or the consummation of the Contemplated Transactions, other than such notice, report or other filing that, if not made or given, would not reasonably be expected to have a Parent Material Adverse Effect. No consent, approval or authorization of any Governmental Entity or any other party or Person is required to be obtained by the Parent or the Merger Sub in connection with its execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions, other than such consent, approval or authorization that, if not obtained, made or given, would not reasonably be expected to have a Parent Material Adverse Effect. 4.05 No Actions Challenging the Merger. As of the date of this Agreement, there is no Action pending or, to the Parent’s knowledge, threatened (in writing or otherwise) against the Parent or the Merger Sub at Law or in equity, or before or by any Governmental Entity, that would reasonably be expected to have a Parent Material Adverse Effect. As of the date of this Agreement, the Parent and/or the Merger Sub are not subject to any outstanding Order. 4.06 Ownership of Company Shares. (a) As of the date hereof, none of the Parent, the Merger Sub or any of their respective Subsidiaries beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any Company Stock or other securities convertible into, exchangeable for or exercisable for Company Stock or any securities of any of the Group Companies and none of the Parent, the Merger Sub or any of their respective Subsidiaries has any rights to acquire, directly or indirectly, any Company Stock except pursuant to this Agreement. (b) Except in connection with this Agreement, neither the Parent or the Merger Sub, nor any of their respective Affiliates, is a party to any Contracts, nor has made or entered into any formal or informal arrangements or other understandings (whether or not binding), with any shareholder, director, officer or other Affiliate of any of the Group Companies relating to this Agreement or any of the Contemplated Transactions. 4.07 Brokerage. Except for the fees and expenses of Leerink Partners LLC, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with 27 the Contemplated Transactions based on any agreement made by or on behalf of the Parent or the Merger Sub. 4.08 Parent Financial Resources. The Parent has, and at all times will have, sufficient immediately available funds, in cash, to make payment of all amounts to be paid by it hereunder on and after the Closing Date. The Parent acknowledges and agrees that in no event shall the receipt or availability of any funds or financing by the Parent or any of its Affiliates be a condition to any of the Parent’s or the Merger Sub’s obligations hereunder. 4.09 Solvency. No transfer of property is being made and no obligation is being incurred in connection with the Contemplated Transactions with the intent to hinder, delay or defraud either present or future creditors of any Group Company. 4.10 Parent Entity. As of the date hereof, and at all times prior to the Effective Time, NeoGenomics, Inc. is and shall be the “ultimate parent entity” (as determined in accordance with the HSR Act and the rules promulgated thereunder) of the Parent and the Merger Sub. 4.11 [Reserved]. 4.12 Investment Representation. The Merger Sub is acquiring the securities of the Company for its own account with the present intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any federal or state securities Laws. The Merger Sub is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. Each of the Parent and the Merger Sub acknowledges that it is informed as to the risks of the Contemplated Transactions and of ownership of the securities of the Company. The Merger Sub acknowledges that the securities of the Company have not been registered under the Securities Act or any securities Laws and that the securities of the Company may not be sold, transferred, offered for sale, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and the securities of the Company are registered under any applicable securities Laws or sold pursuant to an exemption from registration under the Securities Act and any applicable securities Laws. 4.13 Activities of the Merger Sub. The Merger Sub was incorporated solely for the purpose of effecting the Contemplated Transactions. The Merger Sub has not and will not engage in any activities other than the Contemplated Transactions, has not and will not enter into any agreement or arrangement with any Person other than this Agreement or any other agreement contemplated by this Agreement, and has, and will have as of immediately prior to the Effective Time, no obligations or liabilities other than those contemplated by this Agreement. 4.14 No Other Representations. In entering into this Agreement, each of the Parent and the Merger Sub has conducted to its satisfaction, an independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Group Companies in making its determination to proceed with the Contemplated Transactions, and has relied solely upon its own investigation and analysis and the representations and warranties of the Company expressly contained in Article III (as qualified by 28 the Disclosure Schedules attached hereto). In connection with the Parent’s and the Merger Sub’s investigation of the Group Companies, each of the Parent and the Merger Sub has received or may receive from the Company and its Subsidiaries certain projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or components thereof), prospects, future cash flows (or components thereof) or future financial condition (or components thereof) of the Group Companies. Each of the Parent and the Merger Sub acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans or budgets, that each of the Parent and the Merger Sub is familiar with such uncertainties and that each of the Parent and the Merger Sub is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including, without limitation, the reasonableness of the assumptions underlying such projections, forecasts, estimates, plans or budgets). Each of the Parent and the Merger Sub acknowledges that, other than the representations and warranties of the Company expressly set forth in Article III of this Agreement (as qualified by the Disclosure Schedules attached hereto), none of the Group Companies nor any of their respective Representatives makes or has made any representation or warranty, either express or implied, (a) as to the accuracy or completeness of any of the information provided or made available to the Parent, the Merger Sub or any of their respective Representatives prior to the execution of this Agreement or (b) with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), prospects, future cash flows (or any component thereof) or future financial condition (or any component thereof) of any Group Company (including the reasonableness of the assumptions underlying such projections, forecasts, estimates, plans or budgets), in each case heretofore or hereafter delivered to or made available to the Parent, the Merger Sub or any of their respective Representatives. Without limiting the generality of the foregoing, none of the Group Companies or any of their respective Affiliates, members, managers, partners, officers, directors, employees, agents, or other representatives, whether in an individual, corporate or any other capacity, has made, and shall not be deemed to have made, any representations or warranties in any of the materials relating to the business, assets or liabilities of the Group Companies made available to the Parent, the Merger Sub or any of their respective Representatives, including due diligence materials, memoranda or similar materials, or in any presentation of the business of the Group Companies by management of any Group Company or others in connection with the Contemplated Transactions, and no statement contained in any such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise be deemed to have been relied upon by the Parent or the Merger Sub in executing, delivering and performing this Agreement and the Contemplated Transactions. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any offering or other memoranda, offering materials, presentations or similar materials made available to the Parent, the Merger Sub or any of their respective Representatives, are not, and shall not be deemed to be or to include, representations or warranties of any Group Company, and were not, and shall not be deemed to have been, relied upon by the Parent or the Merger Sub in executing, delivering or performing this Agreement or the Contemplated Transactions. 4.15 R&W Insurance Policy. A true, accurate and complete copy of the binder for the conditionally bound buyer-side representation and warranty insurance policy to be issued by Ethos Specialty Insurance Services, LLC (the “R&W Insurer”), including all amendments, exhibits, attachments, appendices and schedules thereto as of the date hereof, is attached hereto 29 as Exhibit F (the “R&W Insurance Policy”). The Parent has fully paid any and all deposit premiums or other premiums, fees, expenses or Taxes in connection with the R&W Insurance Policy that are due and payable on or prior to the date hereof. ARTICLE V COVENANTS OF THE COMPANY 5.01 Conduct of the Business. From the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing Date (the “Pre-Closing Period”), except (w) as set forth on Schedule 5.01 of the Disclosure Schedules, (x) if the Parent shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed), (y) as reasonably necessary to ensure that it complies with applicable Laws or (z) as otherwise contemplated by this Agreement, (1) the Company shall conduct its business and the businesses of its Subsidiaries in the Ordinary Course of Business and (2) the Company shall not, and shall not permit any of its Subsidiaries to: (a) (i) establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, except for dividends or other distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent or (ii) repurchase, redeem or otherwise reacquire any of its shares of capital stock, or any rights, warrants or options to acquire any shares of its capital stock; (b) issue, sell, pledge, dispose of, encumber or deliver any of its, or any of its Subsidiaries’, equity securities (other than in respect of the exercise of a Company Stock Option outstanding as of the date hereof) or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any of its or any of its Subsidiaries’ equity securities or enter into any agreement with respect to the voting of its capital stock; (c) effect any recapitalization, reclassification, distribution, equity split or like change in its capitalization; (d) amend any Group Company Charter Document; (e) directly or indirectly, purchase, redeem or otherwise acquire any shares of Company Stock or any other securities of the Company; (f) sell, assign or transfer any material portion of its tangible assets, except for sales of obsolete assets or assets with de minimis or no book value; (g) sell, assign, transfer or exclusively license any material Intellectual Property Rights; (h) voluntarily terminate any material Contract; (i) make any material capital investment in, or any material loan to, any other Person, except that are reflected in the Group Companies’ current budget; 30

(j) make any material capital expenditures or commitments therefor, except for such capital expenditures or commitments therefor that are reflected in the Group Companies’ current budget; (k) make any material loan to any of its officers and employees; (l) except in the Ordinary Course of Business, as set forth on Schedule 5.01 or as required under the terms of any Company Plan or applicable Law: (i) grant any incentive awards or make any increase in the salaries, bonuses or other compensation and benefits under any Company Plan payable by a Group Company to any of its officers, managers or directors; (ii) terminate or amend any Company Plan; or (iii) adopt or enter into any plan, policy or arrangement for the current or future benefit of any officer, manager or director of any Group Company that would be a Company Plan if it were in existence as of the date hereof; (m) commence or settle any material Action outside the Ordinary Course of Business; (n) make, change or revoke any material Tax election, change any Tax accounting period, amend any material Tax Returns or file any material claim for Tax refunds, enter into any closing agreement or Tax ruling, enter into any Tax allocation, Tax sharing, Tax indemnity, Tax reimbursement agreement or arrangement (other than credit agreements, lease agreements or other commercial agreements entered into in the Ordinary Course of Business containing customary Tax allocation or gross-up provisions), consent to any waiver or extension with respect to any Tax proceeding, file any material Tax Return in a manner inconsistent with past practice, file any material amended Tax Return, or settle or compromise any material Tax liability, surrender any right to claim a material Tax refund (including any such refund to the extent it is used to offset or otherwise reduce Tax liability), or agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes; (o) agree to any exclusivity, non-competition or similar provision or covenant restricting any Group Company from competing in any line of business or with any Person or in any area or engaging in any activity or business (including with respect to the development, manufacture, marketing or distribution of their respective products or services), or pursuant to which any benefit or right would be required to be given or lost as a result of so competing or engaging, or which would have any effect on any Group Company after the Closing; (p) extend an offer of employment to a candidate for an officer position of vice president or above or any position with annual compensation equal to or greater than $200,000 without prior consultation with the Parent; and (q) agree to take any of the foregoing actions. Nothing contained in this Agreement shall give the Parent or the Merger Sub, directly or indirectly, the right to control or direct the Company’s or any of its Subsidiaries’ operations prior to the Closing. 5.02 Access to Books and Records. During the Pre-Closing Period, the Company shall (a) provide the Parent and its authorized Representatives reasonably acceptable to the Company 31

(the “Parent’s Representatives”) with reasonable access during normal business hours, and upon reasonable notice, to the offices, properties, senior personnel, and all financial books and records of the Group Companies and (b) furnish to the Parent’s Representatives such additional financial and operating data and other information regarding the Contemplated Transactions as the Parent may from time to time reasonably request, in order for the Parent to have the opportunity to make such investigation as it shall reasonably desire in connection with the consummation of the Contemplated Transactions; provided, that in exercising access rights under this Section 5.02, the Parent and the Parent’s Representatives shall (i) direct all requests for access pursuant to this Section 5.02 to Brian Doyle at William Blair & Company (the “Designated Company Contact”) and not contact any of the Group Company’s employees, officers, managers or directors without the prior written consent of the Designated Company Contact, (ii) not be permitted to interfere unreasonably with the conduct of the business of any Group Company, (iii) only access personal information relating to employees, providers or customers of any Group Company to the extent necessary for, and only for the purposes of, the completion of the Contemplated Transactions and only to the extent permitted by Law and (iv) not contact or communicate with, directly or indirectly, any of the Group Companies’ customers, vendors, suppliers, distributors or brokers without the prior written consent of the Designated Company Contact (other than, to the extent applicable, in the Ordinary Course of Business regarding matters unrelated to the Contemplated Transactions). Notwithstanding anything herein to the contrary, no such access or examination shall be permitted to the extent that it would (A) require any Group Company to disclose information subject to attorney-client privilege or attorney work product privilege, (B) conflict with any third party confidentiality obligations to which any Group Company is bound or (C) violate any applicable Law; provided, however, that upon request of Parent, the Company shall use its commercially reasonable efforts to make alternative arrangements to afford such access or furnish such information without creating the issues described in the immediately preceding clauses (A) – (C). The Parent acknowledges that the Parent is and remains bound by the Confidentiality Agreement between the Parent and Genoptix, Inc. dated July 10, 2018 (the “Confidentiality Agreement”). Notwithstanding anything contained herein to the contrary, no access or examination provided pursuant to this Section 5.02 shall qualify or limit any representation or warranty set forth herein or the conditions to Closing set forth in Section 7.01(a). 5.03 Efforts to Consummate. Subject to the terms and conditions herein provided, from the date hereof until the earlier of the termination of this Agreement and the Closing Date, the Company shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Contemplated Transactions (including the satisfaction, but not a waiver, of the closing conditions set forth in Section 7.02); provided, that such efforts shall not require agreeing to any obligations or accommodations (financial or otherwise) binding on a Group Company in the event the Closing does not occur. The Company agrees to cooperate in good faith with the preparation of the audited financial statements required to be filed by Parent with the Securities and Exchange Commission pursuant to Rule 3-05 of Regulation S-X (17 C.F.R. Part 210) in connection with the Contemplated Transactions. Prior to the Closing, Parent will reimburse the Company for the cost of preparing such audited financial statements. In the event the Closing would otherwise occur on or prior to December 31, 2018 in accordance with Section 2.01 and the Parties have been unable to prepare such audited financial 32 statements prior to the date on which such Closing would have so occured, then the Parties agree that the Closing shall occur on or after January 1, 2019. 5.04 Exclusive Dealing. (a) During the Pre-Closing Period, the Company shall not, and shall not authorize or permit any of its Subsidiaries or any of their respective Representatives to, directly or indirectly, (i) solicit, initiate, seek, knowingly encourage, knowingly facilitate or knowingly induce the making of, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, participate in, or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition Proposal, (iv) enter into any letter of intent or any other Contract contemplating or otherwise relating to any Acquisition Proposal, (v) submit any Acquisition Proposal to the vote of any Company Stockholders or (vi) enter into any other transaction or series of transactions not in the Ordinary Course of Business consistent with past practice, the consummation of which would impede, interfere with, prevent or delay, or would reasonably be expected to impede, interfere with, prevent or delay, the consummation of the Merger. The Company shall, and shall cause its Subsidiaries and their respective Representatives to, (A) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the date hereof with respect to any Acquisition Proposal and (B) immediately terminate access of any Person (other than the Parent, the Merger Sub and their Representatives) to any data room (virtual or actual) containing any non-public information with respect to the Company in connection with an Acquisition Proposal and request from each Person (other than the Parent, the Merger Sub and their Representatives) the prompt return or destruction of all non-public information with respect to the Company previously provided to such Person in connection with an Acquisition Proposal. If any Representative, whether in his, her or its capacity as such or in any other capacity, takes any action that the Company or a Company Stockholder is obligated pursuant to this Section 5.04 not to authorize or permit such Representative to take, then the Company shall be deemed for all purposes of this Agreement to have breached this Section 5.04. (b) The Company shall promptly (but in any event, within twenty-four (24) hours) notify the Parent in writing after receipt by it (or, after it gains knowledge of such receipt by any of its Representatives), of (i) any Acquisition Proposal, (ii) any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) any other notice that any Person is considering making an Acquisition Proposal or (iv) any request for non-public information relating to the Company or for access to any of the properties, books or records of the Company by any Person or Persons other than the Parent, the Merger Sub and their Representatives that would reasonably be expected to lead to an Acquisition Proposal. Such notice shall describe the material terms and conditions of such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. 33

5.05 Notification. During the Pre-Closing Period, the Company shall give prompt notice to the Parent of (a) the occurrence or non-occurrence of any event, change, circumstance, effect or state of facts that has caused or is reasonably likely to cause any representation or warranty contained in Article III to be untrue or inaccurate in any material respect, and (b) any material failure of the Company, or any officer, director, employee, agent or Representative of the Company, to comply with any covenant or agreement to be complied with in this Agreement made by the Company. At any time prior to the date that is five (5) Business Days prior to the Closing Date, the Company shall update the Disclosure Schedules to the extent any representation or warranty contained in Article III becomes untrue or incomplete or inaccurate as a result of any event, change, circumstance, effect or state of facts that occurred during the Pre- Closing Period (except that the Company shall not be required to update any such representations and warranties that require only a listing of information as of the date of this Agreement) and the Parent shall have the right to terminate this Agreement pursuant to Section 9.01 within five (5) days after receipt of such updated Disclosure Schedules if the updated portion or portions thereof disclose any facts and circumstances that occurred during the Pre-Closing Period that would cause a failure of the conditions to Closing set forth in Section 7.01(a) and Section 7.01(b), as applicable; provided, however, that if (i) the Parent is not entitled to, or does not timely exercise, such right to terminate this Agreement or (ii) the Parent consummates the Closing, the Parent shall, in any such case, be deemed to have accepted such updated Disclosure Schedule and any such update shall be deemed to have amended the Disclosure Schedules to have qualified the relevant representations and warranties contained in Article III and the covenants and agreements made by the Company in this Agreement, but only for purposes of determining whether the conditions to Closing set forth in Section 7.01(a) and Section 7.01(b) have been met (and not for purposes of determining the truth and accuracy of such representations and warranties or compliance with such covenants). 5.06 Regulatory Approvals. (a) In connection with the Contemplated Transactions, the Company shall (and, to the extent required, shall cause its Affiliates to) comply promptly, but in no event later than ten (10) Business Days after the date hereof, with the notification and reporting requirements of the HSR Act and use its reasonable best efforts to obtain early termination of the waiting period under the HSR Act as soon as practicable but in any event prior to the Outside Date. The Company shall use its reasonable best efforts to substantially comply with any Antitrust Information or Document Requests made of the Company or any of its Affiliates. (b) The Company shall (i) furnish to the Parent all information required for any application or other filing to be made pursuant to any Law in connection with the Contemplated Transactions, (ii) comply with any Antitrust Information or Document Requests made of the Company or any of its Affiliates, and (iii) otherwise cooperate with the Parent in connection with any filing and in connection with resolving any investigation or other inquiry of any Governmental Entity. In connection therewith, if any Action is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as in violation of any Antitrust Law, the Company shall use its reasonable best efforts and take all necessary steps to contest and resist any such Action, including to prevent the entry in any Action brought by a Governmental Entity or any other Person of any Order which would prohibit, make unlawful or delay the consummation of the Contemplated Transactions and (iv) to take promptly any and all 34 steps initiating and exhausting all appeals, (and posting bonds in connection therewith) necessary to have vacated, lifted, reversed or overturned as soon as practicable (but in any event prior to the Outside Date) any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, limits or restricts consummation of the Contemplated Transactions, unless, by mutual agreement, the Parent and the Company decide that litigation is not in their respective best interests. The Company shall not, without the written consent of the Parent, “pull-and-refile” pursuant to 16 C.F.R. 803.12 any filing made under the HSR Act, or take any similar action in connection with any filing under any Antitrust Law without prior written approval from the Parent. (c) Without limiting the foregoing, the Company shall, and shall cause its Affiliates to, cooperate in good faith with all Governmental Entities and undertake promptly any and all actions (including cooperating and negotiating in good faith with all Governmental Entities) necessary, proper or advisable to satisfy the conditions set forth in Sections 7.01(c) and 7.01(d) and to complete lawfully the Contemplated Transactions as soon as practicable (but in any event prior to the Outside Date). (d) The Company shall promptly furnish to the Parent copies of any notices or written communications received or given by the Company or any of its Affiliates from or to any third party or any Governmental Entity with respect to the Contemplated Transactions, and the Company shall (to the extent legally permissible) permit counsel to the Parent an opportunity to review in advance, and the Company shall consider in good faith the views of such counsel in connection with, any proposed written communications by the Company and its Affiliates to any third party or any Governmental Entity concerning the Contemplated Transactions. The Company agrees to provide the Parent and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between the Company and any of its Affiliates, agents or advisors, on the one hand, and any third party or any Governmental Entity, on the other hand, concerning or in connection with the Contemplated Transactions. (e) The Company shall not, and shall cause its Affiliates not to, enter into any transaction, or any agreement to effect any transaction (including any merger or acquisition), that could reasonably be expected to (i) make it materially more difficult, or materially increase the time required, to (A) satisfy the expiration or termination of the waiting period under the HSR Act applicable to the Contemplated Transactions or (B) obtain all authorizations, consents, Orders and approvals of Governmental Entities necessary for the consummation of the Contemplated Transactions or (ii) result in the entry of, or the commencement of litigation seeking the entry of, any injunction, temporary restraining order or other Order that would materially delay or prevent the consummation the Contemplated Transactions. (f) The Company shall be solely responsible for and pay one-half of the fees payable in connection with any filing or submission under any Antitrust Law in connection with the Contemplated Transactions. 5.07 Title Insurance. At or prior to Closing, the Company shall have delivered to the Parent a title insurance commitment for the issuance of an owner’s title insurance policy, issued by a title insurance underwriter reasonably acceptable to the Parent (the “Title Insurer”), naming 35 the Parent as proposed insured, subject only to the Permitted Liens, and including a “non- imputation” or “fairways” endorsement (the “Title Commitment”). The Company shall (and, to the extent required, shall cause its Affiliates to) comply with all Schedule B-1 requirements set forth in the Title Commitment, as necessary to allow the Title Insurer to issue its title insurance policy promptly following the Closing, on the basis of the Title Commitment. 5.08 Lease Estoppels. Prior to the Closing, the Company shall use commercially reasonable efforts to obtain a landlord estoppel certificate from each landlord under a Lease or Terminated Lease for the benefit of the Company and the Parent, stating: (a) as to any Leases: (i) the Lease is full force and effect; (ii) the Lease term and any extensions or renewals available; (iii) the current rentals payable; (iv) the status of rent payments as of the date of the certificate; (v) the amount of the security deposit and status thereof; (vi) to the landlord’s knowledge, there are no defaults or events that with the passage of any cure period would constitute a default by tenant; (vii) to landlord’s knowledge, there are no defaults or events that with the passage of any cure period would constitute a default by landlord; (viii) there are no claims pending or threatened against tenant; and (ix), if applicable, the landlord consents to the assignment of the lease, if the terms thereof deem the Contemplated Transactions to constitute an assignment for which landlord’s consent is necessary; and (b) as to any Terminated Leases: (i) the Lease properly has been terminated and is of no further effect, (ii) the security deposit has been refunded to tenant, (iii) to landlord’s knowledge, there are no events that may result in a claim under any indemnification provision that survives termination, and (iv) there are no claims pending or threatened against tenant. ARTICLE VI COVENANTS OF THE PARENT 6.01 Access to Books and Records. From and after the Closing until the seven (7) year anniversary of the Closing Date, the Parent shall, and shall cause the Surviving Company to, provide the Company Stockholders and the Stockholders’ Representative with access (for the purpose of examining and copying), during normal business hours, upon reasonable notice, except as determined in good faith to be necessary to (a) ensure compliance with any applicable Law, (b) preserve any applicable privilege (including the attorney-client privilege) or (c) comply with any applicable contractual confidentiality obligations, to the books and records of the Group Companies with respect to periods or occurrences prior to or on the Closing Date, including with respect to any Tax audits, Tax Returns, insurance or other claims, governmental investigations, legal compliance, financial statement preparation or any other matter; provided, however, that such investigation shall not unreasonably interfere with the business or operations of Parent or any of its Affiliates; and provided, further, that the auditors and accountants of Parent or its Affiliates shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants. 36

6.02 Notification. During the Pre-Closing Period, if the Parent becomes aware of, or if there occurs after the date of this Agreement, any fact or condition that constitutes a breach of any representation or warranty made in Article IV or any covenant that, in either case, would cause the conditions set forth in Section 7.02(a) or (b), as applicable, not to be satisfied as of the Closing Date, the Parent shall disclose to the Company such breach. 6.03 Indemnification of Officers and Directors of the Company. (a) For a period of six (6) years after the Closing and at all times subject to applicable Law, (i) the Parent shall not (and shall not cause or permit any Group Company or any of the Parent’s other Subsidiaries or Affiliates to) amend or modify in any way materially adverse to the D&O Indemnified Parties the exculpation, advancement and indemnification provisions set forth in the Group Company Charter Documents, and (ii) the Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by or on behalf of the Company as of the date hereof (provided that the Parent may substitute such policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims arising from facts or events that occurred at or prior to the Closing. At or immediately prior to the Closing, the Company shall obtain, maintain and fully pay for a six (6) year irrevocable “tail” prepaid directors’ and officers’ liability insurance policy, effective as of the Closing, providing, for a period of six (6) years after the Closing, the coverage and amounts, and terms and conditions, contemplated by the foregoing sentence of this Section 6.03(a). From and after the Closing, the Parent shall (and/or shall cause the Group Companies or its other subsidiaries or Affiliates, as applicable, to) continue to honor its obligations under any such insurance procured pursuant to this Section 6.03(a), and shall not cancel (or permit to be canceled) or take (or cause to be taken) any action or omission that would reasonably be expected to result in the cancellation thereof except as otherwise permitted by this Section 6.03. (b) If the Parent, the Surviving Company or any of their respective successors or assigns proposes to (i) consolidate with or merge into any other Person and the Parent or the Surviving Company shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made prior to or concurrently with the consummation of such transaction so that the successors and assigns of the Parent or the Surviving Company, as the case may be, shall, from and after the consummation of such transaction, honor the indemnification and other obligations set forth in this Section 6.03. (c) The provisions of this Section 6.03 shall survive the consummation of the Merger and the Effective Time and (i) are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnified Party, and his or her successors, heirs and representatives and shall be binding on all successors and assigns of the Parent and the Surviving Company and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise. 6.04 Efforts to Consummate. Subject to the terms and conditions herein provided, except as set forth in Section 6.08 below, from the date hereof until the earlier of the termination of this Agreement and the Closing Date, the Parent and the Merger Sub shall use reasonable best 37 efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Contemplated Transactions (including the satisfaction, but not waiver, of the Closing conditions set forth in Article VII). The Parent agrees to cooperate in good faith with the preparation of the audited financial statements required to be filed by Parent with the Securities and Exchange Commission pursuant to Rule 3-05 of Regulation S-X (17 C.F.R. Part 210) in connection with the Contemplated Transactions. Prior to the Closing, Parent will reimburse the Company for the cost of preparing such audited financial statements. In the event the Closing would otherwise occur on or prior to December 31, 2018 in accordance with Section 2.01 and the Parties have been unable to prepare such audited financial statements prior to the date on which such Closing would have so occured, then the Parties agree that the Closing shall occur on or after January 1, 2019. 6.05 Conduct of Business of the Parent. Before the Effective Time, the Parent shall not take, or agree or commit to take, and shall cause each of its Subsidiaries and its and their respective Representatives not to take or agree or commit to take, directly or indirectly, any action that would reasonably be expected to impose any material delay in the timely obtaining of, or significantly increase the risk of not timely obtaining, any authorizations, consents, Orders, declarations or approvals of any Governmental Entity necessary to consummate the Contemplated Transactions. Nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct the Parent’s or its Subsidiaries’ operations. The Parent and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective businesses, assets and operations. 6.06 R&W Insurance Policy. The Parent shall use commercially reasonable efforts to cause the R&W Insurance Policy to be issued promptly after the Closing (in accordance with the terms of the binder therefor) and remain in full force and effect thereafter. Parent shall cause the R&W Insurer to agree to waive all subrogation rights against the Company Stockholders except in the case of Fraud. 6.07 Employee Matters. (a) From and after the Closing Date, the Parent shall, and shall cause the Surviving Company and its Subsidiaries to, assume, honor, pay, perform and satisfy any and all liabilities, obligations and responsibilities to or in respect of each of the employees (including those employees who are full-time, part-time, temporary, on vacation or on a medical or disability or any other paid or unpaid leave of absence) of the Group Companies (in each case, as determined as of the Closing Date) (collectively, the “Continuing Employees”) arising after the Closing Date under the terms of any Company Plan or other agreement or arrangement between any of the Group Companies and any Continuing Employee for as long as such Company Plan or other agreement or arrangement is in effect. Notwithstanding the foregoing, nothing in this Section 6.07(a) is intended to limit or interfere with the Parent’s right to amend, restate, replace, supplement or otherwise modify or terminate any such Company Plan or other agreement or arrangement on and after the Closing Date. 38

(b) From and after the Closing, the Parent shall give each Continuing Employee full credit for all purposes (including for purposes of eligibility to participate, level of benefits, early retirement eligibility and early retirement subsidies, vesting and benefit accrual) under any employee benefit plans, arrangements, collective agreements and employment-related entitlements (including under any applicable pension, 401(k), savings, medical, dental, life insurance, vacation, long-service leave or other leave entitlements, post-retirement health and life insurance, termination indemnity, severance or separation pay plans) provided, sponsored, maintained or contributed to by the Parent, any of the Group Companies for such Continuing Employee’s service with any of the Group Companies, and with any predecessor employer, to the same extent recognized by any of the Group Companies as of immediately prior to the Closing, except to the extent such credit would result in the duplication of benefits for the same period of service. Notwithstanding the foregoing, to the extent permitted under applicable Law, the Parent shall not be required to provide credit for such service for benefit accrual purposes under any employee benefit plan of the Parent that is a defined benefit pension plan. (c) The Parent shall (i) waive for each Continuing Employee and his or her dependents, any waiting period provision, payment requirement to avoid a waiting period, pre- existing condition limitation, actively-at-work requirement and any other restriction that would prevent immediate or full participation under the welfare plans of the Parent or any of its Subsidiaries applicable to such Continuing Employee to the extent such waiting period, pre- existing condition limitation, actively-at-work requirement or other restriction would not have been applicable to such Continuing Employee under the terms of the welfare plans of the Group Companies, and (ii) give full credit under the welfare plans of the Parent and its Subsidiaries applicable to each Continuing Employee and his or her dependents for all co-payments and deductibles satisfied prior to the Closing in the same plan year as the Closing, and for any lifetime maximums, as if there had been a single continuous employer. (d) Effective no later than one (1) Business Day prior to the Closing Date, the Company shall terminate any and all Company Plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code (“Company DC Plans”). At the request of the Parent, the Company shall provide the Parent with evidence that each such Company DC Plan has been terminated effective no later than the day prior to the Closing Date pursuant to resolutions duly adopted by the Company Board or such other applicable governing body or committee thereof. (e) The Parties acknowledge and agree that all provisions contained in this Section 6.07 are included for the sole benefit of the Parties hereto. This Agreement is not intended by the Parties to, and nothing in this Section 6.07 or otherwise in this Agreement, whether express or implied, shall, (i) constitute an amendment to any Company Plan or any other employee benefit plan, program, policy, agreement or arrangement, (ii) create any obligation of the Parties to any Person (other than the other Parties) with respect to any employee benefit plan, program, policy, agreement or arrangement of the Parent or the Surviving Company or any of their respective Affiliates or (iii) confer on any Continuing Employee or any other Person (other than the Parties) any rights or remedies (including third party beneficiary rights or rights to continued employment). 39

(f) Before the Closing, each Group Company will comply with the WARN Act and provide information as requested by Parent regarding employment losses and otherwise help to ensure compliance with the WARN Act. 6.08 Regulatory Approvals. (a) In connection with the Contemplated Transactions, the Parent shall (and, to the extent required, shall cause its Affiliates to) comply promptly, but in no event later than ten (10) Business Days after the date hereof, with the notification and reporting requirements of the HSR Act. (b) The Parent shall exercise its reasonable best efforts and take all necessary steps to (i) obtain termination or expiration of the waiting period under the HSR Act as soon as practicable (but in any event prior to the Outside Date), (ii) furnish to the Company all information required by the Company for any application or other filing to be made pursuant to any Law in connection with the Contemplated Transactions, (iii) comply with any Antitrust Information or Document Requests made of the Company or any of its Affiliates and (iv) otherwise cooperate with the Company in connection with any filing and in connection with resolving any investigation or other inquiry of any Governmental Entity. In connection therewith, if any Action is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as in violation of any Antitrust Law, the Parent shall use its reasonable best efforts and take all necessary steps to contest and resist any such Action, including to prevent the entry in any Action brought by a Governmental Entity or any other Person of any Order which would prohibit, make unlawful or delay the consummation of the Contemplated Transactions (including initiating and exhausting all appeals, and posting bonds in connection therewith) necessary to have vacated, lifted, reversed or overturned as soon as practicable (but in any event prior to the Outside Date) any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, limits or restricts consummation of the Contemplated Transactions, unless, by mutual agreement, the Parent and the Company decide that litigation is not in their respective best interests. The Parent shall not, without the written consent of the Company, “pull-and-refile” pursuant to 16 C.F.R. 803.12 any filing made under the HSR Act, or take any similar action in connection with any filing under any Antitrust Law without prior written approval from the Company. (c) Without limiting the foregoing, the Parent shall, and shall cause its Affiliates to, cooperate in good faith with all Governmental Entities and undertake promptly any and all actions (including cooperating and negotiating in good faith with all Governmental Entities) necessary, proper or advisable to satisfy the conditions set forth in Sections 7.01(c) and 7.01(d) and to complete lawfully the Contemplated Transactions as soon as practicable (but in any event prior to the Outside Date). (d) Notwithstanding any other provision or language in this Agreement to the contrary, nothing in this Agreement shall require or compel the Parent or any of its Affiliates to agree to or to implement the sale, license, or other disposition of any assets or businesses or properties of Parent, of Parent’s Affiliates of the Company or of the Company’s Affiliates. Nor does this Agreement require or compel the Parent or any of its Affiliates to agree to hold separate any assets or any business of the Parent, of any Affiliate of the Parent, of the Company or any 40

Affiliate of the Company. Nor shall the Parent be required to agree to limit or restrict in any way its freedom to operate the business of the Parent, the Parent’s Affiliates, the Company or the Company’s Affiliates in any way whatsoever. (e) The Parent shall, to the extent permitted by law, promptly furnish to the Company copies of any notices or written communications (other than the premerger notification form and attachments thereto under the HSR Act) received or given by the Parent or any of its Affiliates from or to any third party or any Governmental Entity with respect to the Contemplated Transactions, and the Parent shall permit counsel to the Company an opportunity to review in advance, and the Parent shall consider in good faith the views of such counsel in connection with, any proposed written communications by the Parent and its Affiliates to any third party or any Governmental Entity concerning the Contemplated Transactions. The Parent agrees to provide the Company and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between the Parent and any of its Affiliates, agents or advisors, on the one hand, and any third party or any Governmental Entity, on the other hand, concerning or in connection with the Contemplated Transactions. (f) The Parent shall not, and shall cause its Affiliates not to, enter into any transaction, or any agreement to effect any transaction (including any merger or acquisition), that could reasonably be expected to (i) make it materially more difficult, or materially increase the time required, to (A) satisfy the expiration or termination of the waiting period under the HSR Act applicable to the Contemplated Transactions or (B) obtain all authorizations, consents, Orders and approvals of Governmental Entities necessary for the consummation of the Contemplated Transactions, or (ii) result in the entry of, or the commencement of litigation seeking the entry of, any injunction, temporary restraining order or other Order that would materially delay or prevent the consummation the Contemplated Transactions. (g) The Parent shall be solely responsible for and pay one-half of the fees payable in connection with any filing or submission under any Antitrust Law in connection with the Contemplated Transactions. ARTICLE VII CONDITIONS TO CLOSING 7.01 Conditions to the Parent’s and the Merger Sub’s Obligations. The obligations of the Parent and the Merger Sub to consummate the Contemplated Transactions are subject to the satisfaction (or waiver by the Parent and the Merger Sub in writing) of the following conditions as of the Closing Date: (a) The representations and warranties of the Company contained in Article III of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) at and as of the Closing Date as though made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case only as of such date), except where the failure of such representations and warranties to be so true and correct (giving effect to the applicable exceptions set forth in the 41

Disclosure Schedules but without giving effect to any limitation as to “materiality” or “Material Adverse Effect” qualifiers that may be set forth therein) does not constitute a Material Adverse Effect; (b) The Company shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing; (c) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated; (d) No Order shall have been entered by any Governmental Entity in the U.S. that remains in effect and would prevent the performance of this Agreement or the consummation of any of the Contemplated Transactions, declare unlawful the Contemplated Transactions or cause such transactions to be rescinded; (e) The Company shall have delivered to the Parent a certificate of an authorized officer of the Company in his or her capacity as such, dated as of the Closing Date, stating that the Contemplated Transactions are not subject to withholding under Section 1445 of the Code; (f) The Parent shall have received a Joinder, in substantially the form attached hereto as Exhibit E, signed by the Indemnifying Fund Stockholders; (g) Prior to Closing Date, all of the individuals party to the employment agreements listed on Schedule 8.02(a)(iv) shall have entered into Genoptix Employee Proprietary Information and Inventions Agreements; (h) The Parent shall have received copies of the resolutions or written consent duly adopted by the Company’s board of directors authorizing the execution, delivery and performance of the Transaction Documents and the consummation of the Contemplated Transactions; (i) The Parent shall have received the Escrow Agreement, duly executed by the Stockholders’ Representative and the Escrow Agent; (j) The Company shall have delivered to Parent executed payoff letters and lien releases with respect to the Credit Facilities in a form customary for credit facilities similar to the Credit Facilities and transactions of this nature providing for the payoff, discharge and termination on the Closing Date of all indebtedness thereunder; and (k) The Company shall have delivered to the Parent a certificate of an authorized officer of the Company in his or her capacity as such, dated as of the Closing Date, stating that the conditions specified in Sections 7.01(a) and (b) have been satisfied. 7.02 Conditions to the Company’s Obligations. The obligation of the Company to consummate the Contemplated Transactions is subject to the satisfaction (or waiver by the Company in writing) of the following conditions as of the Closing Date: 42

(a) The representations and warranties contained in Article IV of this Agreement shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) at and as of the Closing Date as though made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case only as of such date), except where the failure of such representations and warranties to be so true and correct (giving effect to the applicable exceptions set forth in the Disclosure Schedules but without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” qualifiers that may be set forth therein) does not constitute a Parent Material Adverse Effect; (b) The Parent and the Merger Sub shall have performed in all material respects the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing; (c) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated; (d) No Order shall have been entered by any Governmental Entity in the U.S. that remains in effect and would prevent the performance of this Agreement or the consummation of any of the Contemplated Transactions, declare unlawful the Contemplated Transactions or cause such transactions to be rescinded; (e) The Company shall have received the Escrow Agreement, duly executed by Parent, the Stockholders’ Representative and the Escrow Agent; and (f) The Parent shall have delivered to the Company a certificate of an authorized officer of the Parent and the Merger Sub in his or her capacity as such, dated as of the Closing Date, stating that the conditions specified in Sections 7.02(a) and (b) have been satisfied. ARTICLE VIII SURVIVAL 8.01 Survival of Representations and Warranties. Each of the representations and warranties of the Company contained in Sections 3.01, 3.04(a), 3.04(b)(A), 3.04(c), 3.05 and 3.22 (collectively, the “Non-Healthcare Fundamental Representations”) and in Section 3.09 (collectively, the “Healthcare Fundamental Representations”) of this Agreement shall survive the Closing for a period of six (6) years. For the avoidance of doubt no other representations, warranties or covenants set forth in this Agreement shall survive the Closing. Any claim for indemnification pursuant to this Section 8.01 that is made in accordance with the requirements set forth in Section 8.05 prior to the expiration of the applicable survival period set forth in this Section 8.01 with respect to such claim shall survive, subject to the remaining limitations set forth in this Article VIII, until such claim is finally resolved. 8.02 Indemnification Provisions for Benefit of Parent. (a) Subject to the terms and conditions of this Article VIII, each Company Stockholder, severally and not jointly, will indemnify, defend and hold harmless each of the 43

Merger Sub, the Parent, the Surviving Company and their respective Affiliates (collectively, the “Parent Indemnified Parties”) from and against Losses that are suffered or incurred by any Parent Indemnified Party arising out of, resulting from or relating to any of the following matters: (i) prior to their expiration in accordance with Section 8.01, the inaccuracy of any of the Non-Healthcare Fundamental Representations, as of the Closing Date, provided that each such representation or warranty shall be read disregarding any Material Adverse Effect or materiality qualification, except that materiality-based qualifiers that are included in a defined term shall not be so disregarded; (ii) prior to their expiration in accordance with Section 8.01, the inaccuracy of any of the Healthcare Fundamental Representations, as of the Closing Date, provided that each such representation or warranty shall be read disregarding any Material Adverse Effect or materiality qualification, except that materiality-based qualifiers that are included in a defined term shall not be so disregarded; (iii) Third Party Claims relating to any of the items set forth on Schedule 3.14(b); and (iv) the amount of any severance payments payable pursuant to any of the employment agreements listed on Schedule 8.02(a)(iv) (for the avoidance of doubt, without giving effect to any amendments to any of such employment agreements entered into following the Closing) as a result of the termination of employment of any of the applicable employees within nine (9) months following the Closing. (b) With respect to the matters described in Section 8.02(a)(ii) and Section 8.02(a)(iii), the aggregate maximum amount of Losses recoverable by the Parent Indemnified Parties shall in no event exceed the Indemnification Escrow Fund and amounts recoverable under the R&W Insurance Policy; provided, that the foregoing limitation shall not apply to any indemnifiable Losses resulting from Fraud. (c) With respect to the matters described in Section 8.02(a)(iv), the aggregate maximum amount of Losses recoverable by the Parent Indemnified Parties shall in no event exceed the Severance Escrow Fund. (d) With respect to the matters described in Section 8.02(a)(i), the aggregate maximum amount of Losses recoverable by the Parent Indemnified Parties from the Company Stockholders shall be the Aggregate Consideration; provided, however, that any Losses payable by the Company Stockholders pursuant to Section 8.02(a)(i) shall be borne by the Company Stockholders in accordance with their respective Pro Rata Percentage of such Losses, subject to the conditions, principles, qualifications and limitations and other provisions of this Article VIII. (e) With respect to the matters described in Section 8.02(a)(iii), no Company Stockholder will have any liability with respect to such matters until the Parent Indemnified Parties have incurred aggregate indemnifiable Losses by reason of such matters in excess of $100,000 (the “Deductible”), after which point the Company Stockholders will only be obligated 44 to indemnify the Parent Indemnified Parties from and against indemnifiable Losses in excess of the Deductible. 8.03 Matters Involving Third Parties. (a) If any third party notifies any Party (the “Indemnified Party”) of a matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Article VIII then the Indemnified Party shall promptly (and in any event within thirty (30) days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing, describing the claim, the amount thereof (if known and quantifiable) and the basis of the claim; provided, that the failure to so notify the Indemnifying Party shall not limit the indemnification obligations under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by such failure. (b) Any Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim at such Indemnifying Party’s expense or, will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided that if the Indemnifying Party is a Company Stockholder, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim (other than a Third Party Claim pursuant to Section 8.02(a)(iii)) that (i) is asserted directly by or on behalf of a Person that is a material supplier or material customer of the Company, (ii) seeks an injunction or other equitable relief against the Indemnified Parties or (iii) seeks damages in excess of the Indemnification Escrow Fund; provided, further that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not to be unreasonably withheld, delayed or conditioned) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party, in which case no consent will be required; provided, further, that the Indemnified Party may retain separate co- counsel at its sole cost and expense and participate in the defense of the Third Party Claim (it being understood, however, that the Indemnifying Party shall control such defense); provided that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. If the Indemnifying Party assumes the defense of any Third Party Claim, then such assumption shall be deemed an admission that such claim is an indemnified obligation hereunder and the Indemnifying Party may not thereafter contest the Indemnified Party’s right to indemnification for the claims asserted therein. Solely in the case of Third Party Claims pursuant to Section 8.02(a)(iii), if an Indemnifying Party assumes and 45 conducts the defense of any such Third Party Claims, the fees and expenses of such Indemnifying Party’s legal counsel and other professional advisors will be paid out of the Escrow Fund, and such amounts shall be credited as indemnifiable Losses in the calculation of the Deductible. An Indemnified Party shall not settle, compromise or consent to the entry of any judgment with respect to or admit to any liability with respect to any Third Party Claim without the prior written consent of the Indemnifying Party, unless the Indemnifying Party has denied or contested its responsibility to indemnify such claim. (c) The Indemnified Party (i) will not, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed), cause or agree to the waiver of the attorney-client privilege, attorney work-product immunity or any other privilege or protection in respect of confidential legal memoranda and other privileged materials drafted by, or otherwise reflecting the legal advice of, internal or outside counsel of an Indemnified Party (the “Subject Materials”) relating to such Third Party Claim and (ii) will cooperate with the Indemnifying Party and its counsel in the review, investigation and defense of any such claim or any related claim or counterclaim, shall make available its personnel, and shall provide such testimony and access to its books and records as is reasonably requested by the Indemnifying Party in connection therewith. In furtherance of the foregoing, each Party mutually acknowledges and agrees, on behalf of itself and its Affiliates, that (A) each shares a common legal interest in preparing for the defense of legal proceedings, or potential legal proceedings, arising out of, relating to or in respect of any actual or threatened Third Party Claim or any related claim or counterclaim, (B) the sharing of Subject Materials will further such common legal interest and (C) by disclosing any Subject Materials to and/or sharing any Subject Materials with the Indemnifying Party, the Indemnified Party shall not waive the attorney-client privilege, attorney work-product immunity or any other privilege or protection. Except with respect to any sharing of Subject Materials as permitted hereunder or as contemplated by any common interest agreement or joint defense agreement entered into by the Parties, the Indemnified Party shall not be required to make available to the Indemnifying Party any information that is subject to an attorney-client or other applicable legal privilege that based on the advice of outside counsel would be impaired by such disclosure or any confidentiality restriction under applicable Law; provided, however, that each Party shall use its commercially reasonable efforts to permit the Indemnifying Party to become party to any joint defense or common interest agreement entered into by an Indemnified Party with any third Person. (d) Notwithstanding anything in this Agreement to the contrary, as promptly as reasonably practicable following receipt by the Parent of (i) notice of a Third Party Claim, the Parent shall, and shall cause the Company to, use commercially reasonable efforts to retain documents that are then within the Parent’s or the Company’s possession or control and reasonably related to such Third Party Claim for a period of time that the Stockholders’ Representative reasonably determines, in consultation with the Parent, after taking into account all relevant facts and circumstances related to the Third Party Claim that is the subject of such notice, or (ii) a written notice by the Stockholders’ Representative of a demand or inquiry by a Governmental Entity, or subpoena or other legal process served by any Person, relating to the Company, the Parent shall, and shall cause the Company to, use commercially reasonable efforts to retain documents that are then within the Parent’s or the Company’s possession or control and reasonably related to such information, demand or inquiry or such subpoena or other legal process for the time period that the Stockholders’ Representative reasonably determines, in 46 consultation with the Parent, after taking into account all relevant facts and circumstances related to such information, demand or inquiry. 8.04 Exclusive Remedy. (a) The Parties acknowledge and agree that, after the Closing, and except in the case of Fraud, the indemnification provisions in this Article VIII shall be the sole and exclusive remedy of the Parties and their Affiliates with respect to any claim related to or arising from Losses that are suffered or incurred by a Parent Indemnified Party arising out of, resulting from or relating to the matters set forth in Section 8.02. (b) With respect to any claims that any Parent Indemnified Party may have related to or arising from the breach by a Company Stockholder of any representations or covenants in its Letter of Transmittal, the Parent agrees that the only source of recovery and recourse shall be from the recovery of amounts under the Escrow Agreement and the R&W Insurance Policy and that such recovery shall be limited to such Company Stockholder’s Pro Rata Percentage of the Aggregate Consideration. Any amounts under the Escrow Agreement distributed to the Company Stockholders will be adjusted by the Stockholders’ Representative to reflect any amounts referred to in this Section 8.04(b) that are recovered by a Parent Indemnified Party. 8.05 Other Indemnification Matters. (a) All indemnification payments under this Article VIII will be deemed adjustments to the Aggregate Consideration for Tax purposes, unless otherwise required by Law. (b) If a Parent Indemnified Party has indemnification claims for Losses pursuant to Section 8.02(a)(i) or Section 8.02(a)(ii) arising from breach of a representation and warranty that is insured under the R&W Insurance Policy, then such Parent Indemnified Party shall seek recovery with respect to such claims as follows: (i) First, until the retention is met under the R&W Insurance Policy, Parent Indemnified Party shall pursue recovery for 50% of each such claim for Losses from the Indemnification Escrow Fund, up to a maximum recovery of $725,000 in the aggregate; (ii) Second, after the applicable retention under the R&W Insurance Policy has been satisfied, the Parent Indemnified Party shall pursue recovery by making and pursuing such claim under the R&W Insurance Policy; (iii) Third, if (A) the R&W Insurance Policy limit has been met, or (B) the Parent has made a valid and timely claim under the R&W Insurance Policy and the insurer providing coverage under the R&W Insurance Policy has indicated to the Parent in writing (after reasonable pursuit by the Parent of such claim under the R&W Insurance Policy) that the claim will not be paid, then the Parent Indemnified Party shall pursue recovery from the Indemnification Escrow Fund; and 47

(iv) Fourth, if (A) the claim is for (1) Losses pursuant to Section 8.02(a)(i) or (2) Fraud and (B) no portion of the Indemnification Escrow Fund is remaining, then the Parent Indemnified Party shall recover any remaining Losses directly from the Indemnifying Fund Stockholders, subject to the provisions and limitations set forth in this Agreement (including Section 8.02(c)). (c) If a Parent Indemnified Party has any claim for indemnification for Losses pursuant to Section 8.02(a) that is not insured under the R&W Insurance Policy by the express terms thereof, such Losses shall be recoverable by such Parent Indemnified Party as follows: (i) First, if any portion of the Indemnification Escrow Fund is remaining, then Parent Indemnified Party shall pursue recovery from the remaining portion of the Indemnification Escrow Fund; and (ii) Second, if (A) the claim is for (1) Losses pursuant to Section 8.02(a)(i) or (2) Fraud and (B) no portion of the Indemnification Escrow Fund is remaining, then such Parent Indemnified Party shall be entitled to pursue recovery of any remaining Losses directly from the Indemnifying Fund Stockholders, subject to the provisions and limitations set forth in this Agreement (including Section 8.02(c)). (d) If a Parent Indemnified Party has any claim for indemnification for Losses pursuant to Section 8.02(a)(iv), then such Parent Indemnified Party shall pursue recovery solely from the Severance Escrow Fund. 8.06 Release of Escrow Fund. (a) The Indemnification Escrow Fund (to the extent not utilized to pay a Parent Indemnified Party for any Loss) shall be released by the Escrow Agent from the Indemnification Escrow Fund and paid to Stockholders’ Representative (for the benefit of the Company Stockholders) as follows: (i) 50% of the amount remaining in the Indemnification Escrow Fund (for the avoidance of doubt, means 50% of the cash amount remaining and 50% of the share amount remaining) on the twelve (12)-month anniversary of the Closing Date and (ii) the remaining 50% on the twenty-four (24)-month anniversary of the Closing Date; provided, that the Escrow Agent shall retain an amount (up to the total amount then held by the Escrow Agent) in the Indemnification Escrow Fund equal to the amount of claims for indemnification under this Article VIII asserted prior to the applicable anniversary but not yet resolved (“Unresolved Claims”). The portion of the Indemnification Escrow Fund retained for Unresolved Claims shall be released by the Escrow Agent (to the extent not utilized to pay a Parent Indemnified Party for any such Unresolved Claims resolved in favor of a Parent Indemnified Party) upon their resolution in accordance with this Article VIII and the terms of the Escrow Agreement. Notwithstanding the forgoing, the portion of the Indemnification Escrow Fund consisting of NeoGenomics’ Common Stock may be sold by the Escrow Agent at the direction of the Stockholders’ Representative at any point after six months from the Closing Date, and the proceeds of such sale retained in the Escrow Fund until its release pursuant to the above. (b) The Severance Escrow Fund (to the extent not utilized to pay a Parent Indemnified Party for any Loss in respect of the matters set forth in Section 8.02(a)(iv)) shall be 48 released by the Escrow Agent from the Severance Escrow Fund and paid to Stockholders’ Representative (for the benefit of the Company Stockholders) on the date that is nine (9) months following the Closing Date; provided, that the Escrow Agent shall retain an amount (up to the total amount then held by the Escrow Agent) in the Severance Escrow Fund equal to the amount of claims for indemnification under this Article VIII asserted prior to the applicable anniversary but not yet resolved (“Unresolved Claims”). The portion of the Severance Escrow Fund retained for Unresolved Claims shall be released by the Escrow Agent (to the extent not utilized to pay a Parent Indemnified Party for any such Unresolved Claims resolved in favor of a Parent Indemnified Party) upon their resolution in accordance with this Article VIII and the terms of the Escrow Agreement. 8.07 Effect of Investigation. The representations and warranties of the Parent, the Merger Sub or the Company, respectively, and a Parent Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Parent Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth in Article VII, as the case may be. ARTICLE IX TERMINATION 9.01 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by the mutual written consent of the Parent and the Company; (b) by the Parent, if any of the representations or warranties of the Company set forth in Article III shall not be true and correct, or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing), such that the conditions to Closing set forth in either Section 7.01(a) or (b) would not (in the absence of a waiver) be satisfied and, in the case of any breach capable of being cured, the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, are not cured within ten (10) Business Days after written notice thereof is delivered to the Company; provided, that neither the Parent nor the Merger Sub is then in breach of this Agreement such that the conditions to Closing set forth in either Section 7.02(a) or (b) would not (in the absence of a waiver) be satisfied; (c) by the Company, if any of the representations or warranties of the Parent or the Merger Sub set forth in Article IV shall not be true and correct, or if the Parent or the Merger Sub has failed to perform any covenant or agreement on the part of the Parent or the Merger Sub, respectively, set forth in this Agreement (including an obligation to consummate the Closing), such that the conditions to Closing set forth in either Section 7.02(a) or (b) would not (in the absence of a waiver) be satisfied and, in the case of any breach capable of being cured, the breach or breaches causing such representations or warranties not to be true and correct, or 49 the failures to perform any covenant or agreement, as applicable, are not cured within ten (10) Business Days after written notice thereof is delivered to the Parent or the Merger Sub; provided, that the Company is not then in breach of this Agreement such that the conditions to Closing set forth in either Section 7.01(a) or (b) would not (in the absence of a waiver) be satisfied; provided further, that neither a breach by the Parent of Section 4.08 nor the failure to deliver the Aggregate Consideration or the payments contemplated by Section 2.02 at the Closing as required hereunder shall be subject to cure hereunder unless otherwise agreed to in writing by the Company; (d) by the Parent or the Company, if the Contemplated Transactions shall not have been consummated on or prior to February 20, 2019 (such date, the “Outside Date”) and the Party seeking to terminate this Agreement pursuant to this Section 9.01(d) shall not have (provided that if such Party is the Parent, neither the Parent nor the Merger Sub shall have) breached any of its obligations under this Agreement in any manner that shall have been the principal cause of the failure to consummate the Contemplated Transactions on or before the Outside Date; provided, that if any Party brings any Action pursuant to Section 12.17 to enforce specifically the performance of any of the terms or provisions hereof, the Outside Date shall automatically be extended to the date that is the fifth (5th) Business Day after the Governmental Entity presiding over the Action issues a final Order that is no longer subject to appeal or such later date as may be established by the presiding Governmental Entity; or (e) by either the Parent or the Company, if any Governmental Entity has issued an Order or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Contemplated Transactions and such Order or other action has become final and non-appealable. 9.02 Effect of Termination. In the event this Agreement is terminated by either the Parent or the Company as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than the last two (2) sentences of Section 5.02, this Section 9.02, Article XI and Article XII hereof, which shall survive the termination of this Agreement), and there shall be no liability on the part of any of the Parent, the Merger Sub, the Company or the Company Stockholders to one another; provided, that no such termination shall relieve any Party hereto from any liability or damages resulting from Fraud or a willful and material breach of any of such Party’s representations, warranties, covenants or agreements set forth in this Agreement. Notwithstanding anything to the contrary herein, termination of this Agreement shall not affect the obligations contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms. ARTICLE X ADDITIONAL COVENANTS 10.01 Disclosure Schedules. All Disclosure Schedules attached hereto (each, a “Schedule” and, collectively, the “Disclosure Schedules” or “Schedules”) are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the Disclosure Schedules shall be deemed to 50 refer to this entire Agreement, including all Disclosure Schedules. The Disclosure Schedules have been arranged for purposes of convenience in separately numbered sections corresponding to the sections of this Agreement. Any item of information, matter or document disclosed or referenced in, or attached to, the Disclosure Schedules shall not (a) be used as a basis for interpreting the terms “material”, “Material Adverse Effect” or other similar terms in this Agreement or to establish a standard of materiality, (b) represent a determination that such item or matter did not arise in the Ordinary Course of Business, (c) be deemed or interpreted to expand the scope of the Company’s, the Parent’s or the Merger Sub’s respective representations and warranties, obligations, covenants, conditions or agreements contained herein, (d) constitute, or be deemed to constitute, an admission of liability or obligation regarding such matter, (e) represent a determination that the consummation of the Contemplated Transactions requires the consent of any third party or (f) constitute, or be deemed to constitute, an admission to any third party concerning such item or matter. Capitalized terms used in the Disclosure Schedules and not otherwise defined therein have the meanings given to them in this Agreement. ARTICLE XI DEFINITIONS 11.01 Definitions. For purposes hereof, the following terms when used herein shall have the respective meanings set forth below: “Acquisition Proposal” means, with respect to the Company or any of its Subsidiaries, any agreement, offer, proposal or bona fide indication of interest (other than this Agreement or any other offer, proposal or indication of interest by Parent or Merger Sub), or any public announcement of intention to enter into any such agreement or of (or intention to make) any offer, proposal or bona fide indication of interest, relating to, or involving: (a) any acquisition or purchase from the Company or any of its Subsidiaries, or from the Company Stockholders, by any Person or group of more than a 10% interest in the total outstanding voting securities of the Company or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 10% or more of the total outstanding voting securities of the Company or any of its Subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries; (b) any sale, lease, mortgage, pledge, exchange, transfer, license (other than in the ordinary course of business consistent with past practice), acquisition, or disposition of more than 10% of the assets of the Company or any of its Subsidiaries in any single transaction or series of related transactions; (c) any liquidation or dissolution of the Company or any of its Subsidiaries; or (d) any other transaction outside of the ordinary course of business consistent with past practice the consummation of which would impede, interfere with, prevent or delay, or would reasonably be expected to impede, interfere with, prevent or delay, the consummation of the Merger or the other Contemplated Transactions. 51

“Action” has the meaning as set forth in Section 3.14. “Adjustment Time” means 12:01 a.m. Pacific Time on the Closing Date. “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise. “Aggregate Common Stock Cash Consideration” means an amount equal to (a) the Cash Consideration minus (b) the Aggregate Series A Consideration. “Aggregate Consideration” means the Cash Consideration plus 1,000,000 shares of NeoGenomics’ Common Stock. “Aggregate Series A Consideration” means an amount equal to the Series A Liquidation Amount (as such term is defined in the Company Certificate of Incorporation) payable to the Series A Stockholders as of immediately prior to the Effective Time, pursuant to the terms set forth in the Company Certificate of Incorporation. “Agreement” has the meaning set forth in the Preamble to this Agreement. “Antitrust Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Governmental Entity pursuant to any Antitrust Law relating to the Contemplated Transactions or by any third party challenging the Contemplated Transactions, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by the Antitrust Division of the U.S. Department of Justice or the U.S. Federal Trade Commission or any subpoena, interrogatory or deposition in connection with any Antitrust Law. “Antitrust Law” means the HSR Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade. “Authorized Action” has the meaning set forth in Section 12.18(c). “Business Day” means a day that is neither a Saturday nor Sunday, nor any other day on which banking institutions in San Diego, California or Fort Myers, Florida are authorized or obligated by Law to close. “Capitalization Date” has the meaning as set forth in Section 3.05. “Cash” means, as of the Adjustment Time, all cash (including restricted cash) and cash equivalents of the Company and its Subsidiaries (whether denominated in U.S. dollars or 52 other currency) and after adding checks received but not yet deposited and other payments in transit not yet received. “Cash Consideration” means $125,000,000.00 plus the Working Capital Adjustment, if any, plus Cash as of the Adjustment Time, if any. “Certificate of Merger” has the meaning as set forth in Section 1.02. “Closing” has the meaning as set forth in Section 2.01. “Closing Cash Payment” means the amount equal to (a) the Cash Consideration, minus (b) the Escrow Amount, plus (c) the Working Capital Adjustment, if any. “Closing Date” has the meaning as set forth in Section 2.01. “Closing Statement” has the meaning set forth in Section 2.03(c)(i). “CMS” has the meaning set forth in Section 3.09(c). “COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law. “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Company” has the meaning set forth in the Preamble to this Agreement. “Company Board” has the meaning set forth in the Preamble to this Agreement “Company Certificate of Incorporation” means that certain Amended and Restated Certificate of Incorporation of Genesis Acquisition Holdings Corp., as amended and/or restated. “Company Common Stock” means the common stock, $0.001 par value per share, of the Company. “Company DC Plans” has the meaning as set forth in Section 6.07(d). “Company Equity Awards” mean the Company Restricted Stock Awards and Company Stock Options. “Company Equity Incentive Plan” means the Genesis Acquisition Holdings Corp. 2017 Equity Incentive Plan, as amended. “Company Insurance Policies” has the meaning as set forth in Section 3.17. “Company Intellectual Property Rights” means all Intellectual Property Rights owned by any Group Company. 53

“Company Plan” means (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, (ii) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan or (iii) any other employment, severance, deferred-compensation, retirement, welfare-benefit, bonus, incentive, change of control, consulting or fringe benefit plan, policy, program, agreement or arrangement sponsored, maintained, contributed to, or required to be contributed to by any of the Group Companies for the benefit of any employee of the Group Companies, other than any schemes or arrangements mandated by a government outside of the U.S. “Company Restricted Stock Awards” means restricted stock awards granted by the Company pursuant to the Company Equity Incentive Plan. “Company Securities” has the meaning as set forth in Section 3.05(b). “Company Stock” means the Series A Preferred Stock and the Company Common Stock. “Company Stock Options” means stock options granted by the Company pursuant to the Company Equity Incentive Plan. “Company Stockholder Approval” means the adoption of this Agreement and the approval of the Contemplated Transactions, including the Merger, by (a) the holders representing a majority of the votes represented by all outstanding Company Common Stock and Series A Preferred Stock (voting on an as-converted to Company Common Stock basis), voting together as a single class, and (b) the holders of at least seventy-five percent of the outstanding shares of Series A Preferred Stock, voting together as a single class. “Company Stockholders” mean holders of the Company Common Stock issued and outstanding immediately prior to the Effective Time and the holders of the Series A Preferred Stock issued and outstanding immediately prior to the Effective Time. “Confidentiality Agreement” has the meaning as set forth in Section 5.02. “Consideration Spreadsheet” has the meaning set forth in Section 2.03(b). “Contemplated Transactions” means the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents. “Continuing Employees” has the meaning as set forth in Section 6.07(a). “Contract” means any legally binding written agreement, contract, arrangement, lease, loan agreement, security agreement, license, indenture or other similar instrument or obligation to which the party in question is a party, other than any Company Plan. “Credit Facilities” means (i) that certain Credit and Security Agreement, dated as of March 1, 2017, by and among Genesis Acquisition Holdings Corp., Genoptix, Inc. MidCap Financial Trust and the Additional Lenders (as defined therein), as amended and (ii) Credit and Security Agreement (Term Loan), dated as of March 1, 2017, by and among Genesis Acquisition 54

Holdings Corp., Genoptix, Inc. MidCap Financial Trust and the Additional Lenders(as defined therein), as amended, and, in the case of clauses (i) and (ii), each other document or agreement executed in connection therewith, in each case, as the same have been and may be amended, modified, supplemented or waived from time to time. “Current Assets” means the aggregate amount of all current assets of the Company and its Subsidiaries as detailed on Schedule 2.04(a), but excluding cash. “Current Liabilities” means the aggregate amount of all current liabilities of the Company and its Subsidiaries as detailed on Schedule 2.04(a), including, for the avoidance of doubt, all liabilities related to the employer portion of any payroll, social security unemployment or similar Taxes in respect of the consideration payable pursuant to Section 1.05, but excluding income Taxes, Transaction Expenses, interest payable and the current portion of any indebtedness (which, for the avoidance of doubt, includes the Company’s line of credit and short-term notes payable). “D&O Indemnified Party” means each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer or director of a Group Company. “Deductible” has the meaning set forth in Section 8.02(d). “Designated Company Contact” has the meaning as set forth in Section 5.02. “DGCL” has the meaning as set forth in Section 1.01. “Disclosure Schedules” has the meaning as set forth in Section 10.01. “Dissenting Shares” has the meaning set forth in Section 1.13(a). “Effective Time” has the meaning as set forth in Section 1.02. “Environmental Claim” means any claim, action, cause of action, investigation or written notice by any person or entity alleging any violation of or potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) under Environmental Law, including but not limited to any such liability arising out of, based on or resulting from the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by the Company. “Environmental Laws” means all federal, state, local and foreign Laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials. “Equity Consideration” means 1,000,000 shares of NeoGenomics’ Common Stock. 55

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Escrow Agent” has the meaning as set forth in Section 1.10(b). “Escrow Agreement” has the meaning as set forth in Section 1.10(b). “Escrow Amount” has the meaning set forth in Section 1.12(b). “Escrow Funds” has the meaning as set forth in Section 1.12(a)(ii). “Estimated Closing Cash Payment” has the meaning set forth in Section 2.03(a). “Estimated Closing Statement” has the meaning set forth in Section 2.03(a)(i). “Estimated Closing Statement Dispute” has the meaning set forth in Section 2.03(a)(ii). “Exchange Act” has the meaning set forth in Section 4.04(b). “FDA” means the U.S. Food and Drug Administration. “Financial Statements” has the meaning set forth in Section 3.06. “Fraud” means common law fraud (as determined under Delaware Law by an appropriate court of competent jurisdiction) committed by a Party hereto with respect to the making of the representations and warranties set forth in Article III or Article IV. “Fully Diluted Shares” means the sum of (i) the total number of shares of Company Common Stock issued and outstanding as of immediately prior to the Effective Time, plus (ii) the total number of shares of Option Common Stock relating to all In-the-Money Company Stock Options, plus (iii) the total number of shares of Company Common Stock subject to Company Restricted Stock Awards, whether vested or deemed vested under an acceleration schedule approved by the Company Board, plus (iv) the total number of shares of Company Common Stock issuable upon conversion of all shares of Series A Preferred Stock outstanding as of immediately prior to the Effective Time. “GAAP” means U.S. generally accepted accounting principles as consistently applied by the Group Companies’ using the same policies, principles and methodology used in connection with the preparation of the Company’s audited consolidated balance sheet as of December 31, 2017. “Good Clinical Practices” has the meaning as set forth in Section 3.09(g). “Good Laboratory Practices” has the meaning as set forth in Section 3.09(g). “Governmental Entity” means any federal, national, state, foreign, provincial, local or other government or any governmental, regulatory, administrative or self-regulatory 56 authority, agency, bureau, board, commission, court, judicial or arbitral body, department, political subdivision, tribunal or other instrumentality thereof. “Group Companies” means the Company, Genoptix, Inc., Minuet Diagnostics, Inc. and Cynogen, Inc., each as currently held or as subsidiaries of a prior parent entity. “Group Company Charter Documents” has the meaning as set forth in Section 3.03. “Hazardous Materials” means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, or otherwise defined as such by, or regulated as such under, any Environmental Law. “Healthcare Action” has the meaning set forth in Section 3.09(c). “Healthcare Fundamental Representations” has the meaning set forth in Section 8.01. “Healthcare Laws” means all federal, state and local laws, statutes, rules, regulations, ordinances, codes applicable to laboratories, health care billing companies, providers and facilities; Payment Programs laws, regulations, laboratory requirements, conditions of participation, contracts, standards, program manuals, policies, rules, procedures, published interpretations, and guidance and other requirements pertaining to coding, coverage, reimbursement, claims submission, billing and collections; and accreditation standards of any accrediting organization that has issued any of the Company’s or its contractors’ or employees’ accreditations. Healthcare Laws include, without limitation, the following laws: the Medicare statute (42 U.S.C. §§ 1395-1395hhh) and its implementing regulations, including the Federal Physician Self-Referral Law (42 U.S.C. § 1395nn) and its implementing regulations (42 C.F.R. Part 411); the Medicaid statute (42 U.S.C. §§ 1396-1396v) and the state Medicaid plan, Medicaid waiver program requirements, and state laws, rules, regulations, policies, and guidance of any applicable state Medicaid program; the federal Anti-Kickback Statute (42 U.S.C. § 1320a- 7b(b)); the federal False Claims Act (31 U.S.C. §§ 3729-3733); the federal Administrative False Claims Law (42 U.S.C. §1320a-7b(b)); the Civil Monetary Penalties Law (42 U.S.C. §§ 1320a- 7a and 1320a-7b); the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d-1329d-8) and its implementing regulations (“HIPAA”); and the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 3000 et seq.) and its implementing regulations (“HITECH”); the Federal Controlled Substances Act (21 U.S.C. §§ 801 et seq.); the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.); the Public Health Service Act (42 U.S.C. §§ 201-291n); federal, state, and local laws, rules, regulations, and ordinances pertaining to (i) licensure, certification, registration or operation of laboratories or health care providers, services, or equipment, including without limitation the Clinical Laboratory Improvement Amendments and implementing regulations and (ii) fee-splitting, patient brokering, the corporate practice of medicine, state physician self-referral prohibitions, and state anti-kickback laws. 57

“Healthcare Permits” means all applicable approvals, accreditations, certificates, clearances, authorizations, licenses, permits, and registrations required by HHS, CMS, FDA, Payment Programs, accrediting organizations, and any other Governmental Entity to conduct the business of the Group Companies in compliance with Healthcare Laws. “HHS” has the meaning as set forth in Section 3.09(c). “HSR Act” has the meaning as set forth in Section 3.15. “Indemnification Escrow Amount” means $1,500,000 in cash and 375,000 shares of NeoGenomics’ Common Stock. “Indemnification Escrow Fund” has the meaning set forth in Section 1.12(a)(i). “Indemnified Party” has the meaning set forth in Section 8.03(a). “Indemnifying Fund Stockholders” has the meaning set forth in the Recitals to this Agreement. “Indemnifying Party” has the meaning set forth in Section 8.03(a). “Independent Auditor” has the meaning set forth in Section 2.03(c)(i). “Information Statement” has the meaning as set forth in Section 1.13(d). “Intellectual Property Right” means (a) patents and patent applications, including, without limitation, utility models and rights to inventions, (b) trademarks and service marks, including common law rights, rights in trade dress, business names, domain names, and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (c) copyrights (registered or unregistered), rights associated with works of authorship, rights in computer software, database rights, and registrations and applications for registration thereof, (d) rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets), and (e) all other intellectual property rights; in each case, whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection recognized now or in the future in any part of the world. “In-the-Money Company Stock Option” means a Company Stock Option that has an exercise price per share equal to or greater than the Per Share Common Stock Cash Consideration plus the Per Share Common Stock Equity Consideration Valuation. “Joinder” has the meaning set forth in the Recitals to this Agreement. “knowledge of the Company” and “the Company’s knowledge” mean the actual knowledge of Mark Spring, Joseph Limber and Hutan Hashemi as of the applicable date, without independent investigation (and shall in no event encompass constructive, imputed or similar concepts of knowledge). 58

“knowledge of the Parent” and “the Parent’s knowledge” mean the actual knowledge of Douglas VanOort and Sharon Virag as of the applicable date, without independent investigation (and shall in no event encompass constructive, imputed or similar concepts of knowledge). “Latest Balance Sheet” has the meaning as set forth in Section 3.06. “Law” means any federal, state or local law, rule, regulation, judgment, injunction, Order, decree or other restriction of any Governmental Entity, including, without limitation, the Healthcare Laws and Environmental Laws. “Leased Realty” has the meaning as set forth in Section 3.10(b). “Leases” has the meaning as set forth in Section 3.10(c). “Letter of Transmittal” has the meaning as set forth in Section 1.07. “Liabilities” means all liabilities, indebtedness, obligations and other commitments of any nature whatsoever, asserted or unasserted, or known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, of a Person. “Liens” means liens, security interests, charges or encumbrances. “Losses” of a Person means any and all direct losses, liabilities, damages, awards, penalties, Taxes, judgments, interest, injunctions, Actions, deficiencies, fines, fees, costs and expenses (including reasonable attorneys’ advisors’, consultants’ and experts’ fees and costs, reasonable costs of investigation, (subject to Section 8.03) reasonable costs of defense or settlements and reasonable costs incurred in connection with the enforcement of any right under Article VIII) suffered or incurred by such Person; provided, however, that Losses shall not include any punitive or special damages, except to the extent such damages are actually paid to third parties by a Parent Indemnified Party pursuant to a Third Party Claim. “Material Adverse Effect” means any change, event, occurrence, or development that, individually or in the aggregate, has had or would reasonably be expected to have a materially adverse effect on the business, financial condition or result of operations of the Group Companies, taken as a whole; provided, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: any adverse change, event, occurrence, or development attributable to (a) the negotiation, execution, delivery, announcement, pendency or performance of this Agreement or the Contemplated Transactions; (b) operating, business, regulatory or other conditions in the industry in which the Group Companies operate; (c) general economic conditions, including changes in the credit, debt or financial or capital markets (including changes in interest or exchange rates), in each case, in the U.S. or anywhere else in the world; (d) compliance with the terms of, or taking any action permitted or required by, this Agreement, including the impact thereof on relationships, contractual or otherwise, with, or actual or potential loss or impairment of, clients, customers, suppliers, distributors, partners, financing sources, managing directors or other employees and/or consultants and/or on revenue, profitability and cash flows; (e) changes in GAAP or other 59 accounting requirements or principles or any changes in applicable Laws or the interpretation thereof; (f) the commencement of or continuance of any audit, inquiry, investigation, request or subpoena for information or documents or any similar action undertaken by any Governmental Entity; (g) actions required to be taken under applicable Laws or Contracts; (h) the failure of any Group Company to meet or achieve the results set forth in any projection or forecast (provided that this clause (h) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect)); (i) global, national or regional political conditions, including hostilities, acts of war (whether declared or undeclared), sabotage or terrorism or military actions or any escalation; (j) hurricanes, earthquakes, floods or other natural disasters or acts of God; and (k) any of the matters disclosed on the Disclosure Schedules as of the date of this Agreement; provided, that, in the case of clauses (b), (c), (e) and (i) above, if such change, event, occurrence or development affects the Group Companies, taken as a whole, in a substantially disproportionate manner in comparison to other participants in the industry in which the Group Companies participate, then only the disproportionate aspect of such change or effect may be taken into account in determining whether a Material Adverse Effect has occurred or will occur. “Material Contracts” has the meaning as set forth in Section 3.12(b). “Merger” has the meaning as set forth in Section 1.01. “Merger Sub” has the meaning set forth in the Preamble to this Agreement. “Merger Sub Board” has the meaning set forth in the Preamble to this Agreement. “Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA. “NeoGenomics’ Common Stock” means the common stock, par value $0.001 per share, of NeoGenomics, Inc. “Non-Healthcare Fundamental Representations” has the meaning as set forth in Section 8.01. “Objection Disputes” has the meaning set forth in Section 2.03(c)(i). “Objection Statement” has the meaning set forth in Section 2.03(c)(i). “OIG” has the meaning set forth in Section 3.09(c). “Option Common Stock” has the meaning as set forth in Section 1.05(a). “Option Consideration” has the meaning as set forth in Section 1.05(a). “Order” has the meaning as set forth in Section 3.14. “Ordinary Course of Business” means the ordinary course of business of the Group Companies, consistent with past practice. 60

“Outside Date” has the meaning set forth in Section 9.01(d). “Owned Real Property” has the meaning set forth in Section 3.10(a). “Parent” has the meaning set forth in the Preamble to this Agreement. “Parent Board” has the meaning set forth in the Recitals to this Agreement. “Parent Indemnified Parties” has the meaning set forth in Section 8.02. “Parent Material Adverse Effect” means any change or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of the Parent or the Merger Sub to, in a timely manner, enter into, perform its obligations under, or consummate the transactions contemplated by, this Agreement. “Parent’s Representatives” has the meaning as set forth in Section 5.02. “Party” or “Parties” have the meaning set forth in the Preamble to this Agreement. “Paying Agent” has the meaning as set forth in Section 1.10(a). “Paying Agent Agreement” has the meaning as set forth in Section 1.10(a). “Payment Program Claims” has the meaning set forth in Section 3.09(b). “Payment Programs” means any health care plan or program (i) in which any Group Company or patient or client of the Group Company participates or (ii) to which any Group Company submits bills or claims for payment, each of (i) and (ii) including without limitation Medicare, Medicaid, TriCare, CHAMPUS, and any private or commercial health insurance, or employer self-funded health care payment program. “Per Share Common Stock Cash Consideration” means an amount in cash equal to the quotient of (a) the Aggregate Common Stock Cash Consideration divided by (b) the Fully Diluted Shares. “Per Share Common Stock Consideration” means (a) the Per Share Common Stock Cash Consideration plus (b) the Per Share Equity Consideration. “Per Share Common Stock Equity Consideration Valuation” means an amount in cash equal to (a) the price per share of NeoGenomics’ Common Stock (calculated by averaging the closing price of the NeoGenomics’ Common Stock on the Nasdaq Capital Market on the thirty (30) trading days immediately prior to the sixth (6th) trading day prior the Closing Date) multiplied by (b) 1,000,000 divided by (c) the Fully Diluted Shares. “Per Share Equity Consideration” means 1,000,000 shares of NeoGenomics’ Common Stock divided by the Fully Diluted Shares. “Per Share Portion” means a fraction, the numerator of which is one, and the denominator of which is the total number of Fully Diluted Shares. 61

“Per Share Series A Preferred Stock Consideration” means an amount in cash equal to the quotient of (a) the Aggregate Series A Consideration divided by (b) the number of shares of Series A Preferred Stock outstanding as of immediately prior to the Effective Time. “Permits” has the meaning as set forth in Section 3.18. “Permitted Liens” means (a) statutory liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Group Companies; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the Ordinary Course of Business for amounts that are not delinquent; (c) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over the Owned Real Property that are not violated by the current use and operation of the Owned Real Property; (d) covenants, conditions, restrictions, easements and other matters of record affecting title to the Owned Real Property that do not materially impair the occupancy or use of the Owned Real Property for the purposes for which it is currently used in connection with the Group Companies’ businesses; (e) liens encumbering the underlying fee interest of any Leased Realty; (f) matters that would be disclosed by an inspection or accurate survey of the Owned Real Property; (g) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; (h) liens arising in connection with sales of foreign receivables; (i) liens on goods in transit incurred pursuant to documentary letters of credit; (j) purchase money liens and liens securing rental payments under capital lease arrangements; (k) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money; (l) any non-exclusive licenses to use any Company Intellectual Property Rights granted by any Group Company in the Ordinary Course of Business; (m) other liens and encumbrances the existence of which would not have a Material Adverse Effect; and (n) those matters listed on the attached Schedule 11.02. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity or any department, agency or political subdivision thereof. “PPACA” has the meaning set forth in Section 3.16(g). “Pre-Closing Period” has the meaning set forth in Section 5.01. “Privacy and Security Laws” has the meaning set forth in Section 3.09(e). “Pro Rata Percentage” means, with respect to each Company Stockholder, a percentage determined by dividing (i) the total number of shares of Company Common Stock plus the total number of shares of Company Common Stock issuable upon conversion of all shares of Series A Preferred Stock held by such Company Stockholder immediately prior to the Effective Time by (ii) the number of Fully Diluted Shares. “Provider Agreement” has the meaning set forth in Section 3.09(b). “R&W Insurance Policy” has the meaning set forth in Section 4.15. 62

“R&W Insurer” has the meaning set forth in Section 4.15. “Registered IP” has the meaning as set forth in Section 3.13(a). “Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property. “Representatives” means, with respect to a Person, such Person’s officers, directors, employees or Affiliates, or any investment banker, attorney, accountant, auditor or other advisor or representative retained by any of them. “Schedule” has the meaning as set forth in Section 10.01. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Series A Preferred Stock” means the Series A Preferred Stock, $0.001 par value per share, of the Company. “Series A Stockholder” means a holder of Series A Preferred Stock. “Severance Escrow Amount” means an amount, determined as of the Closing Date, equal to the amounts due under the employment agreements set forth on Schedule 8.02 if they were terminated as of the Closing Date in connection with a change of control. “Severance Escrow Fund” has the meaning set forth in Section 1.12(a)(ii). “Stockholder Consents” have the meaning set forth in the Recital to this Agreement. “Stockholders’ Representative” has the meaning set forth in Section 12.18(a). “Subject Materials” has the meaning set forth in Section 8.03(c). “Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls the managing director or general partner of such partnership, association or other business entity. 63

“Surviving Company” has the meaning as set forth in Section 1.01. “Tax” or “Taxes” means any and all U.S. federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, special assessment, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other taxes, assessments, customs, duties, fees, levies, or other governmental charges in the nature of a tax of any kind whatsoever, however denominated or computed, and any escheat amounts or other amounts due in respect of unclaimed property, and in respect of each and every of the foregoing, together with any interest, penalties, fines or additions with respect thereto and shall include any transferee liability in respect of any and all of the above. “Tax Returns” means any return, report, information return or other document (including schedules or any related or supporting information) required to be filed with any Governmental Entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws or administrative requirements relating to any Tax. “Terminated Leases” has the meaning as set forth in Section 3.10(c). “Third Party Claim” has the meaning set forth in Section 8.03(a). “Title Commitment” has the meaning set forth in Section 5.07. “Title Insurer” has the meaning set forth in Section 5.07. “Transaction Documents” means this Agreement, the Paying Agent Agreement, the Escrow Agreement and any and all certificates, agreements, documents or other instruments to be executed and delivered by any Person in connection with the Contemplated Transactions (other than any employee agreements), any exhibits, attachments or schedules to any of the foregoing and any other written agreement that is expressly identified as a Transaction Document, as any of the foregoing may be amended, supplemented or otherwise modified from time to time. “Transaction Expenses” means the accrued and unpaid legal, accounting and other professional services fees, costs and expenses of the Company and its Subsidiaries and the Indemnifying Fund Stockholders in connection with the investigation, diligence, negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents. “Unresolved Claims” has the meaning set forth in Section 8.06. “U.S.” or “United States” means the United States of America. “WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local, and foreign laws related to plant closings, relocations, mass layoffs, and employment losses. 64

“Working Capital” means (a) Current Assets minus (b) Current Liabilities, in each case determined as of the Adjustment Time and in accordance with the categories of Current Assets and Current Liabilities set forth on Schedule 2.04(a). “Working Capital Adjustment” means (a) if the Working Capital is less than the Working Capital Target Lower Boundary, an amount (expressed as a negative number) equal to the Working Capital minus the Working Capital Target Lower Boundary, (b) if the Working Capital is greater than the Working Capital Target Upper Boundary, an amount equal to the Working Capital minus the Working Capital Target Upper Boundary, or (c) if the Working Capital is equal to or greater than the Working Capital Target Lower Boundary but less than or equal to the Working Capital Target Upper Boundary, an amount equal to $0. “Working Capital Target” means $16,190,000. “Working Capital Target Lower Boundary” means the Working Capital Target minus $750,000. “Working Capital Target Upper Boundary” means the Working Capital Target plus $750,000. 11.02 Other Interpretive Provisions. (a) Accounting terms that are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement shall control. (b) Whenever the word “or” is used in this Agreement, it shall not be deemed exclusive. (c) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms. (d) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. (e) Any reference to any particular Code section or Law shall be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified. ARTICLE XII MISCELLANEOUS 12.01 Press Releases and Communications. No press release or public announcement related to this Agreement or the transactions contemplated herein shall be issued or made by any Party or any Affiliate thereof without the joint approval of the Parent and the Company, except (a) such release or announcement as may be required by Law, the Exchange Act or the rules of the Nasdaq Capital Market, in which case the party required to issue or make the release or 65 announcement shall allow (or cause its Affiliate to allow) the other party reasonable time to comment on such release or announcement in advance of such issuance or the making thereof, (b) that the Group Companies shall be permitted to make announcements from time to time to the respective employees, customers, suppliers and other business relations of the Group Companies and otherwise as the Company may reasonably determine is necessary to comply (or cause any other Group Company to comply) with applicable Law or the requirements of any Contract to which any Group Company is a party or otherwise bound, (c) for such announcements or releases required to be made to comply with Section 5.06 or Section 6.08 and (d) that nothing contained herein shall limit or restrict the right of the Company, the Parent or any of their respective Affiliates in respect of any Action that may arise or be commenced between the Company, any Company Stockholder, on the one hand, and the Parent or any Affiliate thereof, on the other hand. Notwithstanding anything herein to the contrary, any Company Stockholder as of the date hereof (or any Affiliate of any such Company Stockholder) that is a private equity firm may provide information relating to this Agreement and/or the Contemplated Transactions in connection with fundraising, marketing, informational, transactional or reporting activities at any time. 12.02 Expenses. Except as otherwise expressly provided herein, each of the Company, the Company Stockholders, the Parent and the Merger Sub shall pay all of their own fees and expenses incurred in connection with this Agreement and the Contemplated Transactions, including the fees and disbursements of counsel, financial advisors and accountants. 12.03 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted (except if not a Business Day then the next Business Day) via telecopy (or other facsimile device) or email to the number or email address set out below (in each case of this clause (b), solely if receipt is confirmed), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective Parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing by such Party: Notices to the Parent, the Merger Sub and/or, if after the Closing, the Company: NeoGenomics Laboratories, Inc. 12701 Commonwealth Dr., Suite 9 Fort Myers, FL 33913 Attention: Doug VanOort Fax: (239) 432-5601 Email: douglas.vanoort@neogenomics.com with a copy to (which shall not constitute notice): K&L Gates LLP 66

Southeast Financial Center 200 S. Biscayne Boulevard, Suite 3900 Miami, FL 33131 Attention: Clayton Parker, Esq. Fax: (305) 358-7095 Email: Clayton.Parker@klgates.com Notices to the Company (prior to the Closing): Genesis Acquisition Holdings Corp. 2131 Faraday Avenue Carlsbad, CA 92008 Attention: Mark E. Spring Fax: (760) 268-6245 Email: mspring@genoptix.com with copies to (which shall not constitute notice): Paul Hastings LLP 4747 Executive Drive Floor Twelve San Diego, CA 92121 Attention: Deyan Spiridonov, Esq. Fax: (858) 458-3144 Email: spiri@paulhastings.com If to the Stockholders’ Representative or, after the Closing, the Company Stockholders: Ampersand 2014 Limited Partnership 55 William Street, Suite 240 Wellesley, MA 02481 Attention: Herbert H. Hooper Fax: (781) 239-0824 Email: hhh@ampersandcapital.com 12.04 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned (by operation of law or otherwise) or delegated by any Party hereto without the prior written consent of the non-assigning Parties, except as otherwise specifically provided herein. 12.05 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the 67

Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. 12.06 References. The table of contents and the section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. All references to days (excluding Business Days) or months shall be deemed references to calendar days or months. All references to “$” shall be deemed references to U.S. dollars. Unless the context otherwise requires, any reference to a “Section,” “Exhibit,” “Disclosure Schedule” or “Schedule” shall be deemed to refer to a section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “threatened” or any variation thereof means “threatened in writing.” The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. 12.07 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Schedules or Exhibits attached hereto is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the Ordinary Course of Business, and no Party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Disclosure Schedules or Exhibits in any dispute or controversy between the Parties as to whether any obligation, item or matter not described or included in this Agreement or in any Schedule or Exhibit is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the Ordinary Course of Business for purposes of this Agreement. The information contained in this Agreement and in the Disclosure Schedules and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever (including any violation of Law or breach of contract). 12.08 Amendment and Waiver. Any provision of this Agreement or the Disclosure Schedules hereto may be amended or waived only in a writing signed (a) by the Parent and the Company, if so amended or waived prior to the Closing, and (b) by Parent and the Stockholders’ Representative, if so amended or waived following the Closing. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default. 68

12.09 Complete Agreement. This Agreement and the documents referred to herein (including the Confidentiality Agreement) contain the complete agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related to the subject matter hereof in any way, including any data room agreements, bid letters, term sheets, summary issues lists or other agreements. The Parties agree that prior drafts of this Agreement will be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the Parties hereto with respect hereto. The Parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the sale and purchase of the Company exclusively in contract pursuant to the express terms and provisions of this Agreement; and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. The Parties hereto agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, this Agreement will govern and control. 12.10 Third Party Beneficiaries. This Agreement is not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder, other than the D&O Indemnified Parties, in respect of their right to enforce Section 6.03. The foregoing shall not adversely affect the Parent Indemnified Parties’ rights pursuant to any Joinder, and, for the avoidance of doubt, neither shall it have any impact on the obligations of each counterparty executing the same. 12.11 Waiver of Trial by Jury. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY OF THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. 12.12 Parent Deliveries. The Parent agrees and acknowledges that all documents or other items delivered or made available to the Parent’s advisors or Representatives shall be deemed to be delivered or made available, as the case may be, to the Parent for all purposes hereunder. 12.13 Delivery by Facsimile or Email. This Agreement and any signed agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or via electronic mail, shall be treated in all manner and respects as an original agreement or instrument 69 and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or email as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity. 12.14 Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one (1) Party, but all such counterparts taken together shall constitute one and the same instrument. 12.15 Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. 12.16 Jurisdiction. Any suit, Action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Contemplated Transactions shall be brought before and determined exclusively by the Delaware Court of Chancery of the State of Delaware; provided, that if the Delaware Court of Chancery does not have jurisdiction, any such suit, Action or proceeding shall be brought exclusively in the U.S. District Court for the District of Delaware or any other court of the State of Delaware, and each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, Action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, Action or proceeding in any such court or that any such suit, Action or proceeding that is brought in any such court has been brought in an inconvenient forum. Process in any such suit, Action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 12.03 shall be deemed effective service of process on such Party. 12.17 Specific Performance. (a) Each of the Parties acknowledges that the rights of each Party to consummate the Contemplated Transactions are unique and recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at Law. Accordingly, the Parties agree that prior to a valid termination of this Agreement in accordance with this Agreement, subject to and without limiting Section 12.17(b) below (if applicable), such non-breaching Party shall have the right, in addition to any other rights and remedies existing in its favor at Law or in equity, to enforce its rights and the other Party’s obligations hereunder not only by an Action or Actions for damages but also by an Action or Actions for specific performance, injunctive and/or other 70 equitable relief (without posting of bond or other security). Each of the Parties hereby waives (x) any defenses in any Action for an injunction, specific performance or other equitable relief, including the defense that the other parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity, and (y) any requirement under Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief. (b) To the extent any Party brings any Action, claim, complaint or other proceeding, in each case, before any Governmental Entity to enforce specifically the performance of any of the terms or provisions of this Agreement prior to the Closing, the Outside Date shall automatically be extended to the date that is the fifth (5th) Business Day after the presiding Governmental Entity issues a final Order that is no longer subject to appeal or such later date as may be established by the presiding Governmental Entity. 12.18 Designation of the Representative (a) Designation. From and after the Closing, Ampersand 2014 Limited Partnership, a Delaware limited partnership (the “Stockholders’ Representative”), is hereby designated to serve as the representative of the Company Stockholders (other than holders of Dissenting Shares) with respect to the matters expressly set forth in this Agreement and the Escrow Agreement to be performed by the Stockholders’ Representative. (b) Authority. The Stockholders’ Representative is hereby irrevocably appointed as the agent, proxy and attorney-in-fact for each of the Company Stockholders (other than holders of Dissenting Shares) for all purposes of this Agreement, the Escrow Agreement and any other agreement entered into in connection herewith including the full power and authority on such Person’s behalf (i) to execute the Escrow Agreement and otherwise to consummate the transactions contemplated herein and therein, (ii) to pay expenses incurred by such Person or the Stockholders’ Representative in connection with the negotiation and performance of this Agreement, the Escrow Agreement and any other agreement entered into in connection herewith (whether incurred on or after the date hereof), (iii) to disburse any funds received hereunder or under the Escrow Agreement to each other Company Stockholder, (iv) to endorse and deliver any certificates or instruments representing the shares of Company Common Stock and execute such further agreements or instruments of assignment as Parent shall reasonably request or which the Stockholders’ Representative shall consider necessary or proper to effectuate the transactions contemplated by this Agreement, all of which shall have the effect of binding the Company Stockholders as if such Company Stockholder had personally executed such agreement or instrument, (v) to resolve any adjustments or issues relating to any component of the Closing Cash Payment, (vi) to receive notices and other deliverables hereunder on behalf of such Person, (vii) to execute and deliver on behalf of such Person any amendment or waiver hereto or to any other agreement contemplated hereunder after the Effective Time, (viii) to take all other actions to be taken by or on behalf of such Person in connection herewith including under the Escrow Agreement, (ix) to dispute, compromise, settle and pay any claims made in connection with this Agreement, the transactions contemplated hereunder or under the Escrow Agreement, (x) to retain legal and other professional advisors on behalf of, and at the expense of the Company Stockholders in connection with its actions hereunder or under the Escrow Agreement, (xi) to dispense funds from the Escrow Funds (or direct the Escrow Agent to do so) 71 to the Company Stockholders pursuant to the terms of this Agreement and to retain from such funds an amount sufficient to satisfy the reasonable out-of-pocket expenses or other amounts incurred or payable by the Stockholders’ Representative in fulfilling its obligations hereunder, (xii) except as otherwise specified hereunder, to make any calculations required under this Agreement (including calculations with respect to the distribution of the Aggregate Consideration or any Escrow Amounts or each Company Stockholder’s Pro Rata Percentage of any indemnification obligation), and (xiii) to do each and every act and exercise any and all rights which such Person or the Company Stockholders are permitted or required to do or exercise under this Agreement or the Escrow Agreement. Such agency, proxy and attorney-in- fact and all authority granted hereunder are coupled with an interest, are therefore irrevocable without the consent of the Stockholders’ Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Person. If, after the execution of this Agreement, any Company Stockholder dies, dissolves or liquidates or becomes incapacitated or incompetent, then the Stockholders’ Representative is nevertheless authorized, empowered and directed to act in accordance with this Agreement as if that death, dissolution, liquidation, incapacity or incompetency had not occurred and regardless of notice thereof. All decisions and actions by the Stockholders’ Representative shall be binding upon all of the Company Stockholders, and no Company Stockholder shall have the right to object, dissent, protest or otherwise contest the same. (c) Authority; Indemnification. Parent shall be entitled to rely on any action taken by the Stockholders’ Representative, on behalf of the Company Stockholders, pursuant to Section 12.18(a) (each, an “Authorized Action”), and each Authorized Action shall be binding on each Company Stockholder as fully as if such Person had taken such Authorized Action. Parent agrees that the Stockholders’ Representative, as the Stockholders’ Representative, shall have no liability to Parent for any Authorized Action, except to the extent that such Authorized Action constitutes breach of this Agreement, fraud or bad faith. Each Company Stockholder severally, for itself only and not jointly, will indemnify and hold harmless the Stockholders’ Representative against all expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred (collectively, “Representative Expense”) by the Stockholders’ Representative in connection with any action, suit or proceeding to which the Stockholders’ Representative is made a party by reason of the fact it is or was acting as the Stockholders’ Representative pursuant to the terms of this Agreement; provided, that in the event that any such Representative Expense is finally adjudicated to have been directly caused by the Stockholders’ Representative’s fraud or actions taken or not taken by such representative in bad faith, the Stockholders’ Representative will reimburse the Company Stockholders the amount of such indemnified Representative Expense to the extent attributable to such fraud or actions taken or not taken in bad faith. (d) Duties of the Stockholders’ Representative. The Stockholders’ Representative hereby accepts its obligations under this Agreement. The Stockholders’ Representative shall have only the duties expressly stated in this Agreement and the Escrow Agreement, and shall have no other duty, express or implied. The Stockholders’ Representative is not, by virtue of serving as Stockholders’ Representative, a fiduciary of the Company Stockholders or any other Person. The Stockholders’ Representative, in its capacity as such, has no personal responsibility or liability for any representation, warranty or covenant of the Company. 72

(e) Exculpation. The Stockholders’ Representative shall not be liable to any Company Stockholder for any action taken or omitted by it or any agent employed by it hereunder or under any other document entered into in connection herewith, except that the Stockholders’ Representative shall not be relieved of any liability imposed by Law for fraud or bad faith. The Stockholders’ Representative shall not be liable to the Company Stockholders for any apportionment or distribution of payments made by the Stockholders’ Representative in good faith, and, if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Person to whom payment was due, but not made, shall be to recover from other Company Stockholders any payment in excess of the amount to which they are determined to have been entitled. The Stockholders’ Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement. Neither the Stockholders’ Representative nor any agent employed by it shall incur any liability to any Company Stockholder by virtue of the failure or refusal of the Stockholders’ Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of its other duties hereunder, except for actions or omissions constituting fraud or bad faith. (f) Replacement of the Stockholders’ Representative. If the Stockholders’ Representative resigns or is otherwise unable or unwilling to serve in such capacity, then the Company Stockholders that held a majority of the shares of voting Company Stock outstanding, acting together as a single class (measured as of immediately prior to the Effective Time without giving effect to the Merger or the consequences of this Agreement) will appoint a new Person to serve as the Stockholders’ Representative and will provide prompt written notice thereof to Parent. Until such notice is received, Parent will be entitled to rely on the actions and statements of the previous Stockholders’ Representative. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] 73

IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger on the day and year first above written. Company: GENESIS ACQUISITION HOLDINGS CORP. _________________________________________/s/ Joe Limber By: Joe Limber Its: Chief Executive Officer Parent: NEOGENOMICS LABORATORIES, INC. _________________________________________/s/ Douglas M. VanOort By: Douglas M. VanOort Its: Chief Executive Officer Merger Sub: GENOPTIX MERGER SUB, INC. _________________________________________/s/ Douglas M. VanOort By: Douglas M. VanOort Its: Chief Executive Officer Stockholders’ Representative: AMPERSAND 2014 LIMITED PARTNERSHIP By: AMP-14 Management Company Limited Partnership, its General Partner By: AMP-14 MC LLC, its General Partner /s/_________________________________________ Herbert H. Hooper By: Herbert H. Hooper Its: Managing Member [Signature Page to Agreement and Plan of Merger]

EXHIBIT A FORM OF CERTIFICATE OF MERGER Exhibit A-1

CERTIFICATE OF MERGER OF GENOPTIX MERGER SUB, INC. WITH AND INTO GENESIS ACQUISITION HOLDINGS CORP. Genesis Acquisition Holdings Corp., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), desiring to merge Genoptix Merger Sub, Inc., a Delaware corporation, with and into the Corporation (the “Merger”), pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows: FIRST: The name and state of incorporation of each of the constituent corporations to the Merger (the "Constituent Corporations") are as follows: Name State of Incorporation Genoptix Merger Sub, Inc. Delaware Genesis Acquisition Holdings Corp. Delaware SECOND: An Agreement and Plan of Merger, dated as of October 23, 2018, by and among each of the Constituent Corporations, NeoGenomics Laboratories, Inc., a Florida corporation, and the representative named therein, was approved, adopted, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the DGCL (and by the written consent of their respective stockholders in accordance with Section 228 of the DGCL). THIRD: The Corporation will continue as the corporation surviving the Merger (the “Surviving Corporation”) and the name of the Surviving Corporation shall be Genesis Acquisition Holdings Corp. upon the effectiveness of the Merger in accordance with Section 251 of the DGCL and Section 103 of the DGCL (the “Effective Time”). FOURTH: At the Effective Time, the certificate of incorporation of the Corporation, as in effect immediately prior to the Effective Time, shall be further amended and restated in its entirety as set forth in Annex A attached hereto and, as so amended and restated, shall be the Second Amended and Restated Certificate of Incorporation of the Surviving Corporation until further amended pursuant to the DGCL. FIFTH: An executed copy of the Agreement and Plan of Merger is on file at the offices of the Surviving Corporation at 2131 Faraday Ave., Carlsbad, CA 92008, and a copy thereof will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations. SIXTH: This Certificate of Merger, and the Merger, shall become effective at the time this Certificate of Merger is filed with the Secretary of State of the State of Delaware. * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Merger to be executed as of the __________ day of __________, 2018. GENESIS ACQUISITION HOLDINGS CORP. By: Name:__________________________________ Title:____________________________________ [SIGNATURE PAGE - CERTIFICATE OF MERGER]

Annex A [See attached]

EXHIBIT B FORM OF LETTER OF TRANSMITTAL Exhibit B-1

GENESIS ACQUISITION HOLDINGS CORP. LETTER OF TRANSMITTAL Ladies and Gentlemen: In connection with the merger (the "Merger") of Genoptix Merger Sub, Inc. ("Merger Sub") with and into Genesis Acquisition Holdings Corp. (the "Company") contemplated pursuant to the terms of, and subject to the conditions set forth in, the Agreement and Plan of Merger, dated as of October 23, 2018 (as amended, supplemented or modified from time to time in accordance with its terms, the "Merger Agreement"), by and among NeoGenomics Laboratories, Inc. ("Buyer"), Merger Sub, the Company and Ampersand 2014 Limited Partnership, solely in its capacity as representative of the stockholders as set forth therein (the "Stockholders’ Representative"), the undersigned surrenders herewith the certificate(s) representing the shares of Company Stock, in each case listed in the "Stock Certificates" section of this Letter of Transmittal (collectively, the "Shares"), in exchange for the applicable portion of the Aggregate Consideration, minus any required tax deductions or withholdings, to which the undersigned is entitled under the Merger Agreement, at the times specified therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement. In exchange for the Shares, the Buyer shall, or shall cause the Paying Agent to, deliver in accordance with the Merger Agreement the applicable portion of the Aggregate Consideration, minus any required tax deductions or withholdings, to which the undersigned is entitled under the Merger Agreement, at the times specified therein. The undersigned understands and agrees that (a) a portion of the consideration to which the undersigned may be entitled under the Merger Agreement may be paid (if at all) by Buyer after the Closing to, or as directed by, the Stockholders’ Representative in accordance with the Merger Agreement if Buyer owes any additional amounts under Section 2.03 of the Merger Agreement and (b) a portion of the consideration to which the undersigned may be entitled under the Merger Agreement as of the Closing will be withheld at Closing and included in the escrow funds, which will be delivered to an escrow agent (the "Escrow Agent") and held in escrow pursuant to the Merger Agreement and the terms of the escrow agreement executed among the Escrow Agent, the Stockholders’ Representative and Buyer upon the closing of the Merger (the "Escrow Agreement"), with such amounts to be disbursed by the Escrow Agent in accordance with the Merger Agreement and the Escrow Agreement. The undersigned hereby represents and warrants to Buyer that: (a) the undersigned has the full legal right, power and authority to execute this Letter of Transmittal and deliver the certificate(s) listed in the "Stock Certificates" section of this Letter of Transmittal (and the Shares represented thereby specified in such section) and that this Letter of Transmittal constitutes a legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); and (b) the undersigned owns beneficially and of record the Shares, free and clear of any lien, security interest, encumbrance or any other restrictions on transfer (other than such as exist under applicable securities laws or as shall be terminated in connection with the consummation of the Merger). The undersigned hereby irrevocably constitutes and appoints the Stockholders’ Representative (and its successors designated in accordance with the Merger Agreement) as the undersigned's representative and attorney-in-fact to act, from and after the Closing, on behalf of the undersigned (in its capacity as a holder of Company Stock) in accordance with Section 12.18 of the Merger Agreement, and further acknowledges and agrees to, and to be bound by, all of the terms of Section 12.18 of the Merger Agreement. The undersigned hereby reaffirms, approves, accepts and adopts, and hereby agrees to comply with and perform, all of the acknowledgements and agreements made by the Stockholders’ Representative on behalf of the holders of Company Stock in the Merger Agreement and the other documents delivered in connection therewith (including the Escrow Agreement, but excluding, for the avoidance of doubt, any employment agreements between Buyer or the Company and its Subsidiaries, on the one hand, and any employee of the Company and its Subsidiaries, on the other hand). The relationship created herein and under the Merger Agreement is not to be construed as a joint venture or any form of partnership between or among the Stockholders’ Representative or any holder of Company Stock for any purpose of U.S. federal or state law, including federal or state Tax purposes. Neither the Stockholders’ Representative nor any of its Affiliates owes any fiduciary or other duty to any holder of Company Stock. The undersigned hereby irrevocably constitutes and appoints the Company as the true and lawful agent and attorney-in-fact of the undersigned with respect to the certificate(s) listed in the "Stock Certificates" section of this Letter of Transmittal, and any and all rights represented thereby, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver such certificate(s) upon receipt thereof, together with all accompanying evidences of transfer and authenticity, to the Company for cancellation; provided that, if the Merger Agreement is terminated, such appointment of the Company automatically shall terminate upon such termination and have no further force or effect. The authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the death, incapacity or dissolution of the undersigned, and all grants, appointments, acknowledgments, conveyances, deliveries, waivers and obligations of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned. This Letter of Transmittal, and the surrender of the certificate(s) and the Shares represented thereby transmitted by this Letter of Transmittal, are irrevocable; provided that, if the Merger is not consummated, this Letter of Transmittal and such certificate(s) will be returned to the undersigned. THE UNDERSIGNED FURTHER UNDERSTANDS THAT IF HE, SHE OR IT HAS FILED A DEMAND FOR APPRAISAL WITH RESPECT TO THE SHARES SURRENDERED HEREWITH, THE UNDERSIGNED, BY SUBMISSION OF THIS LETTER OF TRANSMITTAL, HEREBY WITHDRAWS SUCH DEMAND AND THE COMPANY HEREBY ACCEPTS SUCH WITHDRAWAL. All representations, warranties and agreements contained in this Letter of Transmittal shall survive the Merger. The undersigned understands and agrees that the method of delivery of the Shares and this Letter of Transmittal is at the election and risk of the holder of the Shares. The undersigned hereby acknowledges that the undersigned has read the "Instructions for Letter of Transmittal" section in this Letter of Transmittal. If this Letter of Transmittal is to be signed by the registered holder(s) of the Shares represented thereby, it must be signed by the registered holder(s) exactly as the name(s) of such registered holder(s) appear(s) on the certificate(s). If this Letter of Transmittal is to be signed by or on behalf of a person other than the registered holder(s), see the "Instructions for Letter of Transmittal; Endorsements" section of this Letter of Transmittal. THE "INSTRUCTIONS FOR LETTER OF TRANSMITTAL" SECTION OF THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. * * * *

Dated: ______________________ For completion by individuals: Name of Owner(s): _____________________________________ (please print) Signature of Owner(s): _____________________________________ For completion by corporations, partnerships, limited liability companies, trusts or other entities: Name of Owner(s): _____________________________________ (please print) Signature on behalf of Owner(s): _____________________________________ Name of Signatory: _____________________________________ (please print) Title of Signatory: _____________________________________ (please print)

STOCK CERTIFICATES Please insert in the boxes below the requested description of the certificates representing the Shares surrendered with this Letter of Transmittal. Certificates representing the Shares to be surrendered are to accompany this Letter of Transmittal. Certificates Representing the Shares: Total Number Name(s) and Address of Registered Series A Preferred Stock of shares of Owner (as name(s) appear on Certificate Numbers Series A Preferred certificate) Stock Surrendered Total number of shares of Series A Preferred Stock Total Number Name(s) and Address of Registered Company Common Stock of shares of Owner (as name(s) appear on Certificate Numbers Company Common certificate) Stock Surrendered Total number of shares of Company Common Stock

LOST CERTIFICATES If you have lost certificate(s) representing any of your Shares please check this box: Number of shares of Series A Preferred Stock represented by certificate(s) lost: _________ Number of shares of Company Common Stock represented by certificate(s) lost: _________ If you have lost your certificate(s), the Company may require such further information and assurances concerning lost certificates and such affidavits of loss, indemnity and guarantees as it may deem advisable.

PAYMENT INSTRUCTIONS The Stockholders’ Representative, the Surviving Corporation and/or Buyer is hereby authorized and instructed to make payments of the Aggregate Consideration due to the undersigned of this Letter of Transmittal pursuant to the Merger Agreement by wire transfer of immediately available funds to the undersigned as instructed in the box below. WIRE TRANSFER INFORMATION: Payee: __________________________________________________ Bank Name: ______________________________________________ Address: ______________________________________________ ______________________________________________ ______________________________________________ ABA Number: ____________________________________________ Account Name: ____________________________________________ Account Number: __________________________________________ Please provide the delivery and contact information where the Stockholders’ Representative, the Surviving Corporation and/or Buyer may contact you if there are any questions or issues regarding the wire transfer information provided above. CONTACT INFORMATION: Address: ______________________________________________ ______________________________________________ ______________________________________________ Telephone: ______________________________________________ Email: ______________________________________________

INSTRUCTIONS FOR LETTER OF TRANSMITTAL General This Letter of Transmittal, including the applicable Form W-9 or Form W-8, should be properly filled in, dated and signed by the registered holder(s) of the certificate(s) representing the Shares and delivered or mailed, together with the certificate(s) representing said Shares, to the Company at the following address: Genesis Acquisition Holdings Corp. c/o Paul Hastings LLP 4747 Executive Drive, Twelfth Floor San Diego, CA 92121 Attention: Spencer Young A Letter of Transmittal and certificates delivered to the Company on or prior to the Closing of the Merger will be held on behalf of the applicable holder pending the consummation of the Merger. In the event that the Merger is not consummated, such Letter of Transmittal and certificates will be returned to the applicable holder. Delivery of such certificates shall be effected, and risk of loss shall pass, only upon proper delivery to the Company of such Letter of Transmittal, certificates and the other materials required by the Merger Agreement. The delivery to the holders of the Shares of the applicable Aggregate Consideration, minus any required tax deductions or withholdings, will be effected only upon proper delivery of the certificates representing the Shares to the Company. Endorsements Signatures on the Letter of Transmittal must correspond in every particular with the registered name(s) of such holder(s) on such certificate(s). If any Shares are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. When the Letter of Transmittal is signed by the registered holder(s) of the Shares, no endorsements of certificates or separate stock powers are required. If this Letter of Transmittal is signed by or on behalf of a person other than the registered holder(s) of the Shares listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s). In case the Letter of Transmittal is executed by an attorney, executor, administrator, guardian or other fiduciary, or by an officer of a corporation, the person executing the Letter of Transmittal must give his or her full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with the Letter of Transmittal and certificate(s) surrendered. If any Shares are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary or required documents as there are different registrations of certificates.

Taxpayer Identification Number Certification This Letter of Transmittal includes a Form W-9 and Form W-8. You should complete and return the applicable form with this Letter of Transmittal. Use Form W-9 only if you are a U.S. person (including a resident alien). If you are not a U.S. person (e.g. a non-resident individual or foreign entity), you must provide the applicable Form W-8. Failure to provide the information requested on the Form W-9 or Form W-8, as applicable, could result in certain penalties as well as backup withholding on payments due to you. If you have been notified by the Internal Revenue Service ("IRS") that you are subject to backup withholding and the IRS has not subsequently notified you that backup withholding has terminated, you must strike out the language in Item 2 of Part II of the Form W-9. Certain holders are not subject to backup withholding. For additional information, contact your tax advisor or the IRS. IRS Circular 230 Disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any tax advice contained in this letter (including any attachments) was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax-related penalties under the U.S. Internal Revenue Code. The tax advice contained in this letter (including any attachments) was written to support the transaction(s) or matter(s) addressed by the letter. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Lost, Stolen or Destroyed Certificates If any certificate(s) have been lost, stolen or destroyed, the holder(s) thereof should check the appropriate box in the "Lost Certificate" section on this Letter of Transmittal and indicate the number of shares of Series A Preferred Stock or Company Common Stock represented by such certificate(s). The holder(s) of such certificate(s) will then be instructed by the Company of the actions necessary to replace such certificates. Payment Instructions Please complete the information for the payment instructions by providing applicable wire transfer information in the space provided. Please also provide the contact information where the Stockholders’ Representative, the Surviving Corporation or the Buyer may contact you if there are any questions or issues regarding the wire transfer information provided. Questions If you have questions regarding this Letter of Transmittal or the surrender of your Shares, please call Spencer Young, outside legal counsel of the Company, at (858) 458-3026 or spenceryoung@paulhastings.com.

EXHIBIT C FORM OF CERTIFICATE OF INCORPORATION OF SURVIVING COMPANY Exhibit C-1

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF GENESIS ACQUISITION HOLDINGS CORP. FIRST: The name of the corporation (the “Corporation”) is Genesis Acquisition Holdings Corp. SECOND: The address of the Corporation's registered office in the State of Delaware is 1675 South State Street, Suite B, Dover, Kent County, Delaware 19901. The registered agent at such address is Capitol Services, Inc. THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”). FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 5,000 shares of Common Stock, par value $0.001 per share. FIFTH: Unless required by the Bylaws, the election of the Board of Directors need not be by written ballot. SIXTH: The Board of Directors shall have the power to make, alter or repeal the Bylaws of the Corporation, but the stockholders may make additional Bylaws and may alter or repeal any Bylaw whether or not adopted by them. SEVENTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article Seventh to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. The right to exculpation conferred in this Article Seventh shall be a contract between the Corporation and each director who is covered by this Article Seventh while this Amended and Restated Certificate of Incorporation is in effect. Any repeal or modification of the foregoing provisions of this Article Seventh shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions occurring prior to, such repeal or modification. Notwithstanding the foregoing provisions of this Article Seventh, any right or protection provided hereunder shall be deemed to vest at the time that the act or omission occurred.

EIGHTH: The following indemnification provisions shall apply to the persons enumerated below. 1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Eighth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors. 2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall, to the extent required by law, be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Eighth or otherwise. 3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Eighth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law. 4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses

(including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors. 5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors. 6. Non-Exclusivity of Rights. The rights conferred on any person by this Article Eighth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise. 7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise. 8. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Eighth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Eighth. 9. Amendment or Repeal. The right to indemnification and advancement conferred in this Article Eighth shall be a contract between the Corporation and each person who is covered by this Article Eighth while this Amended and Restated Certificate of Incorporation is in effect. Any repeal or modification of the provisions of this Article Eighth shall not adversely affect any right or protection hereunder of any person who is covered by this Article Eighth in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification. Notwithstanding the foregoing provisions of this Article Eighth, any right or protection provided hereunder shall be deemed to vest at the time that the act or omission occurred, irrespective of when and whether a proceeding challenging such act or omission is first threatened or commenced. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be executed as of the __________ day of [ ], 2018. GENESIS ACQUISITION HOLDINGS CORP. By: Name:__________________________________ Title:____________________________________

EXHIBIT D FORM OF BYLAWS OF SURVIVING COMPANY Exhibit D-1

AMENDED AND RESTATED BYLAWS OF GENESIS ACQUISITION HOLDINGS CORP. ARTICLE I OFFICES The address of the registered office of Genesis Acquisition Holdings Corp. (the “Corporation”) is c/o Capitol Services, Inc., 1675 South State Street, Suite B, Dover, Kent County, Delaware 19901. The registered agent at such address is Capitol Services, Inc. The Corporation may also have offices at such other places both within and outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require. ARTICLE II MEETINGS OF STOCKHOLDERS Section 1. Annual Meeting. If required by applicable law, the annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place, if any, within or outside the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Section 2. Special Meetings. Special meetings of the stockholders of the Corporation shall be held on such date, at such time and at such place, if any, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Section 3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Amended and Restated Bylaws of the Corporation (the “Bylaws”), the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Section 4. Quorum and Adjournment. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If such majority shall not be present or represented at any meeting of the stockholders, the chair or the stockholders present, although less than a quorum, shall have the power to adjourn the meeting to another time and place. Section 5. Adjourned Meetings. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. Section 6. Vote Required. Except as otherwise provided by law, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, any regulation applicable to the Corporation or its securities or by the Certificate of Incorporation: (a) Directors shall be elected by a plurality of the votes present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors, and (b) Whenever any corporate action other than the election of Directors is to be taken, it shall be authorized by the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter. Section 7. Manner of Voting. At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted. Each stockholder shall be entitled to vote each share of stock having voting power registered in his or her name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting. Section 8. Stockholder Action Without a Meeting. Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken at any meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent, setting forth the action so taken, shall be given by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents given by a sufficient number of the holders to take the action were delivered to the Corporation. ARTICLE III DIRECTORS Section 1. Number; Term of Office. Subject to the Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors initially shall be two. Thereafter, the exact number of directors shall be determined from time to time by resolution adopted by the Board of Directors. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal. Section 2. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation. 2

Section 3. Resignations. Any Director may resign at any time by giving notice in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective. Section 4. Removal. Except as prohibited by applicable law or the Certificate of Incorporation, the stockholders entitled to vote in an election of directors may remove any director from office at any time, with or without cause, by the affirmative vote of a majority in voting power thereof. Section 5. Vacancies. Any vacancies occurring in the Board of Directors, shall be filled only by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal. Section 6. Annual Meetings. The Board of Directors may meet each year immediately following the annual meeting of stockholders, at the place where such meeting of stockholders has been held, or at such other place as shall be fixed by the person presiding over the meeting of the stockholders, for the purpose of election of officers and consideration of such other business as the Board of Directors considers relevant to the management of the Corporation. In the event that in any year Directors are elected by written or electronic consent in lieu of an annual meeting of stockholders, the Board of Directors may meet in such year as soon as practicable after receipt of such written or electronic consent by the Corporation at such time and place as shall be fixed by the Chairman of the Board, for the purpose of election of officers and consideration of such other business as the Board of Directors considers relevant to the management of the Corporation. Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held on such dates and at such times and places, if any, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. In the absence of any such determination, such meetings shall be held at such times and places, within or without the State of Delaware, as shall be designated by the Chairman of the Board on not less than 24 hours’ notice to each Director, given verbally or in writing, whether personally, by telephone (including by message or recording device), by facsimile transmission, or by other electronic transmission, or on not less than 3 calendar days’ notice to each Director given in writing by mail. Section 8. Special Meetings. Special meetings of the Board of Directors may be held at the call of the Chairman of the Board at such times and places, if any, within or without the State of Delaware, as he or she shall designate, on not less than 24 hours’ notice to each Director, given verbally or in writing, whether personally, by telephone (including by message or recording device), by facsimile transmission, or by other electronic transmission, or on not less than 3 calendar days’ notice to each Director given in writing by mail. Special meetings may also be called by the Secretary on like notice at the written request of a majority of the Directors then in office. Section 9. Quorum and Powers of a Majority. At all meetings of the Board of Directors or committee of the Board of Directors, the directors entitled to cast a majority of the votes of the whole Board of Directors or committee, as the case may be, shall constitute a quorum for the transaction of business, and except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or of such committee. In the absence of a quorum, a majority of the members present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present. 3

Section 10. Manner of Acting. (a) Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. (b) Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Section 11. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Section 12. Committee Procedure, Limitations of Committee Powers. (a) Except as otherwise provided by these Bylaws or by the Board of Directors, each committee shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws. (b) Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. (c) Any member of any committee may be removed from such committee either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any vacancy in any committee shall be filled by the Board of Directors in the manner prescribed by the Certificate of Incorporation, these Bylaws or applicable law for the original appointment of the members of such committee. Section 13. Compensation. (a) The Board of Directors, by a resolution or resolutions, may fix, and from time to time change, the compensation of Directors. (b) Each Director shall be entitled to reimbursement from the Corporation for his or her reasonable expenses incurred with respect to duties as a member of the Board of Directors or any committee thereof. (c) Nothing contained in these Bylaws shall be construed to preclude any Director from serving the Corporation in any other capacity and from receiving compensation from the Corporation for service rendered to it in such other capacity. 4

ARTICLE IV OFFICERS Section 1. Number. The officers of the Corporation shall include a President and a Secretary. The Board of Directors may also elect such other officers as the Board of Directors may from time to time deem appropriate or necessary. Any two or more offices may be held by the same person to the extent permitted by the General Corporation Law of the State of Delaware. Section 2. Election of Officers, Qualification and Term. The officers of the Corporation shall be appointed from time to time by the Board of Directors and, shall hold office at the pleasure of the Board of Directors. Section 3. Removal. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Section 4. Resignations. Any officer of the Corporation may resign at any time by giving notice to the Board of Directors. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Section 5. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation. Section 6. The Chairman of the Board. The Chairman of the Board, if any, shall have the powers and duties customarily and usually associated with the office of the Chairman of the Board. Section 7. Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall have the powers and duties customarily and usually associated with the office of the Vice Chairman of the Board. Section 8. The President. The President shall be the chief executive officer of the Corporation, shall have, subject to the supervision, direction, and control of the Board of Directors, the general powers and duties of supervision, direction, and management of the affairs and business of the Corporation usually vested in the chief executive officer of a corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. If at any time the office of the Chairman of the Board and the Vice Chairman of the Board shall not be filled, or in the event of the temporary absence or disability of the Chairman of the Board and the Vice Chairman of the Board, the President shall have the powers and duties of the Chairman of the Board. Section 9. The Vice Presidents. Each Vice President, if any, shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors or the President. Section 10. The Secretary and Assistant Secretaries. (a) The Secretary shall attend meetings of the Board of Directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book kept for such purpose. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may from time to time be assigned to him or her by the Board of Directors or the President. (b) Each Assistant Secretary, if any, shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the President, or the Secretary. In 5

case of the absence or disability of the Secretary, the Assistant Secretary designated by the President (or, in the absence of such designation, by the Secretary) shall perform the duties and exercise the powers of the Secretary. Section 11. The Treasurer and Assistant Treasurers. To the extent that the officers of the Corporation include a Treasurer and any Assistant Treasurers: (a) The Treasurer shall have custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall also maintain adequate records of all assets, liabilities, and transactions of the Corporation and shall see that adequate audits thereof are currently and regularly made. The Treasurer shall have such other powers and perform such other duties that generally are incident to the position of the Treasurer or as may from time to time be assigned to him or her by the Board of Directors or the President. (b) The Treasurer shall be responsible for maintaining the accounting records and statements, and shall properly account for all monies and obligations due the Corporation and all properties, assets, and liabilities of the Corporation. The Treasurer shall render to the Chairman of the Board or the President such periodic reports covering the results of operations of the Corporation as may be required by either of them or by law. (c) Each Assistant Treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the President, or the Treasurer. In case of the absence or disability of the Treasurer, the Assistant Treasurer designated by the President (or, in the absence of such designation, by the Treasurer) shall perform the duties and exercise the powers of the Treasurer. ARTICLE V STOCK Section 1. Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any 2 authorized officers of the Corporation certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. Section 2. Transfers. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of a certificate (if any) for the shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, provided such succession, assignment, or transfer is not prohibited by the Certificate of Incorporation, these Bylaws, applicable law, or contract. Thereupon, the Corporation shall issue a new certificate (if requested) to the person entitled thereto, cancel the old certificate (if any), and record the transaction upon its books. Section 3. Lost, Stolen, or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen, or destroyed shall make an affidavit or an affirmation of that fact, and shall give the Corporation a bond of indemnity in satisfactory form and with one or more satisfactory sureties, whereupon a 6 new certificate (if requested) may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen, or destroyed. Section 4. Record Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares as the person entitled to exercise the rights of a stockholder and shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the General Corporation Law of the State of Delaware. Section 5. Additional Powers of the Board. (a) In addition to those powers set forth in Section 2 of Article III, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation, including the use of uncertificated shares of stock subject to the provisions of the General Corporation Law of the State of Delaware. (b) The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers. ARTICLE VI INDEMNIFICATION The Corporation shall indemnify, to the extent permitted by applicable law, any person made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or serves or served at the request of the Corporation as a director or officer of any other enterprise or in a comparable role at such enterprise. Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by any such person in connection with any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The right to indemnification and reimbursement conferred in this bylaw shall be a contract between the corporation and each person who is covered by this bylaw, and any repeal or modification of this bylaw shall not adversely affect any right or protection hereunder of any person who is covered by this bylaw in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification. Notwithstanding the foregoing provisions of this bylaw, any right or protection provided hereunder shall be deemed to vest at the time that the act or omission occurred, irrespective of when and whether a proceeding challenging such act or omission is first threatened or commenced. The rights provided hereunder shall inure to the benefit of any person who is covered by this bylaw and such person’s heirs, executors and administrators. For purposes of this bylaw, the term “Corporation” shall include any predecessor of the corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; service “at the request of the Corporation” shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation. 7

ARTICLE VII MISCELLANEOUS Section 1. Place and Inspection of Books. (a) The books of the Corporation other than such books as are required by law to be kept within the State of Delaware shall be kept in such place or places either within or without the State of Delaware as the Board of Directors may from time to time determine. (b) The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1(b) of Article VII or to vote in person or by proxy at any meeting of stockholders. (c) The Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may be by law specifically open to inspection or as otherwise provided by these Bylaws) or any of them shall be open to the inspection of the stockholders and the stockholders’ rights in respect thereof. Section 2. Waivers of Notice. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice. Section 3. Voting Shares in Other Corporations. The President or any other officer of the Corporation designated by the Board of Directors may vote any and all shares held by the Corporation in any other corporation. Section 4. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine. Section 5. Gender/Number. As used in these Bylaws, the masculine, feminine, or neuter gender, and the singular and plural number, shall each include the other whenever the context so indicates. Section 6. Paragraph Titles. The titles of the paragraphs have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof. 8

Section 7. Amendment. These Bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors or by the stockholders of the Corporation. Section 8. Certificate of Incorporation. Notwithstanding anything to the contrary contained herein, if any provision contained in these Bylaws is inconsistent with or conflicts with a provision of the Certificate of Incorporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation. 9

EXHIBIT E FORM OF JOINDER AND RELEASE Exhibit E-1

JOINDER AND RELEASE AGREEMENT This JOINDER AND RELEASE AGREEMENT (“Agreement”) is entered into as of October 23, 2018, by and between NeoGenomics Laboratories, Inc., a Florida corporation (“Parent”), and the undersigned holder (“Stockholder”) of the capital stock of Genesis Acquisition Holdings Corp., a Delaware corporation (the “Company”). RECITALS A. Parent, Genesis Acquisition Holdings Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), the Company and Ampersand 2014 Limited Partnership, a Delaware limited partnership, as Stockholders’ Representative (the “Representative”) are entering into an Agreement and Plan of Merger of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Merger Agreement”), which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement. B. Stockholder is a holder of capital stock (the “Company Shares”) of the Company and as such will benefit from the Merger and the other transactions contemplated by the Merger Agreement. At the Closing, Stockholder will receive consideration through the Merger Agreement and this Agreement and this Agreement is ancillary to the Merger Agreement, which for the avoidance of doubt Parent and Stockholder agree is enforceable in accordance with the terms hereof. C. As a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Stockholder has agreed to enter into this Agreement to acknowledge and agree to be bound by certain terms of the Merger Agreement. D. Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and cause the Merger to be consummated. 1. JOINDER; INDEMNIFICATION OBLIGATIONS; REPRESENTATIVE Stockholder understands, agrees to and acknowledges the following: a. Stockholder acknowledges and agrees that, upon the Closing, Stockholder will be an Indemnifying Fund Stockholder and Company Stockholder pursuant to and in accordance with the Merger Agreement and hereby agrees, after the Closing, to honor and comply with all obligations of an Indemnifying Fund Stockholder and Company Stockholder to indemnify, defend and hold harmless the Parent Indemnified Parties in accordance with Article VIII of the Merger Agreement, and subject to the limitations set forth therein, as if Stockholder was a signatory and original party thereto. b. Without limiting the generality of the provisions of Section 1(a) above, following the Effective Time, Stockholder agrees to be bound by the indemnification obligations of Stockholder, as an Indemnifying Fund Stockholder and Company Stockholder, as set forth in Article VIII of the Merger Agreement, as if Stockholder was a signatory and original party thereto, providing that from and after the Effective Time, for the periods set forth in the Merger Agreement and subject to the limitations set forth in the Merger Agreement, Stockholder agrees to, severally (and not jointly) with the other Indemnifying Fund Stockholders and Company Stockholders, based upon Stockholder’s respective Pro Rata Percentage (except with respect to that portion of any claim that is partly or exclusively satisfied by recourse to the Escrow Fund and subject to the limitations set forth in Article VIII of the Merger

Agreement), indemnify the Parent Indemnified Parties against and hold them harmless from in respect of the matters and in the manner described in the Merger Agreement. c. Stockholder hereby represents that it has and will maintain the financial ability to meet such indemnity obligations. d. All of the representations, warranties, covenants and agreements of Stockholder set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and by the Merger Agreement (regardless of any investigation by or on behalf of the damaged party) and continue in full force and effect after the Closing Date until the expiration of the applicable statute of limitations. If any Parent Indemnified Party shall suffer, sustain or become subject to any damages in connection with a breach or inaccuracy by Stockholder of any representation, warranty, covenant or agreement of Stockholder in this Agreement, Stockholder will be liable for, and shall pay to the applicable Parent Indemnified Party (or its assigns or designees), the amount of any such damages attributable to such breach or inaccuracy. For the avoidance of doubt, in the absence of Fraud, Stockholder’s aggregate liability to the Parent Indemnified Parties under this Agreement (including under Section 1(f) below) and the Merger Agreement shall not exceed 100% of the amount of the Aggregate Consideration that Stockholder is entitled to receive pursuant to Sections 1.04 of the Merger Agreement (inclusive of Stockholder’s pro rata share of the Escrow Amount). e. Without limiting the generality of the provisions of Section 1(a) above, Stockholder agrees to be bound by the various provisions of Section 12.18 of the Merger Agreement regarding the Representative. Without limiting the foregoing sentence: (i) Stockholder agrees to the appointment of the Stockholders’ Representative in accordance with the provisions of Section 12.18(a) of the Merger Agreement. (ii) Stockholder acknowledges and agrees that the Stockholders’ Representative shall not have any fiduciary, agency or other duties to Stockholder and that the only obligations of the Stockholders’ Representative shall be as expressly set forth in the Merger Agreement and the Escrow Agreement. (iii) Stockholder acknowledges and agrees that each Parent Indemnified Party shall be entitled to rely on any document executed or purported to be executed on behalf of Stockholder by the Stockholders’ Representative, and on any other action taken or purported to be taken on behalf of Stockholder by the Stockholders’ Representative, including any payment made to, or at the request or instruction of, the Stockholders’ Representative on behalf of Stockholder. (iv) Stockholder irrevocably constitutes the Stockholders’ Representative as Stockholder’s true and lawful attorney-in-fact with respect to any and all of the rights and obligations of the Stockholders’ Representative set forth in the Merger Agreement. (v) Stockholder agrees to indemnify the Stockholders’ Representative against any loss, liability or expense incurred without fraud, gross negligence or bad faith on the part of the Stockholders’ Representative and arising out of in connection with the administration of its duties pursuant to the Merger Agreement or the Escrow Agreement. f. Notwithstanding anything to the contrary herein, Stockholder hereby agrees that with respect to any claim for indemnification or any payment obligation for which Stockholder is liable or could be liable hereunder or pursuant to Article VIII of the Merger Agreement, Stockholder will not be entitled to seek indemnification, contribution or reimbursement from Parent, the Company or their respective Affiliates, whether pursuant to the Company’s restated certificate of incorporation, as 2 amended, bylaws, or other organizational documents, or otherwise; provided, that, the foregoing shall not change the indemnification obligations under this Agreement. g. Stockholder hereby irrevocably and unconditionally waives and agrees not to exercise any rights of appraisal or any dissenters’ rights that Stockholder may have (whether under Section 262 of the Delaware General Corporation law or other applicable law) or could potentially have or acquire in connection with the execution and delivery of the Merger Agreement or the consummation of the Merger. 2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER Stockholder hereby represents, warrants and covenants to Parent as follows: a. Stockholder is duly organized and validly existing, and, is in good standing, in each case under the laws of the jurisdiction of its formation. Stockholder has full power and legal capacity to execute and deliver this Agreement and to comply with and perform Stockholder’s obligations hereunder. The execution, delivery and performance of this Agreement has been duly authorized. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. b. The execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby and by the Merger Agreement, do not and will not (with or without notice or lapse of time or both) (i) conflict with or violate the organizational documents of Stockholder, if any, (ii) conflict with or violate any Laws applicable to Stockholder or by which any property or asset of Stockholder is bound or affected or (iii) constitute a breach or violation of or default under (with or without notice or lapse of time or both) any contract, agreement or other instrument binding upon Stockholder. c. Stockholder hereby acknowledges receipt of the Merger Agreement. Stockholder acknowledges that Stockholder has been provided a reasonable opportunity to review the Merger Agreement, to discuss the terms and conditions of the Merger Agreement and this Agreement with legal counsel, and to ask management and the board of directors of the Company questions with respect to the Merger Agreement, this Agreement and the transactions contemplated by the Merger Agreement and this Agreement. 3. RELEASE a. Subject to and effective as of the Closing, Stockholder, on behalf of itself and its successors, assigns, next-of-kin, representatives, administrators, executors, agents and any other person or entity claiming by, through, or under any of the foregoing, does hereby unconditionally and irrevocably release, waive and forever discharge each of Parent, Merger Sub, the Company and the Surviving Corporation (collectively, the “Released Parties”), and their respective Affiliates and each of their respective past, present and future directors, managers, officers, employees, agents, predecessors, successors, assigns, equityholders, subsidiaries, partners, joint venturers, attorneys, representatives and insurers, and all others connected with any of them, both individually and in their official capacities (collectively, the “Released Party Affiliates”), from any and all past, present and future disputes, claims, controversies, demands, damages, rights, obligations, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring (or any circumstances existing) on or prior to the Closing Date and arising out of or relating to Stockholder’s capacity as (A) a current or former stockholder or other equityholder of the Company (whether direct or indirect), (B) an officer, director, manager, employee or agent of the Company or any of its predecessors or Subsidiaries, or (C) a current or former trustee, director, officer, manager, employee or agent of any other entity in which capacity Stockholder is or was serving at the request of the Company (collectively, the “Released Claims”). Stockholder 3 understands that this is a full and final general release of all Released Claims, whether or not known, suspected or claimed, that could have been asserted in any action against any of the Released Parties or the Released Party Affiliates. Stockholder further acknowledges and agrees that this release will be governed by and enforced and interpreted in accordance with the laws of the State of Delaware, that if any portion of this release is held invalid by the final judgment of any court of competent jurisdiction, the remaining provisions of this release will remain in full force and effect as if such invalid provision had not been included in this release. In the event legal action is taken or commenced against Stockholder for the enforcement of any of the covenants, terms or conditions of this release, the non-prevailing party in such action, as finally determined in a final judgment by a court of competent jurisdiction, shall reimburse the prevailing party of all its fees, costs and expenses incurred in connection with such action, including reasonable attorneys’ fees, costs and expenses (including the fees and disbursements of investigators, consultants, expert witnesses, accountants and other professionals and all other amounts paid in investigation, defense, assertion or settlement of any of the foregoing) provided, that this Section 3(a) is not intended to affect, and shall not be deemed, a waiver, release or discharge of (i) the rights of Stockholder under the Merger Agreement or any of the other Transaction Documents, (ii) the obligations of Parent, Merger Sub or the Surviving Company under the Merger Agreement or any of the other Transaction Documents, (iii) the obligations of the Company to indemnify, defend and hold harmless the directors and officers of the Company and, if applicable, Stockholder, under the Merger Agreement, the certificate of incorporation and by-laws of the Company, any indemnification agreement set forth in the Disclosure Schedule and applicable Law, (iv) the obligations of Parent, the Surviving Company or the Company under any employment, consulting or similar agreement or (v) the obligations of any insurer under any insurance policy. b. Stockholder acknowledges that there is a possibility that subsequent to the date hereof, Stockholder may discover facts or claims which were unknown or unsuspected at the time this Agreement was executed, and which if known by Stockholder prior to the date hereof may have materially affected Stockholder’s decision to become bound by this Agreement. Stockholder acknowledges and agrees that by reason of this Agreement and the release contained in this Section 3 (the “Release”), Stockholder is assuming any risk of such unknown facts and such unknown and unsuspected claims. Stockholder expressly waives the benefit of any statute or rule of law, which, if applied to the Release, would otherwise exclude from its binding effect any claim not known by Stockholder on the date of this Agreement. c. Stockholder hereby irrevocably covenants to refrain from, directly or indirectly (through the Company or otherwise), asserting any claim or demand, or commencing, instituting or causing to be commenced, any claim or legal proceeding of any kind against any Released Party before any court, administrative agency or other forum by reason of any Released Claim. d. Stockholder represents to the Released Parties that he, she or it has not assigned or transferred or purported to assign or transfer to any Person all or any part of, or any interest in, any Released Claim. e. Stockholder acknowledges and agrees that the terms and provisions of this Section 3 have been a material inducement to the Released Parties to consummate the transactions contemplated by this Agreement and the Merger Agreement and that the Released Parties have relied and will rely upon this Section 3 in consummating such transactions. 4. MISCELLANEOUS a. Public Disclosure; Confidential Information. Neither Stockholder nor any of its Affiliates or representatives shall make any public release or public announcement concerning the Merger Agreement or the transactions contemplated thereby without the written prior consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that such 4 consent shall not be required to the extent any such release or announcement contains information previously disclosed by Parent. Notwithstanding the foregoing sentence, Stockholder or any of its Affiliates that is a private equity firm may provide information relating to the Merger Agreement and/or the Contemplated Transactions in connection with fundraising, marketing, informational, transactional or reporting activities at any time. b. Severability. If any provision or part of any provision of this Agreement, or the application of any such provision or part thereof to any person or set of circumstances, shall be determined to be invalid or unenforceable in any jurisdiction to any extent, then: (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable law so as to be valid and enforceable to the fullest possible extent; (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances or in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. c. Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered by an authorized representative of each of Parent and Stockholder. d. Assignment; Binding Effect; Third Party Rights. Neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by either party hereto without the prior written consent of the other party, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder’s heirs, estate, executors and personal representatives and Stockholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Stockholder acknowledges and agrees that each of the Parent Indemnified Parties, the Released Parties and the Released Party Affiliates are intended to be third party beneficiaries of, and shall be entitled to enforce, the provisions of this Agreement. e. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflict of law provisions thereof. f. Submission to Jurisdiction. Each of the parties irrevocably agrees that any action arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined first in the Court of Chancery in the State of Delaware (and any appellate court thereof) and to the extent such Court of Chancery (or appellate court thereof) lacks jurisdiction over the matter, the Federal courts of the United States of America located in the State of Delaware (or appellate court thereof located within such county), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action relating thereto except in the courts described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that 5

(A) the action in any such court is brought in an inconvenient forum, (B) the venue of such action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. g. Waiver. No failure on the part of Parent or any other of the Parent Indemnified Parties, the Released Parties and the Released Party Affiliates (collectively, the “Parent Parties”) to exercise any power, right, privilege or remedy of this Agreement, and no delay by Parent in exercising any power, right, privilege or remedy under this Agreement, will operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy. None of the Parent Parties will be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Parent Party; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given. h. Counterparts; Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in separate counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement. i. Interpretation. The use of the words “or”, “and/or”, “either” and “any” shall not be exclusive. j. Effectiveness. This Agreement shall become effective with respect to each party only upon (a) execution of the Merger Agreement by all parties thereto, and (b) execution by each party of this Agreement. This Agreement will terminate automatically and be of no further force or effect if the Merger Agreement terminates for any reason in accordance with its terms without the Closing having occurred. [Remainder of page intentionally left blank.] 6

IN WITNESS WHEREOF, the parties have caused this Joinder and Release Agreement to be executed as of the date first written above. NEOGENOMICS LABORATORIES, INC., a Florida corporation By: Name: Title: [Signatures Continue on Following Page.]

IN WITNESS WHEREOF, the parties have caused this Joinder and Release Agreement to be executed as of the date first written above. _____________________________________ (Print Name of Stockholder) _______________________________________ (Signature) Name: _________________________________ Title (if applicable): _______________________ Address: ________________________________________ ________________________________________

EXHIBIT F R&W INSURANCE POLICY The schedules and certain exhibits to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K under the Securities Act of 1933, as amended. NeoGenomics agrees to furnish as a supplement a copy of any omitted schedules or exhibits to the Merger Agreement to the Securities and Exchange Commission upon request, provided that NeoGenomics may request confidential treatment for any schedule or exhibit so furnished. Exhibit F-1